LOAN AGREEMENT


                  Dated as of January 29, 1996


                             among


                CIRCUS CIRCUS ENTERPRISES, INC.


                     THE BANKS HEREIN NAMED


  THE LONG-TERM CREDIT BANK OF JAPAN, LTD., LOS ANGELES AGENCY
             FIRST INTERSTATE BANK OF NEVADA, N.A.
                        SOCIETE GENERALE
               CREDIT LYONNAIS LOS ANGELES BRANCH
             CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                              and
               CANADIAN IMPERIAL BANK OF COMMERCE
                          as Co-Agents


                              and


    BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION,
                    as Administrative Agent







                       TABLE OF CONTENTS

                                                           Page

Article 1
                DEFINITIONS AND ACCOUNTING TERMS . . . . . .  1
     1.1  Defined Terms. . . . . . . . . . . . . . . . . . .  1
     1.2  Use of Defined Terms . . . . . . . . . . . . . . . 35
     1.3  Accounting Terms . . . . . . . . . . . . . . . . . 35
     1.4  Rounding . . . . . . . . . . . . . . . . . . . . . 36
     1.5  Exhibits and Schedules . . . . . . . . . . . . . . 36
     1.6  References to "Borrower and its Subsidiaries". . . 36
     1.7  Miscellaneous Terms. . . . . . . . . . . . . . . . 36

Article 2
                             LOANS . . . . . . . . . . . . . 37
     2.1  Committed Loans-General. . . . . . . . . . . . . . 37
     2.2  Alternate Base Rate Loans. . . . . . . . . . . . . 38
     2.3  Eurodollar Rate Loans. . . . . . . . . . . . . . . 38
     2.4  Letters of Credit. . . . . . . . . . . . . . . . . 39
     2.5  Competitive Advances . . . . . . . . . . . . . . . 43
     2.6  Swing Line . . . . . . . . . . . . . . . . . . . . 47
     2.7  Voluntary Reduction of Commitment. . . . . . . . . 50
     2.8  Automatic Reduction of Commitment. . . . . . . . . 50
     2.9  Optional Termination of Commitment . . . . . . . . 50
     2.10  Automatic Termination of Commitment . . . . . . . 50
     2.11  Administrative Agent's Right to Assume Funds
              Available for Advances . . . . . . . . . . . . 51
     2.12  Extension of the Reduction Date and the Maturity
              Date . . . . . . . . . . . . . . . . . . . . . 51

Article 3
                       PAYMENTS AND FEES . . . . . . . . . . 53
     3.1  Principal and Interest . . . . . . . . . . . . . . 53
     3.2  Arrangement Fee. . . . . . . . . . . . . . . . . . 55
     3.3  Upfront Fees . . . . . . . . . . . . . . . . . . . 55
     3.4  Commitment Fees. . . . . . . . . . . . . . . . . . 55
     3.5  Letter of Credit Fees. . . . . . . . . . . . . . . 55
     3.6  Agency Fees. . . . . . . . . . . . . . . . . . . . 56
     3.7  Increased Commitment Costs . . . . . . . . . . . . 56
     3.8  Eurodollar Costs and Related Matters . . . . . . . 56
     3.9  Late Payments. . . . . . . . . . . . . . . . . . . 60
     3.10  Computation of Interest and Fees. . . . . . . . . 61
     3.11  Non-Banking Days. . . . . . . . . . . . . . . . . 61
     3.12  Manner and Treatment of Payments. . . . . . . . . 61
     3.13  Funding Sources . . . . . . . . . . . . . . . . . 63
     3.14  Failure to Charge Not Subsequent Waiver . . . . . 63
     3.15  Administrative Agent's Right to Assume Payments
              Will be Made by Borrower . . . . . . . . . . . 63
     3.16  Fee Determination Detail. . . . . . . . . . . . . 63
     3.17  Survivability . . . . . . . . . . . . . . . . . . 63

Article 4
                 REPRESENTATIONS AND WARRANTIES. . . . . . . 65
     4.1  Existence and Qualification; Power; Compliance
              With Laws. . . . . . . . . . . . . . . . . . . 65
     4.2  Authority; Compliance With Other Agreements and
              Instruments and Government Regulations . . . . 65
     4.3  No Governmental Approvals Required . . . . . . . . 66
     4.4  Subsidiaries . . . . . . . . . . . . . . . . . . . 66
     4.5  Financial Statements . . . . . . . . . . . . . . . 67
     4.6  No Other Liabilities; No Material Adverse Effect . 68
     4.7  Title to Property. . . . . . . . . . . . . . . . . 68
     4.8  Intangible Assets. . . . . . . . . . . . . . . . . 68
     4.9  Public Utility Holding Company Act . . . . . . . . 68
     4.10  Litigation. . . . . . . . . . . . . . . . . . . . 69
     4.11  Binding Obligations . . . . . . . . . . . . . . . 69
     4.12  No Default. . . . . . . . . . . . . . . . . . . . 69
     4.13  ERISA . . . . . . . . . . . . . . . . . . . . . . 69
     4.14  Regulations G, T, U and X; Investment Company
              Act. . . . . . . . . . . . . . . . . . . . . . 70
     4.15  Disclosure. . . . . . . . . . . . . . . . . . . . 70
     4.16  Tax Liability . . . . . . . . . . . . . . . . . . 70
     4.17  Projections . . . . . . . . . . . . . . . . . . . 70
     4.18  Hazardous Materials.  . . . . . . . . . . . . . . 70
     4.19  Developed Properties. . . . . . . . . . . . . . . 71
     4.20  Gaming Laws . . . . . . . . . . . . . . . . . . . 71

                           Article 5
                     AFFIRMATIVE COVENANTS
                  (OTHER THAN INFORMATION AND
                    REPORTING REQUIREMENTS). . . . . . . . . 72
     5.1  Payment of Taxes and Other Potential Liens . . . . 72
     5.2  Preservation of Existence. . . . . . . . . . . . . 72
     5.3  Maintenance of Properties. . . . . . . . . . . . . 72
     5.4  Maintenance of Insurance . . . . . . . . . . . . . 73
     5.5  Compliance With Laws . . . . . . . . . . . . . . . 73
     5.6  Inspection Rights. . . . . . . . . . . . . . . . . 73
     5.7  Keeping of Records and Books of Account. . . . . . 73
     5.8  Compliance With Agreements . . . . . . . . . . . . 74
     5.9  Use of Proceeds. . . . . . . . . . . . . . . . . . 74
     5.10  New Significant Subsidiaries. . . . . . . . . . . 74
     5.11  Hazardous Materials Laws. . . . . . . . . . . . . 74

                           Article 6
                       NEGATIVE COVENANTS. . . . . . . . . . 75
     6.1  Prepayment of Indebtedness . . . . . . . . . . . . 75
     6.2  Payment of Subordinated Debt . . . . . . . . . . . 75
     6.3  Disposition of Property. . . . . . . . . . . . . . 75
     6.4  Mergers. . . . . . . . . . . . . . . . . . . . . . 76
     6.5  Hostile Tender Offers. . . . . . . . . . . . . . . 76
     6.6  Distributions. . . . . . . . . . . . . . . . . . . 77
     6.7  ERISA. . . . . . . . . . . . . . . . . . . . . . . 77
     6.8  Change in Nature of Business . . . . . . . . . . . 77
     6.9  Liens, Negative Pledges and Rights of Others . . . 77
     6.10  Indebtedness and Contingent Guaranties. . . . . . 79
     6.11  Transactions with Affiliates. . . . . . . . . . . 80
     6.12  Tangible Net Worth. . . . . . . . . . . . . . . . 80
     6.13  Interest Charge Coverage. . . . . . . . . . . . . 80
     6.14  Total Debt to EBITDA Ratio. . . . . . . . . . . . 81
     6.15  New Venture Capital Expenditures and Investments. 81
     6.16  Investments . . . . . . . . . . . . . . . . . . . 82
     6.17  Significant Subsidiaries. . . . . . . . . . . . . 83

                           Article 7
             INFORMATION AND REPORTING REQUIREMENTS. . . . . 84
     7.1  Financial and Business Information . . . . . . . . 84
     7.2  Compliance Certificates. . . . . . . . . . . . . . 87

                           Article 8
                           CONDITIONS. . . . . . . . . . . . 89
     8.1  Initial Advances, Etc. . . . . . . . . . . . . . . 89
     8.2  Any Increasing Advance, Etc. . . . . . . . . . . . 91
     8.3  Any Advance. . . . . . . . . . . . . . . . . . . . 92

                           Article 9
      EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT . 93
     9.1  Events of Default. . . . . . . . . . . . . . . . . 93
     9.2  Remedies Upon Event of Default . . . . . . . . . . 95

                           Article 10
                    THE ADMINISTRATIVE AGENT . . . . . . . . 98
     10.1  Appointment and Authorization . . . . . . . . . . 98
     10.2  Administrative Agent and Affiliates . . . . . . . 98
     10.3  Proportionate Interest in any Collateral. . . . . 98
     10.4  Banks' Credit Decisions . . . . . . . . . . . . . 99
     10.5  Action by Administrative Agent. . . . . . . . . . 99
     10.6  Liability of Administrative Agent . . . . . . . .100
     10.7  Indemnification . . . . . . . . . . . . . . . . .101
     10.8  Successor Administrative Agent. . . . . . . . . .102
     10.9  No Obligations of Borrower. . . . . . . . . . . .103

                           Article 11
                         MISCELLANEOUS . . . . . . . . . . .104
     11.1  Cumulative Remedies; No Waiver. . . . . . . . . .104
     11.2  Amendments; Consents. . . . . . . . . . . . . . .104
     11.3  Costs, Expenses and Taxes . . . . . . . . . . . .105
     11.4  Nature of Banks' Obligations. . . . . . . . . . .106
     11.5  Survival of Representations and Warranties. . . .106
     11.6  Notices . . . . . . . . . . . . . . . . . . . . .107
     11.7  Execution of Loan Documents . . . . . . . . . . .107
     11.8  Binding Effect; Assignment. . . . . . . . . . . .107
     11.9  Right of Setoff . . . . . . . . . . . . . . . . .110
     11.10  Sharing of Setoffs . . . . . . . . . . . . . . .110
     11.11  Indemnity by Borrower. . . . . . . . . . . . . .111
     11.12  Nonliability of the Banks. . . . . . . . . . . .112
     11.13  No Third Parties Benefited . . . . . . . . . . .113
     11.14  Confidentiality. . . . . . . . . . . . . . . . .114
     11.15  Removal of a Bank. . . . . . . . . . . . . . . .114
     11.16  Further Assurances . . . . . . . . . . . . . . .115
     11.17  Integration. . . . . . . . . . . . . . . . . . .115
     11.18  Governing Law. . . . . . . . . . . . . . . . . .116
     11.19  Severability of Provisions . . . . . . . . . . .116
     11.20  Headings . . . . . . . . . . . . . . . . . . . .116
     11.21  Time of the Essence. . . . . . . . . . . . . . .116
     11.22  Foreign Banks and Participants . . . . . . . . .116
     11.23  Hazardous Material Indemnity . . . . . . . . . .117
     11.24  Gaming Boards. . . . . . . . . . . . . . . . . .118
     11.25  Waiver of Right to Trial by Jury . . . . . . . .118
     11.26  Purported Oral Amendments. . . . . . . . . . . .119



  Exhibits

  A - Commitment Assignment and Acceptance
  B - Committed Advance Note
  C - Competitive Advance Note
  D - Competitive Bid
  E - Competitive Bid Request
  F - Compliance Certificate
  G-1-Opinion of Counsel
  G-2-Opinion of Counsel
  H - Request for Letter of Credit
  I - Request for Loan
  J - Subsidiary Guaranty



  Schedules

  1.1          Pro Rata Shares
  4.3          Governmental Approvals
  4.4          Significant Subsidiaries
  4.6          Liabilities and Contingent Liabilities
  4.7          Existing Liens, Negative Pledges and Rights of Others
  4.10         Litigation
  4.19         Developed Properties
  6.16         Existing Investments


                         LOAN AGREEMENT

                  Dated as of January 29, 1996

           This LOAN AGREEMENT ("Agreement") is entered into among Circus Circus Enterprises, Inc., a Nevada corporation ("Borrower"), Bank of America National Trust and Savings Association and each lender whose name is set forth on the signature pages of this Agreement and each lender which may hereafter become a party to this Agreement pursuant to
  Section 11.8 (collectively, the "Banks" and individually, a "Bank"), The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch and Credit Lyonnais Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents, and Bank of America National Trust and Savings Association, as Issuing Bank and Administrative Agent.

           In consideration of the mutual covenants and agree-ments herein contained, the parties hereto covenant and agree as follows:

                           Article 1
                DEFINITIONS AND ACCOUNTING TERMS


      1.1 Defined Terms. As used in this Agreement, the fol-lowing terms shall have the meanings set forth below:

           "Absolute Rate Bid" means a Competitive Bid to provide Competitive Advances on the basis of a fixed interest rate.

           "Administrative Agent" means Bank of America, when acting in its capacity as the Administrative Agent under any of the Loan Documents, or any successor Administrative Agent.

           "Administrative Agent's Office" means the
        Administrative Agent's address as set forth on the signature pages of this Agreement, or such other address as the Administrative Agent hereafter may designate by written notice to Borrower and the Banks.

           "Advance" means any advance made or to be made by any Bank to Borrower as provided in Article 2, and includes each Alternate Base Rate Advance, Eurodollar Rate Advance, Committed Advance, Swing Line Advance and Competitive Advance.

           "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and the correlative terms, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided that, in any event, any Person that owns, directly or indirectly, 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation that has more than 100 record holders of such securities, or 10% or more of the partnership or other ownership interests of any other Person that has more than 100 record holders of such interests, will be deemed to control such corporation or other Person.

           "Aggregate Effective Amount" means, as of any date of determination and with respect to all Letters of Credit then outstanding, the sum of (a) the aggregate undrawn face amounts of all such Letters of Credit, plus (b) the aggregate amounts paid by the Issuing Bank under any Letters of Credit for which the Issuing Bank has not been reimbursed and which are not the subject of Advances made pursuant to Section 2.4(e).

           "Agreement" means this Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

           "Alternate Base Rate" means, as of any date of determination, the rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of
        (a) the Reference Rate in effect on such date (calculated on the basis of a year of 365 or 366 days and the actual number of days elapsed) and (b) the Federal Funds Rate in effect on such date (calculated on the basis of a year of 360 days and the actual number of days elapsed) plus 1/2 of 1% (50 basis points).

           "Alternate Base Rate Advance" means a Committed
        Advance made hereunder and specified to be an Alternate
        Base Rate Advance in accordance with Article 2.

           "Alternate Base Rate Loan" means a Committed Loan made hereunder and specified to be an Alternate Base Rate
        Loan in accordance with Article 2.

           "Applicable Alternate Base Rate Margin" means, for each Pricing Period, the interest rate margin set forth below (expressed in basis points) opposite the Applicable
        Pricing Level for that Pricing Period:

                Pricing Level            Margin

                     I                      0
                    II                      0
                   III                      0
                    IV                      0
                     V                     37.50
                    VI                    100.00

           "Applicable Commitment Fee Rate" means, for each
        Pricing Period, the rate set forth in Column I below
        (expressed in basis points) opposite the Applicable
        Pricing Level for that Pricing Period:

           Pricing Level          Column I       Column II

                I                   15.00          20.00
               II                   18.75          20.00
              III                   22.50          25.00
               IV                   27.50          32.50
                V                   37.50          40.00
               VI                   50.00          50.00

      provided that for any period (whether the same consists of a Pricing Period or some other period) during which Borrower's aggregate principal Funded Debt (other than the Indebtedness evidenced by the Loan Documents, Subordinated Debt, Commercial Paper Debt and secured Indebtedness permitted by Section 6.9(c), 6.9(f) and 6.9(g)) is in excess of $300,000,000 the Applicable Commitment Fee Rate shall be the rate set forth in Column II above opposite the Applicable Pricing Level then in effect.

           "Applicable Eurodollar Rate Margin" means, for each
        Pricing Period, the interest rate margin set forth below
        (expressed in basis points) opposite the Applicable
        Pricing Level for that Pricing Period:

                Pricing Level             Margin

                     I                     37.50
                    II                     62.50
                   III                     75.00
                    IV                     90.00
                     V                    137.50
                    VI                    200.00

           "Applicable Letter of Credit Fee" means, for each Pricing Period, the per annum rate set forth as the interest rate margin in the definition of "Applicable Eurodollar Rate Margin" opposite the Applicable Pricing Level for that Pricing Period.

           "Applicable Pricing Level" means, for each Pricing Period, the pricing level set forth below opposite the pricing criteria achieved by Borrower as of the first day of that Pricing Period (and, if the Funded Debt Ratio and the Applicable Rating are at different pricing levels, then the pricing level which yields the lowest Applicable Alternate Base Rate Margin, Applicable Eurodollar Margin, and Applicable Commitment Fee Rate to Borrower):

      Pricing Level             Pricing Criteria


                        Funded                Applicable
                        Debt Ratio            Rating


             I
                      Less than 0.75 to
                      1.00
                                              At least
                                              A or A2

            II
                     Equal to or
                     greater than 0.75
                     to 1.00 but less
                     than 1.25 to 1.00
                                              A- or A3

           III
                     Equal to or
                     greater than 1.25
                     to 1.00 but less
                     than 1.75 to 1.00
                                              BBB or
                                              Baa2

           IV
                    Equal to or
                    greater than 1.75
                    to 1.00 but less
                    than 2.25 to 1.00
                                              BBB- or
                                              Baa3

           V
                    Equal to or
                    greater than 2.25
                    to 1.00 but less
                    than 2.75 to 1.00
                                              BB+ or
                                              Ba1

          VI
                   Equal to or
                   greater than 2.75
                   to 1.00
                                              BB or Ba2
                                              or below


                     "Applicable Rating" means, as of each date of
                  determination, the most creditworthy rating, actual or implicit, assigned to (i) senior unsecured Indebtedness of Borrower by S&P, (ii) senior unsecured Indebtedness of Borrower by Moody's or (iii) in the event such a rating is issued, the bank debt rating assigned to the Indebtedness evidenced by this Agreement by Moody's or S&P, whichever is higher.

           "Arranger" means BA Securities, Inc. The Arranger shall have no obligations under this Agreement or the other Loan Documents.

           "Atlantic City" means Borrower's proposed development of a resort casino/hotel on the "H-Tract" in Atlantic City, New Jersey, whether of the entire parcel or any portion thereof and whether by itself, through a Subsidiary, or by means of a New Venture Investment.

            "Available Cash Flow" means, for any fiscal period, the sum of (a) EBITDA for that period, minus (b) federal and state taxes on or measured by income for that period payable in cash by Borrower and its Restricted Subsidia-ries during that period, minus (c) Maintenance Capital Expenditures made during that period and minus (d) to the extent that the same exceed $300,000,000 during the term of this Agreement (plus for each year for which the term of this Agreement is extended pursuant to Section 2.12, an additional $60,000,000) all Distributions made by Borrower and its Restricted Subsidiaries during that period to Persons other than Borrower or its Restricted Subsidiaries.

           "Average Daily Funded Debt" means, as of any date of determination, the average daily principal amount outstanding of all Funded Debt of Borrower and its Restricted Subsidiaries for the 30 consecutive day period ending on such date.

           "Average Daily Total Debt" means, as of any date of determination, the average daily principal amount outstanding of all Total Debt of Borrower and its Restricted Subsidiaries for the 30 consecutive day period ending on such date.

           "Bank of America" means Bank of America National
        Trust and Savings Association, its successors and assigns.

           "Banking Day" means any Monday, Tuesday, Wednesday,
        Thursday or Friday, other than a day on which banks are authorized or required to be closed in California, Nevada or New York.

           "Base Net Worth" means $782,099,000.

           "Borrower" means Circus Circus Enterprises, Inc., a
        Nevada corporation, and its permitted successors and assigns.

           "Capital Expenditure" means any expenditure that is considered a capital expenditure under Generally Accepted Accounting Principles, including any (a) amount which is required to be treated as an asset subject to a Capital Lease Obligation, and (b) (whether or not so considered) the amount of any Investment resulting from the acquisition by Borrower or any of its Restricted Subsidiaries of all or a portion of another Person's ownership interest in a New Venture Entity pursuant to an obligation or right of such Person to sell, or an obligation or right of Borrower or any of its Restricted Subsidiaries to purchase, such ownership interest.

           "Capital Lease Obligations" means all monetary obligations of a Person under any leasing or similar arrangement which, in accordance with Generally Accepted
        Accounting Principles, is classified as a capital lease.

           "Cash" means, when used in connection with any Person, all monetary and non-monetary items owned by that Person that are treated as cash in accordance with Generally Accepted Accounting Principles, consistently applied.

           "Cash Equivalents" means, when used in connection with any Person, that Person's Investments in:

                (a) Government Securities due within one year after the date of the making of the Investment;

                (b) readily marketable direct obligations of any State of the United States of America given on the date of such Investment a credit rating of at least Aa by Moody's Investors Service, Inc. or AA by S&P, in each case due within one year from the making of the Investment;

                (c)  certificates of deposit issued by, bank
             deposits in, Eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any bank incorporated under the Laws of the United States of America or any State thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least $250,000,000, or total assets of at least $5,000,000,000, in each case due within one year after the date of the making of the Investment;

                (d)  certificates of deposit issued by, bank
             deposits in, Eurodollar deposits through, bankers' acceptances of, and repurchase agreements covering Government Securities executed by, any branch or office located in the United States of America of a bank incorporated under the Laws of any jurisdiction outside the United States of America having on the date of such Investment combined capital, surplus and undivided profits of at least $500,000,000, or total assets of at least $15,000,000,000 in each case due within one year after the date of the making of the Investment;

                (e) repurchase agreements covering Government Securities executed by a broker or dealer registered under Section 15(b) of the Securities Exchange Act of 1934 having on the date of the Investment capital of at least $100,000,000, due within 30 days after the date of the making of the Investment; provided that the maker of the Investment receives written confir-mation of the transfer to it of record ownership of the Government Securities on the books of a "primary dealer" in such Government Securities on the books of such registered broker or dealer, as soon as practicable after the making of the Investment;

                (f) readily marketable commercial paper of cor-porations doing business in and incorporated under the Laws of the United States of America or any State thereof or of any corporation that is the holding company for a bank described in clauses (c) or (d) above given on the date of such Investment a credit rating of at least P-1 by Moody's or A-1 by S&P, in each case due within 90 days after the date of the making of the Investment;

                (g) "money market preferred stock" issued by a corporation incorporated under the Laws of the United States of America or any State thereof given on the date of such Investment a credit rating of at least Aa by Moody's and AA by S&P, in each case having an investment period not exceeding 50 days; provided that (i) the amount of all such Investments issued by the same issuer does not exceed $5,000,000 and
             (ii) the aggregate amount of all such Investments does not exceed $15,000,000; and

                (h) a readily redeemable "money market mutual fund" sponsored by a bank described in clauses (c) or
             (d) hereof, or a registered broker or dealer described in clause (e) hereof, that has and maintains an investment policy limiting its investments primarily to instruments of the types described in clauses (a) through (g) hereof and having on the date of such Investment total assets of at least $1,000,000,000.

           "Certificate of a Responsible Official" means a certificate signed by a Responsible Official of the Person providing the certificate.

           "Change in Control" means any transaction or series of related transactions (a) in which any Unrelated Person or two or more Unrelated Persons acting in concert acquire beneficial ownership (within the meaning of Rule 13d-3(a)(1) under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% or more of the Common Stock, (b) in which any such Unrelated Person or Unrelated Persons acting in concert acquire beneficial ownership of 20% or more of the Common Stock subsequent to the Closing Date and (i) at the first election for the board of directors of Borrower subsequent to such acquisition, individuals who prior to such election were directors of Borrower cease for any reason (other than death, incapacity or disqualification under any Gaming Law) to constitute 50% or more of the board of directors of Borrower or (ii) if the terms of all directors of Borrower do not expire at the date of such first election, then at the second election for the board of directors of Borrower subsequent to such acquisition, individuals who prior to such first election were directors of Borrower cease for any reason (other than death, incapacity or disqualification under any Gaming
        Law) to constitute 50% or more of the board of directors of Borrower or (c) constituting a "change in control" or other similar occurrence under documentation evidencing or governing any Indebtedness of Borrower of $25,000,000 or more which results in an obligation of Borrower to prepay, purchase, offer to purchase, redeem or defease such Indebtedness.

           "Closing Date" means the time and Banking Day on which the conditions set forth in Section 8.1 are satisfied or waived. The Administrative Agent shall notify Borrower and the Banks of the date that is the Closing Date.

           "Co-Agents" means, collectively, The Long-Term Credit
        Bank of Japan, Ltd., Los Angeles Agency, First Interstate
        Bank of Nevada, N.A., Societe Generale, Credit Lyonnais
        Los Angeles Branch and Credit Lyonnais Cayman Island
        Branch and Canadian Imperial Bank of Commerce. No Co-Agent shall have any rights, duties or obligations under this Agreement or other Loan Documents by reason of its being a Co-Agent.

           "Code" means the Internal Revenue Code of 1986, as amended or replaced and as in effect from time to time.

           "Commercial Paper Debt" means unsecured Indebtedness of Borrower (with respect to which Restricted Subsidiaries of Borrower may be co-obligors or guarantors) evidenced by commercial paper notes bearing fixed interest rates and having maturities not in excess of 270 days from the date of their issuance.

           "Commitment" means, subject to Sections 2.7, 2.8, 2.9, 2.10, and 11.15, $1,500,000,000. As of the Closing
        Date, the respective Pro Rata Shares of the Banks with respect to the Commitment are set forth in Schedule 1.1.

           "Commitment Assignment and Acceptance" means a commitment assignment and acceptance substantially in the form of Exhibit A.

           "Committed Advance" means an Advance made to Borrower by any Bank in accordance with its Pro Rata Share pursuant to Section 2.1.

           "Committed Advance Note" means the promissory note made by Borrower to a Bank evidencing the Committed
        Advances under that Bank's Pro Rata Share, substantially in the form of Exhibit B, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or supplanted.

           "Committed Loans" means Loans that are comprised of Committed Advances.

           "Common Stock" means the common stock of Borrower or its successor by merger.

           "Competitive Advance" means an Advance made to Borrower by any Bank not determined by that Bank's Pro
        Rata Share pursuant to Section 2.5.

           "Competitive Advance Note" means (a) the promissory note made by Borrower in favor of a Bank to evidence the Competitive Advances made by that Bank substantially in the form of Exhibit C, and (b) any promissory note made by Borrower in favor of a Bank to evidence a Foreign Currency Advance made by that Bank pursuant to Section 2.5 and delivered by Borrower to that Bank pursuant to
        Section 2.5(o), in each case, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed or extended.

           "Competitive Bid" means (a) a written bid to provide a Competitive Advance substantially in the form of Exhibit D, signed by a Responsible Official of a Bank and properly completed to provide all information required to be included therein or (b), at the election of any Bank, a telephonic bid by that Bank to provide a Competitive Advance which, if so made, shall be made by a Responsible Official of that Bank and deemed to have been made incorporating the substance of Exhibit D, and shall promptly be confirmed by a written Competitive Bid.

           "Competitive Bid Request" means (a) a written request submitted by Borrower to the Administrative Agent to provide a Competitive Bid, substantially in the form of Exhibit E, signed by a Responsible Official of Borrower and properly completed to provide all information required to be included therein or (b), at the election of Borrower, a telephonic request by Borrower to the Administrative Agent to provide a Competitive Bid which, if so made, shall be made by a Responsible Official of Borrower and deemed to have been made incorporating the substance of Exhibit E, and shall promptly be confirmed by a written Competitive Bid Request.

           "Completion Guaranty" means a Contingent Guaranty given by Borrower or a Restricted Subsidiary to a holder of Indebtedness of, or an obligee of, a New Venture Entity which obligates Borrower or the Restricted Subsidiary to cause the completion of construction of a New Venture and/or to provide funding for all or a portion of any construction cost overruns with respect thereto.

           "Compliance Certificate" means a certificate in the form of Exhibit F, properly completed and signed on behalf of Borrower by a Senior Officer of Borrower.

           "Contingent Guaranty" means, as to any Person, any
        (a) guarantee by that Person of Indebtedness of, or other obligation performable by, any other Person or (b) assur-ance given by that Person to an obligee of any other Person with respect to the performance of an obligation by, or the financial condition of, such other Person, whether direct, indirect or contingent, including any purchase or repurchase agreement covering such obligation or any collateral security therefor, any agreement to provide funds (by means of loans, capital contributions or otherwise) to such other Person, any agreement to support the solvency or level of any balance sheet item of such other Person or any "keep-well", "make-well" or other arrangement of whatever nature given for the purpose of assuring or holding harmless such obligee against loss with respect to any obligation of such other Person; provided, however, that the term Contingent Guaranty shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation (unless the Contingent Guaranty is limited by its terms to a lesser amount, in which case to the extent of such amount) or, if not stated or determin-able, the maximum reasonably anticipated liability in respect thereof as determined by the Person in good faith, provided that (y) the amount of any Contingent Guaranty consisting of a Completion Guaranty shall be deemed to be zero unless and until Borrower's independent auditors have quantified the amount of the exposure thereunder (and thereafter shall be deemed to be the amount so quantified from time to time), and (z) the amount of any Contingent Guaranty consisting of a "keep-well", "make well" or other similar arrangement shall be deemed to be zero unless and until Borrower is required to make any payment with respect thereto (and shall thereafter be deemed to be the amount required to be paid).

           "Contractual Obligation" means, as to any Person, any provision of any outstanding security issued by that Person or of any material agreement, instrument or under-taking to which that Person is a party or by which it or any of its Property is bound.

           "Creditors" means, collectively, the Administrative
        Agent, the Issuing Bank, the Swing Line Bank, each Bank and, where the context requires, any one or more of them.

           "Debtor Relief Laws" means the Bankruptcy Code of the United States of America, as amended from time to time, and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws from time to time in effect affecting the rights of creditors generally.

           "Default" means any event that, with the giving of any applicable notice or passage of time specified in
        Section 9.1, or both, would be an Event of Default.

           "Default Rate" means the interest rate prescribed in
        Section 3.9.

           "Designated Deposit Account" means a deposit account to be maintained by Borrower with Bank of America, as from time to time designated by Borrower by written notification to the Administrative Agent.

           "Designated Eurodollar Market" means, with respect to any Eurodollar Rate Loan, (a) the London Eurodollar Market, or (b) if prime banks in the London Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines that the London Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the London Eurodollar Market, the Cayman Islands Eurodollar Market or (c) if prime banks in the Cayman Islands Eurodollar Market are at the relevant time not accepting deposits of Dollars or if the Administrative Agent determines that the Cayman Islands Eurodollar Market does not represent at the relevant time the effective pricing to the Banks for deposits of Dollars in the Cayman Islands Eurodollar Market, such other Euro-dollar Market as may from time to time be selected by the Administrative Agent with the approval of Borrower and the Requisite Banks.

           "Developed Property" means, as of any date of determination, a casino, hotel, casino/hotel, resort, casino/resort, riverboat/dockside casino, entertainment center or similar facility owned by Borrower or any of its Restricted Subsidiaries (or owned by a Person in which Borrower or any of its Restricted Subsidiaries holds an Investment) and which is at such date substantially complete and open for business.

           "Disposition" means the sale, transfer or other dis-position of any asset of Borrower or any of its Restricted Subsidiaries other than (i) inventory or other assets sold or otherwise disposed of in the ordinary course of busi-ness of Borrower or a Restricted Subsidiary,
        (ii) equipment or other assets sold or otherwise disposed of where substantially similar equipment or other similar assets in replacement thereof have theretofore been acquired, or thereafter within 90 days is acquired, by Borrower or a Restricted Subsidiary, and (iii) a disposition to Borrower or a Restricted Subsidiary.

           "Disqualified Stock" means any capital stock, warrants, options or other rights to acquire capital stock (but excluding any debt security which is convertible, or exchangeable, for capital stock), which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeem-able at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date; provided that the aforementioned interests shall not be Disqualified Stock if they are redeemable prior to the Maturity Date only if the board of directors of Borrower determines in its judgment that as a result of a holder or beneficial owner owning such interests (i) Borrower or a Subsidiary of Borrower has lost or may lose any license or franchise from any Gaming Board held by Borrower or any Subsidiary of Borrower necessary to conduct any portion of the business of Borrower or such Subsidiary of Borrower or
        (ii) any Gaming Board has taken or may take action to materially restrict or impair the operations of Borrower or its Subsidiaries, which license, franchise or action is conditioned upon some or all of the holders or beneficial owners of such interests being licensed or found qualified or suitable to own such interests.

           "Distribution" means, with respect to any shares of capital stock or any warrant or option to purchase an equity security or other equity security issued by a Person, (i) the retirement, redemption, purchase, or other acquisition for Cash or for Property by such Person of any such security, (ii) the declaration or (without duplica-tion) payment by such Person of any dividend in Cash or in Property on or with respect to any such security,
        (iii) any Investment by such Person in the holder of 5% or more of any such security if a purpose of such Investment is to avoid characterization of the transaction as a Distribution and (iv) any other payment in cash or Property by such Person constituting a distribution under applicable Laws with respect to such security.

           "Dollars" or "$" means United States dollars.

           "EBITDA" means, for any fiscal period, the sum of
        (a) Net Income for that period, plus (b) any extraordinary loss reflected in such Net Income, minus (c) any extra-ordinary gain reflected in such Net Income, plus
        (d) depreciation, amortization and all other non-cash expenses for that period, plus (e) Interest Expense for that period, plus (f) the aggregate amount of federal and state taxes on or measured by income for that period
        (whether or not payable during that period), minus (g) Net Income recognized by any Subsidiary which is not a Restricted Subsidiary but not received by Borrower or its Restricted Subsidiaries in Cash, in each case as determined in accordance with Generally Accepted
        Accounting Principles and, in the case of items (d), (e) and (f), only to the extent deducted in the determination of Net Income for that period, provided that EBITDA shall in any event (y) include interest and other amounts received by Borrower and its Restricted Subsidiaries in Cash with respect to Investments, and (z) exclude pre-opening expenses reasonably determined by Borrower in a manner consistent with the past accounting practices of Borrower.

           "Eligible Assignee" means (a) another Bank, (b) with respect to any Bank, any Affiliate of that Bank and
        (c) any commercial bank having a combined capital and surplus of $100,000,000 or more that is (i) organized under the Laws of the United States of America or any State thereof or (ii) organized under the Laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of such a country, provided that (A) such bank is acting through a branch or agency located in the United States of America and (B) is otherwise exempt from with-holding of tax on interest and delivers Form 1001 or Form 4224 pursuant to Section 11.22 at the time of any assignment pursuant to Section 11.8.

           "ERISA" means the Employee Retirement Income Security
        Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

           "Eurodollar Banking Day" means any Banking Day on which dealings in Dollar deposits are conducted by and among banks in the Designated Eurodollar Market.

           "Eurodollar Base Rate" means, with respect to any Eurodollar Rate Loan, the average of the interest rates per annum (rounded upward, if necessary, to the next 1/16 of 1%) at which deposits in Dollars are offered by the Eurodollar Reference Banks to prime banks in the Desig-nated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of the Advances made by the Eurodollar Reference Banks with respect to such Eurodollar Rate Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period. The determination of the Eurodollar Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

           "Eurodollar Lending Office" means, as to each Bank, its office or branch so designated by written notice to Borrower and the Administrative Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office is designated by a Bank, its Eurodollar Lending Office shall be its office at its address for purposes of notices hereunder.

           "Eurodollar Margin Bid" means a Competitive Bid to provide a Competitive Advance on the basis of a margin over the Eurodollar Base Rate.

           "Eurodollar Market" means a regular established market located outside the United States of America by and among banks for the solicitation, offer and acceptance of Dollar deposits in such banks.

           "Eurodollar Obligations" means eurocurrency liabil-ities, as defined in Regulation D.

           "Eurodollar Period" means, as to each Eurodollar Rate Loan, the period commencing on the date specified by Borrower pursuant to Section 2.1(b) and ending 1, 2, 3 or 6 months (or, with the written consent of all of the Banks, any other period) thereafter, as specified by Borrower in the applicable Request for Loan; provided that:

                (a)  The first day of any Eurodollar Period
             shall be a Eurodollar Banking Day;

                (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day;

                (c) No Eurodollar Period shall extend beyond the Reduction Date if, giving effect thereto, the aggregate principal amount of the outstanding Eurodollar Loans having Eurodollar Periods ending after the Reduction Date plus the aggregate principal amount of the outstanding Competitive Advances having maturities after the Reduction Date, plus the Aggregate Effective Amount of all Letters of Credit expiring after the Reduction Date would exceed the Commitment (as reduced on the Reduction Date); and

                (d) No Eurodollar Period shall extend beyond the Maturity Date.

           "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan and any Competitive Advance based on a margin over the Eurodollar Rate, an interest rate per annum (rounded upward, if necessary, to the nearest 1/16 of one percent) determined pursuant to the following formula:

           Eurodollar     Eurodollar Base Rate
             Rate    =    1.00 - Eurodollar Reserve
                                 Percentage

           "Eurodollar Rate Advance" means a Committed Advance made hereunder and specified to be a Eurodollar Rate
        Advance in accordance with Article 2.

           "Eurodollar Rate Loan" means a Committed Loan made hereunder and specified to be a Eurodollar Rate Loan in accordance with Article 2.

           "Eurodollar Reference Banks" means, collectively,
        Bank of America and Canadian Imperial Bank of Commerce.

           "Eurodollar Reserve Percentage" means, with respect to any Eurodollar Rate Loan, the maximum reserve percent-age (expressed as a decimal, rounded upward to the nearest 1/100th of 1%) in effect on the date the Eurodollar Base Rate for that Eurodollar Rate Loan is determined (whether or not applicable to any Bank) under regulations issued from time to time by the Federal Reserve Board for deter-mining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve require-
        ment) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities") having a term comparable to the Eurodollar Period for such Eurodollar Rate Loan. The determination by the Administrative Agent of any applicable Eurodollar Reserve Percentage shall be conclusive in the absence of manifest error.

           "Event of Default" shall have the meaning provided in
        Section 9.1.

           "Existing Subordinated Debt" means, collectively,
        Borrower's (a) 10 5/8% Senior Subordinated Notes due 1997,
        (b) 6 3/4% Senior Subordinated Notes due 2003 and
        (c) 7 5/8% Senior Subordinated Debentures due 2013.

           "Existing Syndicated Credit Facilities" means, collectively, (a) that certain Revolving Loan Agreement dated as of September 30, 1993, as amended, among Borrower, Bank of America, as Managing Agent, and the banks therein named, (b) that certain Reducing Revolving Loan Agreement dated as of September 30, 1993, as amended, among Borrower, Bank of America, as Managing Agent, and the banks therein named, and (c) that certain Amended and Restated Reducing Revolving Credit Agreement, as amended, among Goldstrike Finance Company, Inc., the banks therein named, and First Interstate Bank of Nevada, N.A., as Agent Bank.

           "Federal Funds Rate" means, as of any date of deter-mination, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publica-tion, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such date opposite the caption "Federal Funds (Effective)". If for any rele-vant date such rate is not yet published in H.15(519), the rate for such date will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any succes-sor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such date under the caption "Federal Funds Effective Rate". If on any relevant date the appropriate rate for such date is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such date will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that date by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent. For purposes of this Agreement, any change in the Alternate Base Rate due to a change in the Federal Funds Rate shall be effective as of the opening of business on the effective date of such change.

           "Fiscal Quarter" means the fiscal quarter of Borrower consisting of a three month fiscal period ending on each April 30, July 31, October 31 and January 31.

           "Fiscal Year" means the fiscal year of Borrower consisting of a twelve month fiscal period ending on each January 31.

           "Foreign Currency Advance" means a Competitive
        Advance made in a currency other than Dollars.

           "Foreign Currency Base Rate" means, with respect to any Foreign Currency Advance, the average of the interest rates per annum (rounded upward, if necessary, to the next 1/16 of 1%) at which deposits in the applicable foreign currency are offered by the Eurodollar Reference Banks to prime banks in the Designated Eurodollar Market at or about 11:00 a.m. local time in the Designated Eurodollar Market, two (2) Eurodollar Banking Days before the date of the Foreign Currency Advance in an aggregate amount approximately equal to the amount of the Foreign Currency Advance and for a period of time comparable to the number of days to the maturity of the Foreign Currency Advance. The determination of the Foreign Currency Base Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

           "Foreign Currency Equivalent" means, as of any date of determination, the equivalent amount in Dollars of a Foreign Currency Advance using the currency exchange rate quoted as the spot rate for the purchase by Bank of America of such currency through its FX Trading Office at approximately 8:00 a.m., California local time, on the date which is two Business Days prior to the date on which the foreign exchange computation is to be made.

           "Foreign Currency Margin Bid" means a Competitive Bid to provide a Foreign Currency Advance on the basis of a margin over the Foreign Currency Base Rate.

           "Funded Debt" means, as of any date of determination, the sum (without duplication) of (a) all principal Indebtedness of Borrower and its Restricted Subsidiaries for borrowed money (including debt securities issued by Borrower or any of its Restricted Subsidiaries) on that date, plus (b) the aggregate amount of all Capital Lease Obligations of Borrower and its Restricted Subsidiaries on that date, plus (c) obligations in respect of letters of credit or other similar instruments which support Indebtedness of the type described in clause (a) and Capital Lease Obligations, to the extent of the amount drawable under such letters of credit or similar instruments.

           "Funded Debt Ratio" means, as of any date of determination, the ratio of (a) Average Daily Funded Debt as of the last day of the then most recently ended Fiscal
        Quarter to (b) EBITDA for the four most recent Fiscal
        Quarters.

           "Gaming Board" means any Governmental Agency that holds regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Subsidiaries within its jurisdiction.

           "Gaming Laws" means all Laws pursuant to which any Gaming Board possesses regulatory, licensing or permit authority over gambling, gaming or casino activities conducted by Borrower and its Subsidiaries within its jurisdiction.

           "Generally Accepted Accounting Principles" means, as of any date of determination, accounting principles
        (a) set forth as generally accepted in then currently effective Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants,
        (b) set forth as generally accepted in then currently effective Statements of the Financial Accounting Standards Board or (c) that are then approved by such other entity as may be approved by a significant segment of the accounting profession in the United States of America.
        The term "consistently applied," as used in connection therewith, means that the accounting principles applied are consistent in all material respects to those applied at prior dates or for prior periods.

           "Government Securities" means readily marketable
        (a) direct full faith and credit obligations of the United States of America or obligations guaranteed by the full faith and credit of the United States of America and
        (b) obligations of an agency or instrumentality of, or corporation owned, controlled or sponsored by, the United States of America that are generally considered in the securities industry to be implicit obligations of the United States of America.

           "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or
        (c) any court or administrative tribunal.

           "Hazardous Materials" means substances defined as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 9601 et seq., or as hazardous, toxic or pollutant pursuant to the Hazardous Materials Transporta-tion Act, 49 U.S.C. 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901, et seq., the Hazardous Waste Control Law, California Health & Safety Code 25100, et seq., or in any other applicable Hazardous Materials Law, in each case as such Laws are amended from time to time.

           "Hazardous Materials Laws" means all federal, state or local laws, ordinances, rules or regulations governing the disposal of Hazardous Materials applicable to any of the Real Property.

           "Indebtedness" means, as to any Person (without duplication), (a) indebtedness of such Person for borrowed money or for the deferred purchase price of Property or services (excluding trade and other accounts payable and deferred payments under employment agreements in the ordinary course of business in accordance with customary trade terms), including any Contingent Guaranty for any such indebtedness, (b) indebtedness of such Person of the nature described in clause (a) that is non-recourse to the credit of such Person but is secured by assets of such Person, to the extent of the lesser of the amount of such indebtedness or the value of such assets, (c) Capital Lease Obligations of such Person, (d) indebtedness of such Person arising under acceptance facilities or under facilities for the discount of accounts receivable of such Person, (e) any direct or contingent obligations of such Person under letters of credit issued for the account of such Person, and (f) any obligations of such Person under a Swap Agreement.

           "Intangible Assets" means assets that are considered intangible assets under Generally Accepted Accounting Principles, including customer lists, goodwill, computer software, copyrights, trade names, trademarks and patents.

           "Interest Charges" means, as of the last day of any fiscal period, the sum of (a) Interest Expense of Borrower and its Subsidiaries for that fiscal period, plus (b) all interest incurred during that fiscal period which is capitalized under Generally Accepted Accounting Principles, provided that interest recorded (but not paid or payable) by Borrower or its Subsidiaries on their financial statements with respect to their share of any interest paid or payable by any New Venture Entity or other Person which is the owner or operator of a Developed Property which is a joint venture with another Person which is not properly consolidated with Borrower under Generally Accepted Accounting Principles shall be excluded from Interest Charges.

           "Interest Charge Coverage" means, as of the last day of each Fiscal Quarter (including the last day of a Fiscal Quarter which is also the last day of a Fiscal Year), the ratio of (a) Available Cash Flow for the fiscal period consisting of that Fiscal Quarter and the three immediately preceding Fiscal Quarters to (b) Interest Charges of Borrower and its Restricted Subsidiaries during the same fiscal period.

           "Interest Differential" means, with respect to any prepayment of a Eurodollar Rate Loan on a day prior to the last day of the applicable Eurodollar Period and with respect to any failure to borrow a Eurodollar Rate Loan on the date or in the amount specified in any Request for Loan, (a) the per annum interest rate payable pursuant to
        Section 3.1(c) with respect to the Eurodollar Rate Loan minus (b) the Eurodollar Rate on, or as near as practicable to the date of the prepayment or failure to borrow for, a Eurodollar Rate Loan commencing on such date and ending on the last day of the Eurodollar Period of the Eurodollar Rate Loan so prepaid or which would have been borrowed on such date.

           "Interest Expense" means, as of the last day of any fiscal period, the sum of (a) all interest, fees, charges and related expenses paid or payable (without duplication) for that fiscal period to a lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under Generally Accepted Accounting Principles, plus (b) the portion of rent paid or payable (without duplication) for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13.

           "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities of any other Person or by means of a loan, advance creating a debt, capital contribution, guaranty or other debt or equity participation or interest in any other Person, including any partnership and joint venture interests of such Person. The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

           "Issuing Bank" means, subject to Section 10.8, Bank of America, when acting in its capacity as Issuing Bank under any of the Loan Documents, or any successor Issuing
        Bank.

           "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

           "Letter of Credit" means any letter of credit issued by the Issuing Bank pursuant to Section 2.4, either as originally issued or as the same may from time to time be supplemented, modified, amended, renewed or extended in accordance with the terms hereof.

           "License Revocation" means the revocation, failure to renew or suspension of, or the appointment of a receiver, supervisor or similar official with respect to, any casino, gambling or gaming license issued by any Gaming Board covering any casino or gaming facility of Borrower and its Restricted Subsidiaries.

           "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment for security, security interest, encumbrance, lien or charge of any kind, whether volun-tarily incurred or arising by operation of Law or other-wise, affecting any Property, including any agreement to grant any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a security interest, and/or the filing of or agreement to give any financing statement (other than a precautionary financing statement with respect to a lease that is not in the nature of a security interest) under the Uniform Commercial Code or comparable Law of any jurisdiction with respect to any Property.

           "Loan" means the aggregate of the Advances made at any one time by the Banks pursuant to Article 2.

           "Loan Documents" means, collectively, this Agreement, the Notes, the Subsidiary Guaranty, the Swing Line Documents, any Request for Loan, any Competitive Bid Request, any Compliance Certificate and any other instruments, documents or agreements of any type or nature hereafter executed and delivered by Borrower or any of its Subsidiaries or Affiliates to the Administrative Agent or any other Creditor in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or supplanted.

           "Maintenance Capital Expenditure" means a Capital Expenditure for the maintenance, repair, restoration or refurbishment of any Developed Property of Borrower or any of its Restricted Subsidiaries, but excluding any Capital Expenditure which adds to or further improves such Developed Property.

           "Majority Banks" means (a) as of any date of determination if the Commitment is then in effect, Banks having a majority of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated, Banks holding a majority of the Outstanding Obligations.

           "Margin Stock" means "margin stock" as such term is defined in Regulation G or U.

           "Masterplan" means Borrower's proposed development of one or more resort casinos or resort hotels on real property owned by Borrower and its Subsidiaries located in Las Vegas, Nevada, and located adjacent to and southerly of the Luxor Hotel and Casino, whether by itself, through a Subsidiary or by means of a New Venture Investment in concert with any other Person.

           "Material Adverse Effect" means any set of circum-stances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of any Loan Document,
        (b) is or could reasonably be expected to be material and adverse to the condition (financial or otherwise), assets or business operations of Borrower and its Restricted Subsidiaries, taken as a whole, or (c) materially impairs or could reasonably be expected to materially impair the ability of Borrower and its Restricted Subsidiaries, taken as a whole, to perform the Obligations.

           "Maturity Date" means December 31, 2000, or such later anniversary thereof as may be established pursuant to Section 2.12.

           "Maximum Competitive Advance" means, with respect to any Competitive Bid made by a Bank, the amount set forth therein as the maximum Competitive Advance which that Bank is willing to make in response to the related Competitive Bid Request.

           "Monthly Payment Date" means the last day of each calendar month.

           "Moody's" means Moody's Investor Service, Inc., its successors and assigns.

           "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

           "Negative Pledge" means a Contractual Obligation that contains a covenant binding on Borrower or any of its Restricted Subsidiaries that prohibits Liens on any of its or their Property, other than (a) any such covenant contained in a Contractual Obligation granting a Lien permitted under Section 6.9 which affects only the Property that is the subject of such permitted Lien and
        (b) any such covenant that does not apply to Liens securing the Obligations.

           "Net Cash Proceeds" means Net Proceeds to the extent consisting of Cash or Cash Equivalents.

           "Net Income" means, with respect to any fiscal period, the consolidated net income of Borrower and its Subsidiaries for that period, determined in accordance with Generally Accepted Accounting Principles, consist-ently applied.

           "Net Proceeds" means, with respect to any Disposition, the gross sales proceeds received by Borrower and its Restricted Subsidiaries from such Disposition (including Cash, Property and the assumption by the purchaser of any liability of Borrower or its Restricted Subsidiaries) net of brokerage commissions, legal expenses and other transactional costs (excluding any tax on or measured by income with respect to such Disposition) payable by Borrower and its Restricted Subsidiaries with respect to such Disposition.

           "New Venture" means a casino, hotel, casino/hotel, resort, casino/resort, riverboat/dockside casino, entertainment center or similar facility (or any site or proposed site for any of the foregoing) owned or to be owned by Borrower or any of its Restricted Subsidiaries (or owned or to be owned by a Person in which Borrower, any of its Restricted Subsidiaries or a New Venture Entity owned directly or indirectly by Borrower or any of its Restricted Subsidiaries holds an Investment) and which is not at the Closing Date a Developed Property. Atlantic City and Masterplan are each New Ventures.

           "New Venture Capital Expenditure" means any Capital Expenditure of Borrower or any of its Restricted Subsidia-ries (a) with respect to a New Venture or (b) which adds to or further improves any Developed Property (including a New Venture that becomes a Developed Property subsequent to the Closing Date).

           "New Venture Entity" means the Person or Persons that directly own a New Venture, if such Person or Persons are neither Borrower nor a Restricted Subsidiary.

           "New Venture Investment" means any Investment by Borrower or any of its Restricted Subsidiaries in a New Venture Entity (and the derivative Investments owned by that New Venture Entity); provided that the acquisition by Borrower or any of its Restricted Subsidiaries of all or any portion of another Person's ownership interest in a New Venture Entity pursuant to an obligation or right of such Person to sell, or an obligation or right of Borrower or any of its Restricted Subsidiaries to purchase, such ownership interest, which obligation or right was created substantially concurrently with the acquisition of such ownership interest in the New Venture Entity, shall not be considered to be a New Venture Investment.

           "New Venture Investor" means, with respect to any New Venture Investment, whichever of Borrower or its Restricted Subsidiaries is the direct holder of such New
        Venture Investment.

           "Notes" means, collectively, the Committed Advance
        Notes and the Competitive Advance Notes.

           "Obligations" means all present and future obliga-tions of every kind or nature of Borrower or any Party at any time and from time to time owed to the Creditors or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues after the commencement of any proceeding under any Debtor Relief Law by or against Borrower or any Subsidiary or Affiliate of Borrower.

           "Opinions of Counsel" means the favorable written legal opinions of (a) Wolf, Block, Shorr and Solis-Cohen, and (b) Jones, Jones, Close & Brown, counsel to Borrower and its Restricted Subsidiaries, substantially in the form of Exhibits G-1 and G-2, respectively, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

           "Outstanding Obligations" means, as of each date of determination, and giving effect to the making of any such credit accommodations requested on that date, the sum of
        (i) the aggregate principal amount of the outstanding Committed Loans, plus (ii) the aggregate principal amount of the outstanding Competitive Advances, plus (iii) the Swing Line Outstandings, plus (iv) the Aggregate Effective Amount of all Letters of Credit.

           "Party" means any Person other than Creditors which now or hereafter is a party to any of the Loan Documents.

           "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

           "Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, which is subject to Title IV of ERISA and is maintained by Borrower or any of its Subsidiaries or to which Borrower or any of its Subsidiaries contributes or has an obligation to contribute.

           "Permitted Encumbrances" means:

                (a) Inchoate Liens incident to construction or maintenance of Real Property; or Liens incident to construction or maintenance of Real Property now or hereafter filed of record for which adequate reserves have been set aside (or deposits made pursuant to applicable Law) and which are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no such Real Property is subject to a material risk of loss or forfeiture;

                (b)  Liens for taxes and assessments on and
             similar charges with respect to Real Property which are not yet past due; or Liens for taxes and assessments on Real Property for which adequate reserves have been set aside and are being contested in good faith by appropriate proceedings and have not proceeded to judgment, provided that, by reason of nonpayment of the obligations secured by such Liens, no material Real Property is subject to a material risk of loss or forfeiture;

                (c)    defects and irregularities in title to
             any Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

                (d) easements, exceptions, reservations, or other agreements for the purpose of pipelines, conduits, cables, wire communication lines, power lines and substations, streets, trails, walkways, driveways, drainage, irrigation, water, and sewerage purposes, dikes, canals, ditches, the removal of oil, gas, coal, or other minerals, and other like purposes affecting Real Property, facilities, or equipment which in the aggregate do not materially burden or impair the fair market value or use of such Real Property for the purposes for which it is or may reasonably be expected to be held;

                (e)  easements, exceptions, reservations, or
             other agreements for the purpose of facilitating the joint or common use of property which in the aggregate do not materially burden or impair the fair market value or use of such property for the purposes for which it is or may reasonably be expected to be held;

                (f) rights reserved to or vested in any Govern-mental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, the use of any Real Property;

                (g) rights reserved to or vested in any Govern-mental Agency to control or regulate, or obligations or duties to any Governmental Agency with respect to, any right, power, franchise, grant, license, or permit;

                (h)  present or future zoning laws, building
             codes and ordinances, zoning restrictions, or other laws and ordinances restricting the occupancy, use, or enjoyment of Real Property;

                (i) statutory Liens, other than those described in clauses (a) or (b) above, arising in the ordinary course of business with respect to obligations which are not delinquent or are being contested in good faith, provided that, if delinquent, adequate reserves have been set aside with respect thereto and, by reason of nonpayment, no property is subject to a material risk of loss or forfeiture;

                (j)  covenants, conditions, and restrictions
             affecting the use of Real Property which in the aggregate do not materially impair the fair market value or use of the Real Property for the purposes for which it is or may reasonably be expected to be held;

                (k) rights of tenants under leases and rental agreements covering Real Property entered into in the ordinary course of business of the Person owning such Real Property;

                (l) Liens consisting of pledges or deposits to secure obligations under workers' compensation laws or similar legislation, including Liens of judgments thereunder which are not currently dischargeable;

                (m) Liens consisting of pledges or deposits of property to secure performance in connection with operating leases made in the ordinary course of business to which Borrower or a Subsidiary is a party as lessee, provided the aggregate value of all such pledges and deposits in connection with any such lease does not at any time exceed 20% of the annual fixed rentals payable under such lease;

                (n) Liens consisting of deposits of property to secure bids made with respect to, or performance of, contracts (other than contracts creating or evidenc-ing an extension of credit to the depositor) in the ordinary course of business;

                (o) Liens consisting of any right of offset, or statutory bankers' lien, on bank deposit accounts maintained in the ordinary course of business so long as such bank deposit accounts are not established or maintained for the purpose of providing such right of offset or bankers' lien;

                (p) Liens consisting of deposits of property to secure statutory obligations of Borrower or a Subsid-iary of Borrower in the ordinary course of its business;

                (q) Liens consisting of deposits of property to secure (or in lieu of) surety, appeal or customs bonds in proceedings to which Borrower or a Subsidiary of Borrower is a party in the ordinary course of its business;

                (r)  Liens created by or resulting from any
             litigation or legal proceeding involving Borrower or a Subsidiary of Borrower in the ordinary course of its business which is currently being contested in good faith by appropriate proceedings, provided that adequate reserves have been set aside and no material property is subject to a material risk of loss or forfeiture; and

                (s) other non-consensual Liens incurred in the ordinary course of business but not in connection with an extension of credit, which do not in the aggregate, when taken together with all other Liens, materially impair the value or use of the Property of Borrower and its Subsidiaries, taken as a whole.

           "Permitted Right of Others" means a Right of Others consisting of (i) an interest (other than a legal or equitable co-ownership interest, an option or right to acquire a legal or equitable co-ownership interest and any interest of a ground lessor under a ground lease), that does not materially impair the value or use of Property for the purposes for which it is or may reasonably be expected to be held, (ii) an option or right to acquire a Lien that would be a Permitted Encumbrance, (iii) the subordination of a lease or sublease in favor of a financing entity and (iv) a license, or similar right, of or to Intangible Assets granted in the ordinary course of business.

           "Person" means any entity, whether an individual, trustee, corporation, general partnership, limited part-nership, joint stock company, trust, estate, unincorpo-rated organization, business association, firm, joint venture, Governmental Agency, or otherwise.

           "Pricing Occurrence" means (a) with respect to any change in the Funded Debt Ratio which results in a change in the Applicable Pricing Level, the earlier of (i) the date upon which Borrower delivers the Compliance Certificate to the Administrative Agent reflecting such changed Funded Debt Ratio and (ii) the date upon which Borrower is required by Section 7.2 to deliver such Compliance Certificate and (b) with respect to any change in the Applicable Rating which results in a change in the Applicable Pricing Level, the date which is five (5) Banking Days after the Administrative Agent has received evidence reasonably satisfactory to it of such change.

           "Pricing Period" means (a) the period commencing on the Closing Date and ending on the first Pricing
        Occurrence to occur thereafter and (b) each subsequent period commencing on the date of a Pricing Occurrence and ending on the next Pricing Occurrence to occur.

           "Projections" means the financial projections contained in the November, 1995 Confidential Information
        Memorandum distributed to the Banks.

           "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

           "Pro Rata Share" means, with respect to each Bank, the percentage of the Commitment held by that Bank. The Pro Rata Share of each Bank as of the Closing Date is set forth opposite the name of that Bank on Schedule 1.1.

           "Quarterly Payment Date" means each October 31,
        January 31, April 30 and July 31.

           "Real Property" means, as of any date of determination, all real property then or theretofore owned, leased or occupied by Borrower or any of its Restricted Subsidiaries.

           "Reduction Date" means December 31, 1999 or such later anniversary thereof to which the Reduction Date may be extended in accordance with Section 2.12.

           "Reference Rate" means the rate of interest publicly announced from time to time by Bank of America in San Francisco, California, as its "reference rate" or the similar prime rate or reference rate announced by any successor Administrative Agent. Bank of America's reference rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the Reference Rate announced by Bank of America or any successor Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.

           "Regulation D" means Regulation D, as at any time amended, of the Board of Governors of the Federal Reserve
        System, or any other regulation in substance substituted therefor.

           "Regulations G, T, U and X" means Regulations G, T, U and X, as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulations in substance substituted therefor.

           "Request for Letter of Credit" means a written request for a Letter of Credit substantially in the form of Exhibit H, together with any forms of application for letter of credit required by the Issuing Bank, in each case signed by a Responsible Official of Borrower on behalf of Borrower and properly completed to provide all information required to be included therein.

           "Request for Loan" means a written request for a Loan substantially in the form of Exhibit I, signed by a Responsible Official of Borrower, on behalf of Borrower, and properly completed to provide all information required to be included therein.

           "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any Law, or judgment, award, decree, writ or determination of a Governmental Agency, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

           "Requisite Banks" means (a) as of any date of determination if the Commitment is then in effect, Banks having in the aggregate 66-2/3% or more of the Commitment then in effect and (b) as of any date of determination if the Commitment has then been terminated, Banks holding 66-2/3% of the Outstanding Obligations.

           "Responsible Official" means (a) when used with reference to a Person other than an individual, any cor-porate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate gene-ral partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof, and (b) when used with reference to a Person who is an individual, such Person. Any document or certificate hereunder that is signed or executed by a Responsible Official of another Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such other Person.

           "Restricted Subsidiary" means, as of any date of determination, any Subsidiary of Borrower (a) at least 80% of the capital stock or other ownership interests of which are owned on such date, directly or indirectly, by Borrower and (b) with respect to which neither Borrower nor any of its Restricted Subsidiaries has entered any shareholders' agreement, management agreement or other agreement which has the effect of delegating management control over such Subsidiary to a Person other than Borrower or a Restricted Subsidiary.

           "Right of Others" means, as to any Property in which a Person has an interest, any legal or equitable ownership right, title or other interest (other than a Lien) held by any other Person in that Property, and any option or right held by any other Person to acquire any such right, title or other interest in that Property, including any option or right to acquire a Lien; provided, however, that
        (a) any covenant restricting the use or disposition of Property of such Person contained in any Contractual Obligation of such Person, (b) any provision contained in a contract creating a right of payment or performance in favor of a Person that conditions, limits, restricts, diminishes, transfers or terminates such right, and (c) any residual rights held by a lessor or vendor of Property, shall not be deemed to constitute a Right of Others.

           "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., its successors and assigns.

           "Sale and Leaseback" means, with respect to any Person, the sale of Property owned by that Person (the "Seller") to another Person (the "Buyer"), together with the substantially concurrent leasing of such Property by the Buyer to the Seller.

           "Sale and Leaseback Obligation" means, with respect to any Sale and Leaseback and as of any date of determina-tion, the present value of the aggregate monetary obliga-tions of the lessee under the lease of the Property which is the subject of such Sale and Leaseback (discounted at the interest rate implicit in such lease, compounded semiannually) for the then remaining term of such lease (treating all extension options exercisable by the lessor as having been exercised, but deeming the lease terminated as of the earliest date upon which the lessee has the option to do so); provided that such monetary obligations shall exclude amounts payable in respect of maintenance, repairs, insurance, taxes, assessments, utilities and similar charges.

           "Senior Officer" means Borrower's (a) chief executive officer, (b) president, (c) chief financial officer, or
        (d) treasurer.

           "Significant Subsidiary" means, as of any date of determination, each Restricted Subsidiary that had on the last day of the Fiscal Quarter then most recently ended total assets (determined in accordance with Generally Accepted Accounting Principles) of $10,000,000 or more.

           "Special Eurodollar Circumstance" means the application or adoption after the date hereof of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Bank or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks.

           "Standby Letter of Credit" means each Letter of Credit other than any Letter of Credit which is a commercial Letter of Credit. The determination by the Issuing Bank of which Letters of Credit are Standby Letters of Credit shall be conclusive in the absence of manifest error.

           "Stockholders' Equity" means, as of any date of determination and with respect to any Person, the consoli-dated stockholders', partners' or members' equity of the Person as of that date determined in accordance with Generally Accepted Accounting Principles; provided that there shall be excluded from Stockholders' Equity any amount attributable to Disqualified Stock.

           "Subordinated Debt" means (a) the Existing
        Subordinated Debt and (b) any other Indebtedness of Borrower which is subordinated in right of payment to the Obligations pursuant to subordination provisions which are either (a) substantively no less favorable to the Banks than the subordination provisions of any Existing Subordinated Debt selected by Borrower, or (b) otherwise are acceptable to the Requisite Banks in the exercise of their sole discretion.

           "Subsidiary" means, as of any date of determination and with respect to any Person, any corporation or part-nership (whether or not, in either case, characterized as such or as a "joint venture"), whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time beneficially owned by such Person and/or one or more Subsidiaries of such Person, or (b) in the case of a partnership, of which a majority of the partner-ship or other ownership interests are at the time benefi-cially owned by such Person and/or one or more of its Subsidiaries.

           "Subsidiary Guaranty" means the continuing guaranty of the Obligations to be executed and delivered by the Significant Subsidiaries, in the form of Exhibit J, either as originally executed or as it may from time to time be supplemented, modified, amended, extended or supplanted. The Subsidiary Guaranty provides that any Significant Subsidiary which is sold, transferred or otherwise disposed of after the Closing Date in a transaction which does not violate this Agreement, that the Administrative Agent shall, promptly following request therefor by Borrower, release such Significant Subsidiary from the Subsidiary Guaranty.

           "Swap Agreement" means a written agreement between Borrower and one or more financial institutions providing for the "swap" of interest rate payment obligations with respect to any Indebtedness.

           "Swing Line" means the revolving line of credit established by the Swing Line Bank in favor of Borrower pursuant to Section 2.6.

           "Swing Line Advances" means Advances made by the Swing Line Bank to Borrower pursuant to Section 2.6.

           "Swing Line Bank" means Bank of America Nevada, when acting in such capacity, its successors and assigns.

           "Swing Line Documents" means the promissory note and any other documents executed by Borrower in favor of the Swing Line Bank in connection with the Swing Line.

           "Swing Line Outstandings" means, as of any date of determination, the aggregate principal Indebtedness of Borrower on all Swing Line Advances then outstanding.

           "Tangible Net Worth" means, as of any date of deter-mination, the Stockholders' Equity of Borrower and its Subsidiaries on that date minus the aggregate Intangible Assets of Borrower and its Subsidiaries on that date.

           "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due dili-gence under the circumstances (in accordance with the standard of what a reasonable Person in similar circum-stances would have done) should have been known by the Person (or, in the case of a Person other than a natural Person, should have been known by a Responsible Official of that Person).

           "Total Assets" means, as of any date of determina-tion, the consolidated total assets of Borrower and its Restricted Subsidiaries on that date, determined in accordance with Generally Accepted Accounting Principles.

           "Total Debt" means, as of any date of determination
        (without duplication), the sum of (a) Funded Debt on that date, plus (b) all Contingent Guaranties of Borrower or any of its Restricted Subsidiaries with respect to Indebtedness of other Persons.

           "Total Debt to EBITDA Ratio" means, as of the last day of any Fiscal Quarter, the ratio of (a) the Average
        Daily Total Debt as of that date, to (b) EBITDA for the four Fiscal Quarter period ending on that date.

           "type", when used with respect to any Loan or Advance, means the designation of whether such Loan or Advance is an Alternate Base Rate Loan or Advance, or a
        Eurodollar Rate Loan or Advance.

           "Unrelated Person" means any Person other than (a) a Subsidiary of Borrower or (b) an employee stock ownership plan or other employee benefit plan covering the employees of Borrower and its Subsidiaries.

           1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

           1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, Generally Accepted Accounting Principles applied on a consistent basis, except as otherwise specifically prescribed herein. In the event that Generally Accepted Accounting Principles change during the term of this Agreement such that the covenants contained in Section 6.10 and Sections 6.12 through 6.15 would then be calculated in a different manner or with different components, (a) Borrower and the Banks agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Borrower's financial condition to substantially the same criteria as were effective prior to such change in Generally Accepted Accounting Principles and (b) Borrower shall be deemed to be in compliance with the covenants contained in the aforesaid Sections during the 90 day period following any such change in Generally Accepted Accounting Principles if and to the extent that Borrower would have been in compliance therewith under Generally Accepted Accounting Principles as in effect immediately prior to such change.

           1.4 Rounding. Any financial ratios required to be maintained by Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed in this Agreement and rounding the result up or down to the nearest number (with a round-up if there is no nearest number) to the number of places by which such ratio is expressed in this Agreement.

           1.5 Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

           1.6  References to "Borrower and its Subsidiaries".
  Any reference herein to "Borrower and its Subsidiaries" or the like shall refer solely to Borrower during such times, if any, as Borrower shall have no Subsidiaries.

           1.7  Miscellaneous Terms.  The term "or" is
  disjunctive; the term "and" is conjunctive. The term "shall" is mandatory; the term "may" is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term "including" is by way of example and not limitation.

                           Article 2
                             LOANS


           2.1  Committed Loans-General.

           (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through and including the Maturity Date, each Bank shall, pro rata according to that Bank's Pro Rata Share of the then applicable Commitment, make Committed Advances in Dollars to Borrower in such amounts as Borrower may request provided that, giving effect to such Advances, the Outstanding Obligations shall not exceed the Commitment. Subject to the limitations set forth herein, Borrower may borrow, repay and reborrow under the Commitment without premium or penalty.

           (b)  Subject to the next sentence, each Committed
  Loan shall be made pursuant to a Request for Loan which shall specify the requested (i) date of such Loan, (ii) type of Loan,
  (iii) amount of such Loan, and (iv) in the case of a Eurodollar Rate Loan, the Eurodollar Period for such Loan. Unless the Administrative Agent has notified, in its sole and absolute discretion, Borrower to the contrary, a Loan may be requested by telephone by a Responsible Official of Borrower, in which case Borrower shall confirm such request by promptly delivering a Request for Loan in person or by telecopier conforming to the preceding sentence to the Administrative Agent. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic request for loan purportedly made by a Responsible Official of Borrower, which hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting.

           (c) Promptly following receipt of a Request for Loan, the Administrative Agent shall notify each Bank by telephone or telecopier (and if by telephone, promptly confirmed by telecopier) of the date and type of the Loan, the applicable Eurodollar Period, and that Bank's Pro Rata Share of the Loan. Not later than 11:00 a.m., California local time, on the date specified for any Loan (which must be a Banking Day), each Bank shall make its Pro Rata Share of the Committed Loan in immediately available funds available to the Administrative Agent at the Administrative Agent's Office. Upon satisfaction or waiver of the applicable conditions set forth in Article 8, all Committed Advances shall be credited on that date in immediately available funds to the Designated Deposit Account.

           (d) Unless the Requisite Banks otherwise consent, each Committed Loan shall be an integral multiple of $1,000,000 and shall be not less than $5,000,000.

           (e) The Committed Advances made by each Bank shall be evidenced by that Bank's Committed Advance Note.

           (f) A Request for Loan shall be irrevocable upon the Administrative Agent's first notification thereof.

           (g) If no Request for Loan (or telephonic request for loan referred to in the second sentence of Section 2.1(b), if applicable) has been made within the requisite notice periods set forth in Sections 2.2 or 2.3 in connection with a Loan which, if made and giving effect to the application of the proceeds thereof, would not increase the outstanding principal Indebtedness evidenced by the Committed Advance Notes, then Borrower shall be deemed to have requested, as of the date upon which the related then outstanding Loan is due pursuant to Sec-tion 3.1(f)(i), an Alternate Base Rate Loan in an amount equal to the amount necessary to cause the outstanding principal Indebtedness evidenced by the Committed Advance Notes, to remain the same and, subject to Section 8.3, the Banks shall make the Advances necessary to make such Loan notwithstanding Sections 2.1(b), 2.2 and 2.3.

           (h) If a Committed Loan is to be made on the same date that another Committed Loan is due and payable, Borrower or the Banks, as the case may be, shall make available to the Administrative Agent the net amount of funds giving effect to both such Committed Loans and the effect for purposes of this Agreement shall be the same as if separate transfers of funds had been made with respect to each such Committed Loan.

           2.2 Alternate Base Rate Loans. Each request by Borrower for an Alternate Base Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m. California local time, on the date (which must be a Banking
  Day) of the requested Alternate Base Rate Loan. All Committed Loans shall constitute Alternate Base Rate Loans unless properly designated as a Eurodollar Rate Loan pursuant to
  Section 2.3.

           2.3  Eurodollar Rate Loans.

           (a) Each request by Borrower for a Eurodollar Rate Loan shall be made pursuant to a Request for Loan (or telephonic or other request for loan referred to in the second sentence of Section 2.1(b), if applicable) received by the Administrative Agent, at the Administrative Agent's Office, not later than 9:00 a.m., California local time, at least three
  (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

           (b) On the date which is two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, the Administrative Agent shall confirm its determination of the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrower and the Banks by telephone or telecopier (and if by telephone, promptly confirmed by telecopier).

           (c)  Unless the Administrative Agent and the
  Requisite Banks otherwise consent, no more than ten Eurodollar
  Rate Loans shall be outstanding at any one time.

           (d) No Eurodollar Rate Loan may be requested during the existence of a Default or Event of Default.

           (e) Nothing contained herein shall require any Bank to fund any Eurodollar Rate Advance in the Designated
  Eurodollar Market.

      2.4  Letters of Credit.

           (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the day prior to the Maturity Date, the Issuing Bank shall issue such Letters of Credit under the Commitment as Borrower may request by a Request for Letter of Credit; provided that giving effect to all such Letters of Credit, (i) the Outstanding Obligations shall not exceed the Commitment, and
  (ii) the Aggregate Effective Amount under all outstanding Letters of Credit shall not exceed $100,000,000. Each Letter of Credit shall be in a form reasonably acceptable to the Issuing Bank. Unless all the Banks otherwise consent in a writing delivered to the Administrative Agent, the terms of each Letter of Credit shall not (x) exceed one (1) year,
  (y) extend beyond the Maturity Date or (z) extend past the Reduction Date if, giving effect thereto, the aggregate principal amount of the outstanding Eurodollar Loans having Eurodollar Periods ending after the Reduction Date plus the aggregate principal amount of the outstanding Competitive Advances having maturities after the Reduction Date, plus the Aggregate Effective Amount of all Letters of Credit expiring after the Reduction Date would exceed the Commitment (as reduced on the Reduction Date).

           (b) Each Request for Letter of Credit shall be submitted to the Issuing Bank, with a copy to the Administrative Agent, at least five (5) Banking Days prior to the date upon which the related Letter of Credit is proposed to be issued. The Administrative Agent shall promptly notify the Issuing Bank whether such Request for Letter of Credit, and the issuance of a Letter of Credit pursuant thereto, conforms to the requirements of this Agreement. Upon issuance of a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Banks, of the amount and terms thereof.

           (c) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a pro rata participation in such Letter of Credit from the Issuing Bank in an amount equal to that Bank's Pro Rata Share. Without limiting the scope and nature of each Bank's participation in any Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrower for any payment required to be made by the Issuing Bank under any Letter of Credit, each Bank shall, pro rata according to its Pro Rata Share, reimburse the Issuing Bank promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrower to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Letter of Credit together with interest as hereinafter provided.

           (d) Borrower agrees to pay to the Issuing Bank an amount equal to any payment made by the Issuing Bank with respect to each Letter of Credit within one (1) Banking Day after demand made by the Issuing Bank therefor (which demand the Issuing Bank shall make promptly and in any event shall make upon the request of the Requisite Banks), together with interest on such amount from the date of any payment made by the Issuing Bank at the rate applicable to Alternate Base Rate Loans for three Banking Days and thereafter at the Default Rate. The principal amount of any such payment shall be used to reimburse the Issuing Bank for the payment made by it under the Letter of Credit and, to the extent that the Banks have not reimbursed the Issuing Bank pursuant to Section 2.4(c), the interest amount of any such payment shall be for the account of the Issuing Bank. Each Bank that has reimbursed the Issuing Bank pursuant to Section 2.4(c) for its Pro Rata Share of any payment made by the Issuing Bank under a Letter of Credit shall thereupon acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Bank against Borrower for reimbursement of principal and interest under this
  Section 2.4(d) and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Bank reimbursed the Issuing Bank) with respect to such claim. The Issuing Bank shall promptly make available to the Administrative Agent, which will thereupon remit to the appropriate Banks, in immediately available funds, any amounts due to the Banks under this Section.

           (e) Borrower may, pursuant to a Request for Loan, request that Advances be made pursuant to Section 2.1(a) to provide funds for the payment required by Section 2.4(d) and, for this purpose, the conditions precedent set forth in
  Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit.

           (f) If Borrower fails to make the payment required by Section 2.4(d) within the time period therein set forth, in lieu of the reimbursement to the Issuing Bank under
  Section 2.4(c) the Issuing Bank may (but is not required to), without notice to or the consent of Borrower, cause Advances to be made by the Banks under the Commitment in an aggregate amount equal to the amount paid by the Issuing Bank with respect to that Letter of Credit and, for this purpose, the conditions precedent set forth in Article 8 shall not apply. The proceeds of such Advances shall be paid directly to the Issuing Bank to reimburse it for the payment made by it under the Letter of Credit.

           (g) The issuance of any supplement, modification, amendment, renewal, or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

           (h) The obligation of Borrower to pay to the Issuing Bank the amount of any payment made by the Issuing Bank under any Letter of Credit shall be absolute, unconditional, and irrevocable. Without limiting the foregoing, Borrower's obligations shall not be affected by any of the following circumstances:

                     (i) any lack of validity or enforceability of the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                         (ii)       any amendment or waiver of or any
       consent to departure from the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                        (iii) the existence of any claim, setoff, defense, or other rights which Borrower may have at any time against the Issuing Bank or any other Creditor, any beneficiary of the Letter of Credit (or any persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Letter of Credit, this Agreement, or any other agreement or instrument relating thereto, or any unrelated transactions;

                         (iv) any demand, statement, or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                          (v) payment by the Issuing Bank under the Letter of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Letter of Credit;

                         (vi) the existence, character, quality, quantity, condition, packing, value or delivery of any Property purported to be represented by documents presented in connection with any Letter of Credit or any difference between any such Property and the character, quality, quantity, condition, or value of such Property as described in such documents;

                        (vii) the time, place, manner, order or con-tents of shipments or deliveries of Property as described in documents presented in connection with any Letter of Credit or the existence, nature and extent of any insurance relative thereto;

                       (viii)       the solvency or financial
       responsibility of any party issuing any documents in connection with a Letter of Credit;

                         (ix)       any failure or delay in notice of
       shipments or arrival of any Property;

                          (x) any error in the transmission of any message relating to a Letter of Credit not caused by the Issuing Bank, or any delay or interruption in any such message;

                         (xi) any error, neglect or default of any correspondent of the Issuing Bank in connection with a Letter of Credit;

                        (xii) any consequence arising from acts of God, war, insurrection, civil unrest, disturbances, labor disputes, emergency conditions or other causes beyond the control of the Issuing Bank;

                       (xiii) so long as the Issuing Bank in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit (and no payment is made by the Issuing Bank after the expiration date of the Letter of Credit or in amounts greater than the amount thereof), the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in connection with a Letter of Credit;

               (xiv) so long as the Issuing Bank in good faith determines that the contract or document appears to comply with the terms of the Letter of Credit, the form, accuracy, genuineness or legal effect of any contract or document referred to in any document submitted to the Issuing Bank in connection with a Letter of Credit; and

              (xv) where the Issuing Bank has acted in good faith and observed general banking usage, any other circumstances whatsoever.

           (i) The Issuing Bank shall be entitled to the pro-tection accorded to the Administrative Agent pursuant to
  Section 10.6, mutatis mutandis.

      2.5  Competitive Advances.

           (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through and including the Maturity Date, each Bank may in its sole and absolute discretion make Competitive Advances to Borrower pursuant to Competitive Bids accepted by Borrower in such principal amounts as Borrower may request pursuant to a Competitive Bid Request that do not result in the aggregate outstanding principal Indebtedness evidenced by the Competitive Advance Notes being in excess of $750,000,000, provided that giving effect to the making of each Competitive Advance, the Outstanding Obligations shall not exceed the Commitment. No Competitive Advance made by any Bank shall relieve that Bank of its Pro Rata Share of the undrawn Commitment.

           (b) Borrower shall request Competitive Advances by submitting Competitive Bid Requests to the Administrative Agent, which specify the relevant date, amount and maturity of the proposed Competitive Advance, whether the Competitive Bid requested is an Absolute Rate Bid, a Eurodollar Margin Bid or a Foreign Currency Margin Bid and, in the case of a Foreign Currency Margin Bid, the foreign currency in which the Competitive Advance is to be made. Any Competitive Bid Request made by telephone shall promptly be confirmed by the delivery to Administrative Agent in person or by telecopier of a written Competitive Bid Request. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic Competitive Bid Request purportedly made by a Responsible Official of Borrower, which hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting. The Competitive Bid Request must be received by the Administrative Agent not later than 9:00 a.m., California local time, on a Banking Day that is at least one (1) Banking Day prior to the date of the proposed Competitive Advance if an Absolute Rate Bid is requested; if a Eurodollar Margin Bid or Foreign Currency Margin Bid is requested, it must be received by the Administrative Agent five (5) Banking Days prior to the date of the proposed Competitive Advance.

           (c) Unless the Administrative Agent otherwise agrees, in its sole and absolute discretion, no Competitive Bid
  Request shall be made by Borrower if Borrower has, within the immediately preceding five (5) Banking Days, submitted another
  Competitive Bid Request.

           (d) Each Competitive Bid Request must be made for a Competitive Advance of at least $5,000,000 and shall be in an integral multiple of $1,000,000, provided that Competitive Bid Requests for Foreign Currency Advances may be in any amount which is in excess of $5,000,000.

           (e) No Competitive Bid Request shall be made for a Competitive Advance with a maturity of less than 14 days or more than 180 days, or with a maturity date subsequent to the Maturity Date.

           (f) The Administrative Agent shall, promptly after receipt of a Competitive Bid Request, notify the Banks thereof by telephone and provide the Banks a copy thereof by telecopier. Any Bank may, by written notice to the Administrative Agent, advise the Administrative Agent that it elects not to be so notified of Competitive Bid Requests, in which case the Administrative Agent shall not notify such Bank of the Competitive Bid Request.

           (g) Each Bank receiving a Competitive Bid Request may, in its sole and absolute discretion, make or not make a Competitive Bid responsive to the Competitive Bid Request.
  Each Competitive Bid shall be submitted to the Administrative Agent not later than 7:30 a.m. (or, in the case of the Bank which is also the Administrative Agent, not later than 7:15 a.m.) California local time, in the case of a Eurodollar Margin Bid or Foreign Currency Margin Bid, on the date which is four (4) Banking Days prior to the requested Competitive Advance and, in the case of an Absolute Rate Bid, on the date of the requested Competitive Advance. Any Competitive Bid received by the Administrative Agent after 7:30 a.m. (or 7:15 a.m. in the case of the Bank which is also the Administrative Agent) on such date shall be disregarded for purposes of this Agreement. Any Competitive Bid made by telephone shall promptly be confirmed by the delivery to the Administrative Agent in person or by telecopier of a written Competitive Bid. The Administrative Agent shall incur no liability whatsoever hereunder in acting upon any telephonic Competitive Bid purportedly made by a Responsible Official of a Bank, each of which hereby agrees to indemnify the Administrative Agent from any loss, cost, expense or liability as a result of so acting with respect to that Bank.

           (h) Each Competitive Bid shall specify the fixed interest rate or the margin over the Eurodollar Base Rate or the Foreign Currency Base Rate, as applicable, for the offered Maximum Competitive Advance set forth in the Competitive Bid. The Maximum Competitive Advance offered by a Bank in a Competitive Bid may be less than the Competitive Advance requested by Borrower in the Competitive Bid Request, but, if so, shall be an integral multiple of $1,000,000. Any Competitive Bid which offers an interest rate other than a fixed interest rate or a margin over the Eurodollar Base Rate or the Foreign Currency Base Rate, is in a form other than set forth in Exhibit D or which otherwise contains any term, condition or provision not contained in the Competitive Bid Request shall be disregarded for purposes of this Agreement. A Competitive Bid once submitted to the Administrative Agent shall be irrevocable until 8:30 a.m. California local time, in the case of a Eurodollar Margin Bid or the Foreign Currency Margin Bid, on the date which is three (3) Banking Days prior to the requested Competitive Advance and, in the case of an Absolute Rate Bid, on the date of the proposed Competitive Advance set forth in the related Competitive Bid Request, and shall expire by its terms at such time unless accepted by Borrower prior thereto.

           (i) Promptly after 7:30 a.m. California local time, in the case of a Eurodollar Margin Bid or a Foreign Currency Margin Bid, on the date which is four (4) Banking Days prior to the date of the proposed Competitive Advance and, in the case of an Absolute Rate Bid, on the date of the proposed Competitive Advance, the Administrative Agent shall notify Borrower of the names of the Banks providing Competitive Bids to the Administrative Agent at or before 7:30 a.m. on that date (or 7:15 a.m. in the case of the Bank which is also the Administrative Agent) and the Maximum Competitive Advance and fixed interest rate or margin over the Eurodollar Base Rate or the Foreign Currency Base Rate set forth by each such Bank in its Competitive Bid. The Administrative Agent shall promptly confirm such notification in writing delivered in person or by telecopier to Borrower.

           (j) Borrower may, in its sole and absolute discre-tion, reject any or all of the Competitive Bids. If Borrower accepts any Competitive Bid, the following shall apply:
  (a) Borrower must accept all Absolute Rate Bids at all lower fixed interest rates before accepting any portion of an Absolute Rate Bid at a higher fixed interest rate, (b) Borrower must accept all Eurodollar Margin Bids at all lower margins over the Eurodollar Base Rate before accepting any portion of a Eurodollar Margin Bid at a higher margin over the Eurodollar Base Rate, (c) Borrower must accept all Foreign Currency Margin Bids at all lower margins over the Foreign Currency Base Rate before accepting any portion of a Foreign Currency Margin Bid at a higher margin over the Foreign Currency Base Rate, (d) if two or more Banks have submitted a Competitive Bid at the same fixed interest rate or margin, then Borrower must accept either all of such Competitive Bids or accept such Competitive Bids in the same proportion as the Maximum Competitive Advance of each Bank bears to the aggregate Maximum Competitive Advances of all such Banks, and (e) Borrower may not accept Competitive Bids for an aggregate amount in excess of the requested Competitive Advance set forth in the Competitive Bid Request. Acceptance by Borrower of a Eurodollar Margin Rate Bid or a Foreign Currency Margin Bid must be made prior to 8:30 a.m. on the date which is three (3) Banking Days prior to the requested Competitive Advance and acceptance by Borrower of an Absolute Rate Bid must be made prior to 8:30 a.m. on the date of the requested Competitive Advance. Acceptance of a Competitive Bid by Borrower shall be irrevocable upon communication thereof to the Administrative Agent. The Administrative Agent shall promptly notify each of the Banks whose Competitive Bid has been accepted by Borrower by telephone, which notification shall promptly be confirmed in writing delivered in person or by telecopier to such Banks. Any Competitive Bid not accepted by Borrower by 8:30 a.m., in the case of a Eurodollar Margin Bid or a Foreign Currency Margin Bid, on the date which is three (3) Banking Days prior to the proposed Competitive Advance or, in the case of an Absolute Rate Bid, on the date of the proposed Competitive Bid, shall be deemed rejected.

           (k)  In the case of Eurodollar Margin Bids and
  Foreign Currency Margin Bids, the Administrative Agent shall determine the Eurodollar Base Rate or the Foreign Currency Base Rate (as the case may be) on the date which is two
  (2) Eurodollar Banking Days prior to the date of the proposed Competitive Advance, and shall promptly thereafter notify Borrower and the Banks whose Competitive Bids were accepted by Borrower of such Eurodollar Base Rate or Foreign Currency Base Rate.

           (l) A Bank whose Competitive Bid has been accepted by Borrower shall make the Competitive Advance in accordance with the Competitive Bid Request and with its Competitive Bid, subject to the applicable conditions set forth in this Agreement by making funds immediately available to the Administrative Agent at the Administrative Agent's Office in the amount of such Competitive Advance not later than 12:00 noon, California local time, on the date set forth in the Competitive Bid Request. The Administrative Agent shall then promptly credit the Competitive Advance in immediately available funds (and, in the case of each Foreign Currency Margin Bid, in the designated foreign currency) to the Designated Deposit Account.

           (m) The Administrative Agent shall notify Borrower and the Banks promptly after any Competitive Advance is made of the amounts and maturity of such Competitive Advances and the identity of the Banks making such Competitive Advances.

           (n) The Competitive Advances made by a Bank shall be evidenced by that Bank's Competitive Advance Note.

           (o) Any Bank making a Foreign Currency Advance may, at its option, require as a condition thereto that Borrower issue in favor of such Bank a separate promissory note substantially in the form of Exhibit C (but denominated in the foreign currency) to evidence such Foreign Currency Advance. If the Bank does not so require, the Foreign Currency Advance shall be evidenced by that Bank's Competitive Advance Note delivered at the Closing Date with the references therein to "Dollars" being deemed references to such foreign currency.

           (p) On or about the last Business Day of each calendar month (but in no event less frequently than once each calendar month), or at such more frequent intervals as the Administrative Agent may reasonably determine, the Administrative Agent shall calculate the Foreign Currency Equivalent in Dollars of any outstanding Foreign Currency Advances. The Administrative Agent shall inform the Borrower and the Banks of such calculation, whereupon the amount of the Outstanding Obligations will be deemed adjusted to give effect thereto, provided that Borrower shall be entitled to two Business Days to make any payments required as a result of such calculations.

      2.6 Swing Line. (a) The Swing Line Bank shall from time to time from the Closing Date through the day prior to the Maturity Date make Swing Line Advances in Dollars to Borrower in such amounts as Borrower may request, provided that
  (i) after giving effect to such Swing Line Advance, the Swing Line Outstandings shall not exceed $10,000,000, (ii) after giving effect to such Swing Line Advance, the Outstanding Obligations shall not exceed the Commitment, (iii) without the consent of all of the Banks, no Swing Line Advance may be made during the continuation of any Default or Event of Default and
  (iv) the Swing Line Bank has not given at least twenty-four (24) hours prior notice to Borrower that availability under the Swing Line is suspended or terminated. Borrower may borrow, repay and reborrow under this Section. Unless notified to the contrary by the Swing Line Bank, borrowings under the Swing Line may be made in amounts which are integral multiples of $100,000 upon telephonic request by a Responsible Official of Borrower made to the Administrative Agent not later than 1:00 p.m., California time, on the Banking Day of the requested Swing Line Advance (which telephonic request shall be promptly confirmed in writing by telecopier). Promptly after receipt of such a request for a Swing Line Advance, the Administrative Agent shall provide telephonic verification to the Swing Line Bank that, after giving effect to such request, the Outstanding Obligations shall not exceed the Commitment (and such verification shall be promptly confirmed in writing by telecopier). Unless the Swing Line Bank otherwise agrees, each repayment of a Swing Line Advance shall be in an amount which is an integral multiple of $100,000. If Borrower instructs the Swing Line Bank to debit its demand deposit account at the Swing Line Bank in the amount of any payment with respect to a Swing Line Advance, or the Swing Line Bank otherwise receives repayment, after 3:00 p.m., California time, on a Banking Day, such payment shall be deemed received on the next Banking Day. The Swing Line Bank shall promptly notify the Administrative Agent of the Swing Loan Outstandings each time there is a change therein.

           (b) Swing Line Advances shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin. Interest shall be payable on such dates, not more frequent than monthly, as may be specified by the Swing Line Bank and in any event on the Maturity Date. The Swing Line Bank shall be responsible for submitting invoices to Borrower for such interest. The interest payable on Swing Line Advances shall be solely for the account of the Swing Line Bank unless and until the Banks fund their participations therein pursuant to clause (d) of this Section.

           (c) The Swing Line Advances shall be payable on demand made by the Swing Line Bank and in any event on the Maturity Date.

           (d) Upon the making of a Swing Line Advance, each Bank shall be deemed to have purchased from the Swing Line Bank a participation therein in an amount equal to that Bank's Pro Rata Share times the amount of the Swing Line Advance. Upon demand made by the Swing Line Bank, each Bank shall, according to its Pro Rata Share, promptly provide to the Swing Line Bank its purchase price therefor in an amount equal to its participation therein. The obligation of each Bank to so provide its purchase price to the Swing Line Bank shall be absolute and unconditional (except only demand made by the Swing Line Bank) and shall not be affected by the occurrence of a Default or Event of Default; provided that no Bank shall be obligated to purchase its Pro Rata Share of (i) Swing Line Advances to the extent that Swing Line Outstandings are in excess of $10,000,000 and (ii) any Swing Line Advance made (absent the consent of all of the Banks) when the Swing Line Bank has written notice that a Default or Event of Default has occurred and such Default or Event of Default remains continuing. Each Bank that has provided to the Swing Line Bank the purchase price due for its participation in Swing Line Advances shall thereupon acquire a pro rata participation, to the extent of such payment, in the claim of the Swing Line Bank against Borrower for principal and interest and shall share, in accordance with that pro rata participation, in any principal payment made by Borrower with respect to such claim and in any interest payment made by Borrower (but only with respect to periods subsequent to the date such Bank paid the Swing Line Bank its purchase price) with respect to such claim.

           (e)  In the event that the Swing Line Outstandings
  are in excess of $5,000,000 on three (3) consecutive Banking Days then, on the next Banking Day (unless Borrower has made other arrangements acceptable to the Swing Line Bank to reduce the Swing Line Outstandings below $5,000,000), Borrower shall request a Committed Loan in an amount sufficient to reduce the Swing Line Outstandings below $5,000,000. In addition, upon any demand for payment of the Swing Line Outstandings by the Swing Line Bank (unless Borrower has made other arrangements acceptable to the Swing Line Bank to reduce the Swing Line Outstandings to $0), Borrower shall request a Committed Loan in an amount sufficient to repay all Swing Line Outstandings (and,
  for this purpose, Section 2.1(d) shall not apply).   In each
  case, the Administrative Agent shall automatically provide the responsive Advances made by each Bank to the Swing Line Bank (which the Swing Line Bank shall then apply to the Swing Line Outstandings). In the event that Borrower fails to request a Loan within the time specified by Section 2.2 on any such date, the Administrative Agent may, but shall not be required to, without notice to or the consent of Borrower, cause Advances to be made by the Banks under the Commitment in amounts which are sufficient to reduce the Swing Line Outstandings as required above. The conditions precedent set forth in Article 8 shall not apply to Advances to be made by the Banks pursuant to the three preceding sentences. The proceeds of such Advances shall be paid directly to the Swing Line Bank for application to the Swing Line Outstandings.

           2.7 Voluntary Reduction of Commitment. Borrower shall have the right, at any time and from time to time, without penalty or charge, upon at least three (3) Banking Days prior written notice to the Administrative Agent, voluntarily to reduce or to terminate, permanently and irrevocably, in aggregate principal amounts in an integral multiple of $1,000,000 but not less than $10,000,000, all or a portion of the then undisbursed portion of the Commitment, provided that any such reduction or termination shall be accompanied by payment of all accrued and unpaid commitment fees with respect to the portion of the Commitment being reduced or terminated. The Administrative Agent shall promptly notify the Banks of any reduction of the Commitment under this Section.

           2.8  Automatic Reduction of Commitment.  The
  Commitment shall automatically reduce at the close of business on the Reduction Date from $1,500,000,000 to $1,200,000,000 and
  Borrower shall concurrently make any payments as may be required to reduce the Outstanding Obligations to an amount which is not greater than the Commitment as so reduced.

           2.9 Optional Termination of Commitment. Following the occurrence of a Change in Control, the Requisite Banks may in their sole and absolute discretion elect, during the sixty day period immediately subsequent to the later of (a) such occurrence and (b) the earlier of (i) receipt of Borrower's written notice to the Administrative Agent of such occurrence and (ii) if no such notice has been received by the Administra-tive Agent, the date upon which the Administrative Agent and the Banks have actual knowledge thereof, to terminate the Commitment. In any such case the Commitment shall be terminated effective on the date which is sixty days subsequent to the date of written notice from the Administrative Agent to Borrower thereof, and (i) to the extent that there is then any Indebtedness evidenced by the Notes, the same shall be immediately due and payable, and (ii) to the extent that any Letters of Credit are then outstanding, Borrower shall provide cash collateral for the same.

           2.10 Automatic Termination of Commitment. The Commitment shall automatically terminate upon the occurrence of a Disposition consisting of (a) all or substantially all of the assets of Borrower, or (b) all or substantially all of the assets or capital stock of any one or more Significant Subsidiaries having (at the time of their Disposition), assets which are in excess of $150,000,000, in the aggregate, during the term of this Agreement, and (i) to the extent that there is then any Indebtedness evidenced by the Notes, the same shall be immediately due and payable, and (ii) to the extent that any Letters of Credit are then outstanding, Borrower shall provide cash collateral for the same.

           2.11 Administrative Agent's Right to Assume Funds Available for Advances. Unless the Administrative Agent shall have been notified by any Bank no later than the Banking Day prior to the funding by the Administrative Agent of any Loan that such Bank does not intend to make available to the Administrative Agent such Bank's portion of the total amount of such Loan, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on the date of the Loan and the Administrative Agent may, in reli-ance upon such assumption, make available to Borrower a corres-ponding amount. If the Administrative Agent has made funds available to Borrower based on such assumption and such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent promptly shall notify Borrower and Borrower shall pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover from such Bank interest on such corres-ponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to the daily Federal Funds Rate. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Administrative Agent or Borrower may have against any Bank as a result of any default by such Bank hereunder.

           2.12  Extension of the Reduction Date and the
  Maturity Date. The Reduction Date and the Maturity Date may each be extended for one year periods at the request of Borrower and with the written consent of all of the Banks (which may be withheld in the sole and absolute discretion of each Bank) pursuant to this Section. Not earlier than June 1, 1997 nor later than August 1, 1997, or in the similar period in each subsequent year, and provided that Borrower is then in compliance with Section 7.1, Borrower may deliver to the Administrative Agent and the Banks a written request for a one year extension of the Reduction Date and the Maturity Date together with a Certificate of a Responsible Official signed by a Senior Officer on behalf of Borrower stating that the representations and warranties contained in Article 4 (other than (i) representations and warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is not a violation of this Agreement,
  (ii) as otherwise disclosed by Borrower and approved in writing by the Requisite Banks and (iii) Sections 4.4(a), 4.6 (first sentence), 4.17 and 4.19) shall be true and correct on and as of the date of such Certificate. Each Bank shall, prior to August 20 of such year, notify the Administrative Agent whether (in its sole and absolute discretion) it consents to such request and the Administrative Agent shall, after receiving the notifications from all of the Banks or the expiration of such period, whichever is earlier, notify Borrower and the Banks of the results thereof. If all of the Banks have consented, then the Reduction Date and the Maturity Date shall each be extended for one year.

           If Banks holding at least 80% of the Commitment consent to the request for extension, but one or more Banks (each a "Non-Consenting Bank") notify the Administrative Agent that it will not consent to the request for extension (or fail to notify the Managing Agent in writing of its consent to the extension by August 20), Borrower may (i) cause such Non-Consenting Bank to be removed as a Bank under this Agreement pursuant to Section 11.15(a), (ii) voluntarily terminate the Pro Rata Share of Non-Consenting Bank in accordance with Section 11.15(b), or (iii) utilize a combination of the procedures described in clauses (i) and (ii) of this Section. If such removal is accomplished by assignment to an Eligible Assignee which has consented to the requested extension, then the request for extension shall be granted with the effect as set forth above. If such removal is accomplished by a voluntary reduction of the Commitment, then the Administrative Agent shall notify all of the Banks in writing thereof.


                           Article 3
                       PAYMENTS AND FEES


      3.1  Principal and Interest.

           (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Advance from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth or provided for herein before and after default, before and after maturity, before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law, with interest on overdue interest to bear interest at the Default Rate to the fullest extent permitted by applicable Laws.

           (b)  Interest accrued on each Alternate Base Rate
  Loan on each Monthly Payment Date, and on the date of any prepayment of the Committed Advance Notes pursuant to
  Section 3.1(g), shall be due and payable on that day. Except as otherwise provided in Section 3.9, the unpaid principal amount of any Alternate Base Rate Loan shall bear interest at a fluctuating rate per annum equal to the Alternate Base Rate plus the Applicable Alternate Base Rate Margin. Each change in the interest rate under this Section 3.1(b) due to a change in the Alternate Base Rate shall take effect simultaneously with the corresponding change in the Alternate Base Rate.

           (c) Interest accrued on each Eurodollar Rate Loan having a Eurodollar Period of three months or less shall be due and payable on the last day of the related Eurodollar Period. Interest accrued on each other Eurodollar Rate Loan shall be due and payable on the date which is three months after the date such Eurodollar Rate Loan was made (and, in the event that all of the Banks have approved a Eurodollar Period of longer than 6 months, every three months thereafter through the last day of the Eurodollar Period) and on the last day of the related Eurodollar Period. Except as otherwise provided in Sections 3.1(d) and 3.9, the unpaid principal amount of any Eurodollar Rate Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Rate Loan plus the Applicable Eurodollar Rate Margin.

           (d) During the existence of a Default or Event of Default, the Requisite Banks may determine that any or all then outstanding Eurodollar Rate Loans shall be converted to Alternate Base Rate Loans. Such conversion shall be effective upon notice to Borrower from the Requisite Banks (or from the Administrative Agent on behalf of the Requisite Banks) and shall continue so long as such Default or Event of Default continues to exist.

           (e) Interest accrued on each Competitive Advance shall be due and payable on the maturity date of the Competitive Advance. Except as otherwise provided in
  Section 3.9, the unpaid principal amount of each Competitive Advance shall bear interest at the fixed interest rate or the margin over the Eurodollar Base Rate or Foreign Currency Base Rate specified in the related Competitive Bid.

           (f) If not sooner paid, the principal Indebtedness evidenced by the Notes shall be payable as follows:

                     (i)       the principal amount of each
       Eurodollar Rate Loan shall be payable on the last day of the Eurodollar Period for such Loan;

                         (ii)       the principal amount of each
       Competitive Advance shall be payable on the maturity date specified in the related Competitive Bid;

                        (iii)       the amount, if any, by which the
       Outstanding Obligations at any time exceed the Commitment shall be payable immediately, and shall be applied to the Committed Advance Notes; and

                         (iv) the principal Indebtedness evidenced by the Committed Advance Notes shall in any event be payable on the Maturity Date.

           (g) The Committed Advance Notes may, at any time and from time to time, voluntarily be paid or prepaid in whole or in part without premium or penalty, except that with respect to any voluntary prepayment under this Section 3.1(g), (i) any partial prepayment shall be in an integral multiple of $1,000,000 but not less than $5,000,000, (ii) the
  Administrative Agent shall have received written notice of any prepayment by 9:00 a.m., California local time on a Banking Day on the date of prepayment in the case of an Alternate Base Rate Loan, and three (3) Banking Days, in the case of a Eurodollar Rate Loan, before the date of prepayment, which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal shall be accompanied by payment of interest accrued to the date of payment on the amount of principal paid and (iv) any payment or prepayment of all or any part of any Eurodollar Rate Loan on a day other than the last day of the applicable Eurodollar Period shall be subject to Section 3.8(d).

           (h) No Competitive Advance Note may be prepaid without the prior written consent of the Bank making such Competitive Advance.

      3.2 Arrangement Fee. On the Closing Date, Borrower shall pay to the Administrative Agent, for the sole account of the Arranger, an arrangement fee in the amount heretofore agreed upon by letter agreement between Borrower and the Arranger. Such arrangement fee is for the services of the Arranger in arranging the credit facilities under this Agreement and is fully earned when paid. The arrangement fee is earned as of the date hereof and is nonrefundable.

      3.3 Upfront Fees. On the Closing Date, Borrower shall pay to the Administrative Agent, for the respective accounts of the Administrative Agent and the Banks, upfront fees in the respective amounts heretofore agreed upon by letter agreement between Borrower and the Administrative Agent the amount of which fees have as to each Bank been confirmed with that Bank by the Arranger. The upfront fees paid to each Bank are solely for its own account and are nonrefundable.

      3.4 Commitment Fees. From the Closing Date, Borrower shall pay to the Administrative Agent, for the respective accounts of the Banks, pro rata according to their Pro Rata Share, a commitment fee equal to (a) the Applicable Commitment Fee Rate per annum times (b) the amount by which the Commitment exceeds the sum of the average daily outstanding principal Indebtedness evidenced by the Committed Advance Notes plus the average daily Aggregate Effective Amount of all Standby Letters of Credit, in each case for the period from the Closing Date or the most recent Quarterly Payment Date. Commitment fees shall be payable quarterly in arrears on each Quarterly Payment Date, on the date upon which all or any portion of the Commitment is terminated pursuant to Sections 2.7 or 2.9 (with respect to the amount so terminated) and on the Maturity Date.

      3.5 Letter of Credit Fees. Concurrently with the issuance of each Letter of Credit, Borrower shall pay a letter of credit issuance fee to the Issuing Bank, for the sole account of the Issuing Bank, in an amount set forth in a letter agreement between Borrower and the Issuing Bank. Each letter of credit issuance fee is nonrefundable. On each Quarterly Payment Date and on the Maturity Date, Borrower shall also pay to the Administrative Agent in arrears, for the ratable account of the Banks in accordance with their Pro Rata Share, standby letter of credit fees in an amount equal to the Applicable Letter of Credit Fee per annum times the average daily Aggregate Effective Amount of all Standby Letters of Credit, in each case for the period from the Closing Date or the most recent Quarterly Payment Date. All standby letter of credit fees shall also be non-refundable.

      3.6  Agency Fees.  Borrower shall pay to the
  Administrative Agent an agency fee in such amounts and at such times as heretofore agreed upon by letter agreement between Borrower and the Administrative Agent. The agency fee is for the services to be performed by the Administrative Agent in acting as Administrative Agent and is fully earned on the date paid. The agency fee paid to the Administrative Agent is solely for its own account and is nonrefundable.

      3.7 Increased Commitment Costs. If any Bank shall determine that the introduction after the Closing Date of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein or any change in the inter-pretation or administration thereof by any central bank or other Governmental Agency charged with the interpretation or administration thereof, or compliance by such Bank (or its Eurodollar Lending Office) or any corporation controlling the Bank, with any request, guidelines or directive regarding capital adequacy (whether or not having the force of law) of any such central bank or other authority, affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased, or the rate of return on capital is reduced, as a consequence of its obligations under this Agreement, then, within five (5) Banking Days after demand of such Bank, Borrower shall pay to such Bank, from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank in light of such circumstances, to the extent reasonably allocable to such obligations under this Agreement.

      3.8  Eurodollar Costs and Related Matters.

           (a) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall:

                (1) subject any Bank or its Eurodollar Lending Office to any tax, duty or other charge or cost with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, or shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Rate Advance or any other amounts due under this Agreement in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances, excluding, with respect to each Creditor, and any Affiliate or Eurodollar Lending Office thereof,
             (i) taxes imposed on or measured in whole or in part by its net income, gross income or gross receipts or capital and franchise taxes imposed on it, (ii) any withholding taxes or other taxes based on gross income (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or
             (iii) any withholding taxes or other taxes based on gross income for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.22, to the extent such forms are then required by applicable Laws;

                (2)  impose, modify or deem applicable any
             reserve not applicable or deemed applicable on the date hereof (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System, but excluding the Eurodollar Reserve Percentage taken into account in calculating the Eurodollar Rate), special deposit, capital or similar requirements against assets of, deposits with or for the account of, or credit extended by, any Bank or its Eurodollar Lending Office; or

                (3)  impose on any Bank or its Eurodollar
             Lending Office or the Designated Eurodollar Market any other condition materially affecting any Eurodollar Rate Advance, any of its Notes evidencing
             Eurodollar Rate Loans, its obligation to make
             Eurodollar Rate Advances or this Agreement, or shall otherwise materially affect any of the same;

  and the result of any of the foregoing, as determined by such Bank, increases the cost to such Bank or its Eurodollar Lending Office of making or maintaining any Eurodollar Rate Advance or in respect of any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances or reduces the amount of any sum received or receivable by such Bank or its Eurodollar Lending Office with respect to any Eurodollar Rate Advance, any of its Notes evidencing Eurodollar Rate Loans or its obligation to make Eurodollar Rate Advances (assuming such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market), then, provided that such Bank makes demand upon Borrower (with a copy to the Administrative Agent) within 90 days following the date upon which it becomes aware of any such event or circumstance, Borrower shall within five Banking Days pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (determined as though such Bank's Eurodollar Lending Office had funded 100% of its Eurodollar Rate Advance in the Designated Eurodollar Market). Borrower hereby indemnifies each Bank against, and agrees to hold each Bank harmless from and reimburse such Bank within five (5) Banking Days after demand for (without duplication) all costs, expenses, claims, penalties, liabilities, losses, legal fees and damages incurred or sustained by each Bank in connection with this Agreement, or any of the rights, obligations or transactions provided for or contemplated herein, as a result of the existence or occurrence of any Special Eurodollar Circumstance. A statement of any Bank claiming compensation under this subsection and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will entitle such Bank to compensation pursuant to this Section and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for or reduce the amount of such compensation and will not, in the judgment of such Bank, otherwise be materially disadvantageous to such Bank. If any Bank claims compensation under this Section, Borrower may at any time, upon at least four (4) Eurodollar Banking Days' prior notice to the Administrative Agent and such Bank and upon payment in full of the amounts provided for in this Section through the date of such payment plus any prepayment fee required by
  Section 3.8(d), pay in full the affected Eurodollar Rate Advances of such Bank or request that such Eurodollar Rate Advances be converted to Alternate Base Rate Advances. To the extent that any Bank which receives any payment from Borrower under this Section later receives any funds which are identifiable as a reimbursement or rebate of such amount from any other Person, such Bank shall promptly refund such amount to Borrower.

           (b) If the existence or occurrence of any Special Eurodollar Circumstance shall, in the opinion of any Bank, make it unlawful, impossible or impracticable for such Bank or its Eurodollar Lending Office to make, maintain or fund its portion of any Eurodollar Rate Loan, or materially restrict the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the Designated Eurodollar Market, or to deter-mine or charge interest rates based upon the Eurodollar Rate, and such Bank shall so notify the Administrative Agent, then such Bank's obligation to make Eurodollar Rate Advances shall be suspended for the duration of such illegality, impossibility or impracticability and the Administrative Agent forthwith shall give notice thereof to the other Banks and Borrower.
  Upon receipt of such notice, the outstanding principal amount of such Bank's Eurodollar Rate Advances, together with accrued interest thereon, automatically shall be converted to Alternate Base Rate Advances with Eurodollar Periods corresponding to the Eurodollar Loans of which such Eurodollar Rate Advances were a part on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Rate Advances if such Bank may lawfully continue to maintain and fund such Eurodollar Rate Advances to such day(s) or (2) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Rate Advances to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.8(d). Each Bank agrees to endeavor promptly to notify Borrower of any event of which it has actual knowledge, occurring after the Closing Date, which will cause that Bank to notify the Administrative Agent under this Section 3.8(b), and agrees to designate a different Eurodollar Lending Office if such designation will avoid the need for such notice and will not, in the judgment of such Bank, otherwise be disadvantageous to such Bank. In the event that any Bank is unable, for the reasons set forth above, to make, maintain or fund its portion of any Eurodollar Rate Loan, such Bank shall fund such amount as an Alternate Base Rate Advance for the same period of time, and such amount shall be treated in all respects as an Alternate Base Rate Advance. Any Bank whose obligation to make Eurodollar Rate Advances has been suspended under this
  Section 3.8(b) shall promptly notify the Administrative Agent and Borrower of the cessation of the Special Eurodollar Circumstance which gave rise to such suspension.

           (c)  If, with respect to any proposed Eurodollar Rate
  Loan:

                (1) the Administrative Agent reasonably deter-mines that, by reason of circumstances affecting the Designated Eurodollar Market generally that are beyond the reasonable control of the Banks, deposits in Dollars (in the applicable amounts) are not being offered to any Bank in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                (2) the Requisite Banks advise the Administra-tive Agent that the Eurodollar Rate as determined by the Administrative Agent (i) does not represent the effective pricing to such Banks for deposits in Dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Banks of making the applicable Eurodollar Rate Advances;

  then the Administrative Agent forthwith shall give notice thereof to Borrower and the Banks, whereupon until the Administrative Agent notifies Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of the Banks to make any future Eurodollar Rate Advances shall be suspended. If at the time of such notice there is then pending a Request for Loan that specifies a Eurodollar Rate Loan, such Request for Loan shall be deemed to specify an Alternate Base Rate Loan.

           (d)  Upon payment or prepayment of any Eurodollar
  Rate Advance, (other than as the result of a conversion required under Section 3.1(d) or 3.8(b)), on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), or upon the failure of Borrower (for a reason other than the failure of a Bank to make an Advance) to borrow on the date or in the amount specified for a Eurodollar Rate Loan in any Request for Loan, Borrower shall pay to the appropriate Bank within five (5) Banking Days after demand a prepayment fee or failure to borrow fee, as the case may be, (determined as though 100% of the Eurodollar Rate Advance had been funded in the Designated Eurodollar Market) equal to the sum of:

                (1)  principal amount of the Eurodollar Rate
        Advance prepaid or not borrowed, as the case may be, times the quotient of (A) the number of days between the date of prepayment or failure to borrow, as applicable, and the last day in the applicable Eurodollar Period, divided by
        (B) 360, times the applicable Interest Differential (provided that the product of the foregoing formula must be a positive number); plus

                (2) all out-of-pocket expenses incurred by the Bank reasonably attributable to such payment, prepayment or failure to borrow.

  Each Bank's determination of the amount of any prepayment fee payable under this Section 3.8(d) shall be conclusive in the absence of manifest error.

      3.9 Late Payments. If any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to any Creditor is not paid when due, it shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the sum of the Alternate Base Rate plus the Applicable Alternate Base Rate Margin plus 2%, to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including, without limi-tation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Laws.

      3.10 Computation of Interest and Fees. Computation of interest on Alternate Base Rate Loans calculated with reference to the Reference Rate shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed; computation of interest on Alternative Base Rate Loans calculated by reference to the Federal Funds Rate, and on Eurodollar Rate Loans, Competitive Advances and all fees under this Agreement shall be calculated on the basis of a year of 360 days and the actual number of days elapsed. Borrower acknowledges that such latter calculation method will result in a higher yield to the Banks than a method based on a year of 365 or 366 days. Interest shall accrue on each Loan for the day on which the Loan is made; interest shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid. Any Loan that is repaid on the same day on which it is made shall bear interest for one day.

      3.11 Non-Banking Days. If any payment to be made by Borrower or any other Party under any Loan Document shall come due on a day other than a Banking Day, payment shall instead be considered due on the next succeeding Banking Day and the extension of time shall be reflected in computing interest and fees.

      3.12  Manner and Treatment of Payments.

           (a) Each payment hereunder (except payments with respect to Swing Line Obligations and payments pursuant to Sections 3.7, 3.8, 11.3, 11.11 and 11.23) or on the Notes or under any other Loan Document shall be made to the Administrative Agent, at the Administrative Agent's Office, for the account of each of the Banks or the Administrative Agent, as the case may be, in immediately available funds not later than 11:00 a.m., California local time, on the day of payment (which must be a Banking Day), other than payments with respect to Swing Line Advances, which must be received by 3:00 p.m., California time, on the day of payment (which must be a Banking
  Day). All payments received after these deadlines shall be deemed received on the next succeeding Banking Day. The amount of all payments received by the Administrative Agent for the account of each Bank shall be immediately paid by the Administrative Agent to the applicable Bank in immediately available funds and, if such payment was received by the Administrative Agent by 11:00 a.m., California local time, on a Banking Day and not so made available to the account of a Bank on that Banking Day, the Administrative Agent shall reimburse that Bank for the cost to such Bank of funding the amount of such payment at the Federal Funds Rate. All payments shall be made in lawful money of the United States of America except for payments of principal and interest with respect to Foreign Currency Advances, which may at Borrower's option be made in Dollars equal to the Foreign Currency Equivalent or in the foreign currency in which the related Foreign Currency Advance is made.

           (b) Each payment or prepayment on account of any Committed Loan shall be applied pro rata according to the outstanding Committed Advances made by each Bank comprising such Committed Loan. Each payment or prepayment of a Competitive Advance shall be applied to the Competitive Advance Note held by the Bank which made such Competitive Advance.

           (c) Each Bank shall use its best efforts to keep a record of Advances made by it and payments received by it with respect to each of its Notes and, subject to Section 10.6(g), such record shall, as against Borrower, be presumptive evidence of the amounts owing. Notwithstanding the foregoing sentence, no Bank shall be liable to any Party for any failure to keep such a record.

           (d) Each payment of any amount payable by Borrower or any other Party under this Agreement or any other Loan
  Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority, excluding, in the case of each Creditor, and any Affiliate or Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its net income, gross income or gross receipts or capital and franchise taxes imposed on it, (ii) any withholding taxes or other taxes based on gross income (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any Governmental Agency) or (iii) any withholding taxes or other taxes based on gross income for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.22, to the extent such forms are then required by applicable Laws, (all such non-excluded taxes, assessments or other charges being hereinafter referred to as "Taxes"). To the extent that Borrower is obligated by applicable Laws to make any deduction or withholding on account of Taxes from any amount payable to any Bank under this Agreement, Borrower shall (i) make such deduction or withholding and pay the same to the relevant
  Governmental Agency and (ii) pay such additional amount to that Bank as is necessary to result in that Bank's receiving a net after-Tax amount equal to the amount to which that Bank would have been entitled under this Agreement absent such deduction or withholding. If and when receipt of such payment results in an excess payment or credit to that Bank on account of such Taxes, that Bank shall promptly refund such excess to Borrower.

      3.13 Funding Sources. Nothing in this Agreement shall be deemed to obligate any Bank to obtain the funds for any Loan or Advance in any particular place or manner or to constitute a representation by any Bank that it has obtained or will obtain the funds for any Loan or Advance in any particular place or manner.

      3.14 Failure to Charge Not Subsequent Waiver. Any decision by the Creditors not to require payment of any interest (including interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate any amount payable by a particular method, on any occasion shall in no way limit or be deemed a waiver of the Creditor's right to require full payment of any interest (including interest arising under Section 3.9), fee, cost or other amount payable under any Loan Document, or to calculate an amount payable by another method that is not inconsistent with this Agreement, on any other or subsequent occasion.

      3.15 Administrative Agent's Right to Assume Payments Will be Made by Borrower. Unless the Administrative Agent shall have been notified by Borrower prior to the date on which any payment to be made by Borrower hereunder is due that Borrower does not intend to remit such payment, the Administrative Agent may, in its discretion, assume that Borrower has remitted such payment when so due and the Administrative Agent may, in its discretion and in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Borrower has not in fact remitted such payment to the Administrative Agent, each Bank shall forthwith on demand repay to the Administrative Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Bank to the date such amount is repaid to the Administrative Agent at the Federal Funds Rate.

      3.16 Fee Determination Detail. Each Creditor shall provide reasonable detail to Borrower regarding the manner in which the amount of any payment to that Creditor under
  Article 3 has been determined, concurrently with demand for such payment.

      3.17  Survivability.  All of Borrower's obligations under
  Sections 3.7 and 3.8 shall survive for ninety days following the date on which the Commitment is terminated and all Loans hereunder are fully paid.


                           Article 4
                 REPRESENTATIONS AND WARRANTIES


           Borrower represents and warrants to the Creditors, as of the date hereof and as of the Closing Date, that:

      4.1 Existence and Qualification; Power; Compliance With Laws. Borrower is a corporation duly formed, validly existing and in good standing under the Laws of Nevada. Borrower is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not constitute a Material Adverse Effect. Borrower has all requisite corporate power and authority to conduct its business, to own and lease its Properties and to execute and deliver each Loan Document to which it is a Party and to perform its Obligations. All outstanding shares of capital stock of Borrower are duly authorized, validly issued, fully paid, non-assessable and no holder thereof has any enforceable right of rescission under any applicable state or federal securities Laws. Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions does not constitute a Material Adverse Effect.

      4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, deliv-ery and performance by Borrower and each Significant Subsidiary of the Loan Documents to which it is a Party have been duly authorized by all necessary corporate action, and do not and will not:

                (a) Require any consent or approval not hereto-fore obtained of any partner, director, stockholder, security holder or creditor of such Party;

                (b) Violate or conflict with any provision of such Party's charter, articles of incorporation or bylaws, as applicable;

                (c)  Result in or require the creation or
        imposition of any Lien or Right of Others upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

                (d) Violate any Requirement of Law applicable to such Party, subject to obtaining the authorizations from, or filings with, the Governmental Agencies described in Schedule 4.3;

                (e)  Result in a breach by such Party of or
        constitute a default by such Party under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other Contractual Obligation to which such Party is a party or by which such Party or any of its Property is bound or affected and such breach, default or acceleration would not result in an obligation on behalf of Borrower or any Significant Subsidiary to make payments in an aggregate amount which exceed $25,000,000 or otherwise result in a Material Adverse Effect;

  and none of Borrower or any Significant Subsidiary is in viola-tion of, or default under, any Requirement of Law or Contract-ual Obligation, or any indenture, loan or credit agreement described in Section 4.2(e), in any respect that constitutes a Material Adverse Effect.

      4.3 No Governmental Approvals Required. Except as set forth in Schedule 4.3 or previously obtained or made, no authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Agency is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by Borrower and the Significant Subsidiaries of the Loan Documents to which it is a Party. All authorizations from, or filings with, any Governmental Agency described in
  Schedule 4.3 will be accomplished as of the Closing Date or such other date as is specified in Schedule 4.3.

      4.4  Subsidiaries.

           (a) Schedule 4.4 hereto correctly sets forth the names, form of legal entity, percentage of shares of each class of capital stock issued and outstanding, percentage of shares owned by Borrower or a Restricted Subsidiary (specifying such owner) and jurisdictions of organization of all Restricted Subsidiaries and specifies which thereof, as of the Closing Date, are Significant Subsidiaries. Except as described in
  Schedule 4.4, Borrower does not own any capital stock, equity interest or debt security which is convertible, or exchangeable, for capital stock or equity interests in any Person. Unless otherwise indicated in Schedule 4.4, as of the Closing Date all of the outstanding shares of capital stock, or all of the units of equity interest, as the case may be, of each Restricted Subsidiary are owned of record and beneficially by Borrower, there are no outstanding options, warrants or other rights to purchase capital stock of any such Subsidiary, and all such shares or equity interests so owned are duly authorized, validly issued, fully paid, non-assessable, and were issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others, except for Permitted Encumbrances and Permitted Rights of Others.

           (b) Each Restricted Subsidiary is a corporation or partnership duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization, is duly qualified to do business as a foreign organization and is in good standing as such in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties makes such qualification necessary (except where the failure to be so duly qualified and in good standing does not constitute a Material Adverse Effect), and has all requisite power and authority to conduct its business and to own and lease its Properties.

           (c) Each Restricted Subsidiary is in compliance with all Laws and other requirements applicable to its business and has obtained all authorizations, consents, approvals, orders, licenses, and permits from, and each such Subsidiary has accomplished all filings, registrations, and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to be in such compliance, obtain such authorizations, consents, approvals, orders, licenses, and permits, accomplish such filings, registrations, and qualifications, or obtain such exemptions, does not constitute a Material Adverse Effect.

           (d)  As of the Closing Date Borrower has no
  Subsidiaries (i) in which Borrower directly or indirectly owns at least 80% of the capital stock or other ownership interests and (ii) with respect to which Borrower or any of its Restricted Subsidiaries has entered any shareholders' agreement, management agreement or other agreement which has the effect of delegating management control over such Subsidiary to a Person other than Borrower or a Restricted Subsidiary.

      4.5 Financial Statements. Borrower has furnished to the Banks (a) the audited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Year ended
  January 31, 1995 and (b) the unaudited consolidated financial statements of Borrower and its Subsidiaries for the Fiscal Quarter ended October 31, 1995. The financial statements described in clauses (a) and (b) fairly present in all material respects the financial condition, results of operations and changes in financial position of Borrower and its Subsidiaries as of such dates and for such periods, in conformity with Generally Accepted Accounting Principles, consistently applied.

      4.6 No Other Liabilities; No Material Adverse Effect. As of the Closing Date, Borrower and its Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the financial statements described in
  Section 4.5 or on Schedule 4.10, other than liabilities and contingent liabilities arising in the ordinary course of business since the date of such financial statements. As of the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since October 31, 1995. As of each date subsequent to the Closing Date, no circumstance or event has occurred that constitutes a Material Adverse Effect since the Closing Date.

      4.7 Title to Property. Borrower and its Subsidiaries have valid title to the Property reflected in the financial statements described in Section 4.5(b), other than immaterial items of Property and Property subsequently sold or disposed of in the ordinary course of business, free and clear of all Liens and Rights of Others, other than Liens or Rights of Others securing Indebtedness in an aggregate amount not in excess of $25,000,000, and Liens or Rights of Others described in
  Schedule 4.7, or permitted by Section 6.9.

      4.8 Intangible Assets. Borrower and its Restricted Subsidiaries own, or possess the right to use to the extent necessary in their respective businesses, all material trademarks, trade names, copyrights, patents, patent rights, computer software, licenses and other Intangible Assets that are used in the conduct of their businesses as now operated, and no such Intangible Asset, to the best knowledge of Borrower, conflicts with the valid trademark, trade name, copyright, patent, patent right or Intangible Asset of any other Person to the extent that such conflict constitutes a Material Adverse Effect.

      4.9 Public Utility Holding Company Act. Neither Borrower nor any Restricted Subsidiary is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

      4.10 Litigation. Except for (a) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, (b) any matter, or series of related matters, involving a claim against Borrower or any of its Restricted Subsidiaries of less than $5,000,000,
  (c) matters of an administrative nature not involving a claim or charge against Borrower or any of its Restricted Subsidiaries and (d) matters set forth in Schedule 4.10, there are no actions, suits, proceedings or investigations pending as to which Borrower or any of its Restricted Subsidiaries have been served or have received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Restricted Subsidiaries or any Property of any of them before any Governmental Agency.

      4.11 Binding Obligations. Each of the Loan Documents to which Borrower or any of its Significant Subsidiaries is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or Gaming Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

      4.12 No Default. No event has occurred and is continuing that is a Default or Event of Default.

      4.13  ERISA.

           (a)  With respect to each Pension Plan:

                     (i)       such Pension Plan complies in all
       material respects with ERISA and any other applicable Laws to the extent that noncompliance could reasonably be expected to have a Material Adverse Effect;

                         (ii) such Pension Plan has not incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA) that could reasonably be expected to have a Material Adverse Effect;

                        (iii)       no "reportable event" (as defined in
       Section 4043 of ERISA) has occurred that could reasonably be expected to have a Material Adverse Effect; and

                         (iv) neither Borrower nor any of its Sub-sidiaries has engaged in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code) that could reasonably be expected to have a Material Adverse
       Effect.

           (b)  Neither Borrower nor any of its Restricted
  Subsidiaries has incurred or expects to incur any withdrawal liability to any Multiemployer Plan that could reasonably be expected to have a Material Adverse Effect.

      4.14 Regulations G, T, U and X; Investment Company Act. No part of the proceeds of any Loan hereunder will be used to purchase or carry, or to extend credit to others for the purpose of purchasing or carrying, any Margin Stock in viola-tion of Regulations G, T, U or X. Neither Borrower nor any of its Restricted Subsidiaries is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

      4.15 Disclosure. No written statement made by a Senior Officer to any Creditor in connection with this Agreement, or in connection with any Loan, Advance or Letter of Credit as of the date thereof contained any untrue statement of a material fact or omitted a material fact necessary to make the statement made not misleading in light of all the circumstances existing at the date the statement was made.

      4.16 Tax Liability. Borrower and its Restricted Subsidiaries have filed all tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes with respect to the periods, Property or transactions covered by said returns, or pursuant to any assessment received by Borrower or any of its Restricted Subsidiaries, except
  (a) such taxes, if any, as are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established and maintained and (b) immaterial taxes and tax returns so long as no material item or portion of Property of Borrower or any of its Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

      4.17 Projections. As of the Closing Date, to the best knowledge of Borrower, the assumptions set forth in the Projections are reasonable and consistent with each other and with all facts known to Borrower, and the Projections are reasonably based on such assumptions. Nothing in this
  Section 4.17 shall be construed as a representation or covenant that the Projections in fact will be achieved.

      4.18 Hazardous Materials. Neither Borrower nor any of its Restricted Subsidiaries at any time has disposed of, discharged, released or threatened the release of any material amount of Hazardous Materials on, from or under the Real Property in any manner that violates any Hazardous Materials Law in any manner which would result in a Material Adverse Effect. No condition exists that violates any Hazardous Material Law affecting any Real Property except for such violations that would not individually or in the aggregate have a Material Adverse Effect. No Real Property or any portion thereof is or has been utilized by Borrower or any of its Restricted Subsidiaries as a site for the manufacture of any Hazardous Materials. To the extent that any Hazardous Materials are used, generated or stored by Borrower or any of its Restricted Subsidiaries on any Real Property, or transported to or from such Real Property by Borrower or any of its Restricted Subsidiaries, such use, generation, storage and transportation are in compliance in all material respects with all Hazardous Materials Laws.

      4.19 Developed Properties. As of the Closing Date, the facilities described on Schedule 4.19 comprise all of the Developed Property.

      4.20  Gaming Laws.  Borrower and each of its Restricted
  Subsidiaries are in compliance in all material respects with all Gaming Laws that are applicable to them and their businesses.


                           Article 5
                     AFFIRMATIVE COVENANTS
                  (OTHER THAN INFORMATION AND
                    REPORTING REQUIREMENTS)


           So long as any Advance remains unpaid, or any other
  Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall, and shall cause each of its Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Banks) otherwise consents:

      5.1 Payment of Taxes and Other Potential Liens. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof and upon their respective income or profits or any part thereof, except that Borrower and its Restricted Subsidiaries shall not be required to pay or cause to be paid (a) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings so long as the relevant entity has established and maintains adequate reserves for the payment of the same or (b) any immaterial tax so long as no material item or portion of Property of Borrower or any of its Restricted Subsidiaries is in jeopardy of being seized, levied upon or forfeited.

      5.2 Preservation of Existence. Preserve and maintain their respective existences in the jurisdiction of their formation and all material authorizations, rights, franchises, privileges, consents, approvals, orders, licenses, permits, or registrations from any Governmental Agency that are necessary for the transaction of their respective business, except where the failure to so preserve and maintain the existence of any Restricted Subsidiary and such authorizations would not constitute a Material Adverse Effect and except that a merger permitted by Section 6.4 shall not constitute a violation of this covenant; and qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business or the ownership or leasing of their respective Properties except where the failure to so qualify or remain qualified would not constitute a Material Adverse Effect.

      5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective depreciable Properties in good order and condition, subject to wear and tear in the ordinary course of business, and not permit any waste of their respec-tive Properties, except that (a) the failure to maintain, preserve and protect a particular item of depreciable Property that is not of significant value, either intrinsically or to the operations of Borrower and its Restricted Subsidiaries, taken as a whole, shall not constitute a violation of this covenant, (b) demolition of the Hacienda Hotel or the failure to maintain the same shall not be construed to be in violation of this Section.

      5.4 Maintenance of Insurance. Maintain liability, casualty and other insurance (subject to customary deductibles and retentions) with responsible insurance companies in such amounts and against such risks as is carried by responsible companies engaged in similar businesses and owning similar assets in the general areas in which Borrower and its Restricted Subsidiaries operate.

      5.5 Compliance With Laws. Comply, within the time period, if any, given for such compliance by the relevant Governmental Agency or Agencies with enforcement authority, with all Requirements of Law noncompliance with which con-stitutes a Material Adverse Effect, except that Borrower and its Restricted Subsidiaries need not comply with a Requirement of Law then being contested by any of them in good faith by appropriate proceedings.

      5.6 Inspection Rights. Upon reasonable notice, at any time during regular business hours and as often as requested
  (a) (but not so as to materially interfere with the business of Borrower or any of its Restricted Subsidiaries), permit the Administrative Agent or any Bank, or any authorized employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account of, and to visit and inspect the Properties of, Borrower and its Restricted Subsidiaries and to discuss the affairs, finances and accounts of Borrower and its Restricted Subsidiaries with any of their officers, key employees or accountants and, upon request, furnish promptly to the Administrative Agent or any Bank true copies of all financial information made available to the board of directors or audit committee of the board of directors of Borrower and (b) (but not so as to materially interfere with the business of any New Venture Entity), permit the Administrative Agent, or any authorized employee, agent or representative thereof, to visit and inspect the Properties of such New Venture Entity and to discuss the affairs, finances and accounts of the New Venture Entity with any of its officers, key employees or accountants.

      5.7 Keeping of Records and Books of Account. Keep ade-quate records and books of account reflecting all financial transactions in conformity with Generally Accepted Accounting Principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrower or any of its Restricted Subsidiaries.

      5.8 Compliance With Agreements. Promptly and fully comply with all Contractual Obligations under all material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such material agreements, indentures, leases or instruments are with a Bank or another Person, except for any such Contractual Obligations
  (a) the performance of which would cause a Default or (b) then being contested by any of them in good faith by appropriate proceedings or if the failure to comply with such agreements, indentures, leases or instruments does not constitute a Material Adverse Effect.

      5.9 Use of Proceeds. Use the proceeds of Loans (a) on the Closing Date, for retirement of all outstanding obligations under the Existing Syndicated Credit Facilities, and
  (b) thereafter for working capital and general corporate purposes of Borrower and its Restricted Subsidiaries including without limitation capital expenditures, share repurchases, commercial paper backup and acquisitions of equity securities or assets of other Persons, in each case to the extent not prohibited by the Loan Documents.

      5.10  New Significant Subsidiaries.  Cause each of its
  Restricted Subsidiaries which hereafter becomes a Significant
  Subsidiary to execute and deliver to the Administrative Agent an instrument of joinder of the Subsidiary Guaranty.

      5.11  Hazardous Materials Laws.  Keep and maintain all
  Real Property then owned or leased by Borrower or its Restricted Subsidiaries and each portion thereof (or cause such Real Property to be kept and maintained) in compliance in all material respects with all applicable Hazardous Materials Laws and promptly notify the Administrative Agent in writing of
  (a) any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened in writing by a Governmental Agency pursuant to any applicable Hazardous Materials Laws, (b) any and all material claims made or threatened in writing by any Person against Borrower relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials and (c) discovery by any Senior Officer of Borrower of any material occurrence or condition on any real property adjoining or in the vicinity of such Real Property that could reasonably be expected to cause such Real Property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use of such Real
    Property under any applicable Hazardous Materials Laws.


                           Article 6
                       NEGATIVE COVENANTS


           So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, unless the Administrative Agent (with the written approval of the Requisite Banks or, if required by Section 11.2, of all of the Banks) otherwise consents:

      6.1 Prepayment of Indebtedness. Pay any principal or interest on any Indebtedness of Borrower or any of its Restricted Subsidiaries prior to the date when due, or make any payment or deposit with any Person that has the effect of providing for the satisfaction of any Indebtedness of Borrower or any of its Restricted Subsidiaries prior to the date when due, in each case if an Event of Default then exists or would result therefrom; provided, however, that this Section shall not apply to prohibit any prepayment to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such prepayment and
  (ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

      6.2 Payment of Subordinated Debt. Pay any (a) principal (including sinking fund payments) or any other amount (other than scheduled interest payments) with respect to any Subordinated Debt, or purchase or redeem any Subordinated Debt, if an Event of Default then exists or would result therefrom, or (b) scheduled interest on any Subordinated Debt, if an Event of Default described in Sections 9.1(a) or 9.1(b) then exists or would result therefrom; provided, however, that this Section shall not apply to prohibit any payment to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such payment and
  (ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance. Borrower shall not amend or modify the subordination provisions of any Subordinated Debt in any manner which is materially adverse to the interests of the Creditors.

      6.3 Disposition of Property. Make any Disposition of its Property, whether now owned or hereafter acquired, except Dispositions made during the term of this Agreement in an aggregate amount not in excess of $150,000,000 made when no Event of Default then exists or would result therefrom; provided, however, that this Section shall not apply to prohibit a Disposition to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such Disposition, and
  (ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance, and provided further that nothing in this Section shall apply to restrict the Disposition of any of the equity securities of any Person that holds, directly or indirectly through a holding company or otherwise, a license under any Gaming Law to the extent such restriction is unlawful under that Gaming Law.

      6.4 Mergers. Merge or consolidate with or into any Person, except:

                (a) mergers and consolidations of a Subsidiary of Borrower into Borrower or a Restricted Subsidiary (with Borrower or the Restricted Subsidiary as the surviving entity) or of Restricted Subsidiaries of Borrower with each other, provided that Borrower and each of its Subsidiaries has executed such amendments to the Loan Documents as the Administrative Agent may reasonably determine are appropriate as a result of such merger; and

                (b) a merger or consolidation of Borrower or any Restricted Subsidiary with any other Person, provided that (i) either (A) Borrower or the Restricted Subsidiary is the surviving entity, or (B) the surviving entity is a corporation organized under the Laws of a State of the United States of America and, as of the date of such merger or consolidation, expressly assumes, by an instrument satisfactory in form and substance to the Requisite Banks, the Obligations of Borrower or the Restricted Subsidiary, as the case may be, (ii) giving effect thereto on a pro-forma basis, no Default or Event of Default exists or would result therefrom, and (iii) as a result thereof, no Change in Control has occurred.

      6.5 Hostile Tender Offers. Make any offer to purchase or acquire, or consummate a purchase or acquisition of, 5% or more of the capital stock of any corporation or other business entity if the board of directors or management of such corpora-tion or business entity has notified Borrower that it opposes such offer or purchase and such notice has not been withdrawn or superseded.

      6.6 Distributions. Make any Distribution, whether from capital, income or otherwise, and whether in Cash or other Property, if an Event of Default then exists or would result therefrom except (a) Distributions by any Restricted Subsidiary to Borrower or to another Restricted Subsidiary, (b) payment of dividends which have been declared if the same would have been permitted hereunder at the date of declaration and
  (c) dividends payable solely in Common Stock; provided, however, that this Section shall not apply to prohibit a Distribution to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by such Distribution and (ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

      6.7  ERISA.

           (a)  At any time, permit any Pension Plan to:

                     (i) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code);

                         (ii) fail to comply with ERISA or any other applicable Laws;

                        (iii)       incur any material "accumulated
       funding deficiency" (as defined in Section 302 of ERISA);
       or

                         (iv) terminate in any manner, which, with respect to each event listed above, could reasonably be expected to result in a Material Adverse Effect.

           (b) Withdraw, completely or partially, from any Multiemployer Plan if to do so could reasonably be expected to result in a Material Adverse Effect.

      6.8 Change in Nature of Business. Make any material change in the nature of the business of Borrower and its Restricted Subsidiaries, taken as a whole; provided that the acquisition of an ownership interest in one or more New Ventures shall not be construed to violate this covenant.

      6.9  Liens, Negative Pledges and Rights of Others.
  Create, incur, assume or suffer to exist any Lien, Negative
  Pledge or Right of Others of any nature upon or with respect to any of their respective Properties, whether now owned or hereafter acquired, except:

                (a) Permitted Encumbrances and Permitted Rights of Others;

                (b)  Liens and Negative Pledges under the Loan
        Documents;

                (c) existing Liens, Negative Pledges and Rights of Others disclosed in Schedule 4.7 (or not required to be disclosed therein under Section 4.7) and any renewals or extensions thereof; provided that the obligations secured or benefited thereby are not increased;

                (d) Rights of Others consisting of holdings in joint tenancy or other forms of ownership interests (and rights associated therewith) in a New Venture Entity or consisting of obligations of Borrower or its Restricted Subsidiaries to sell, or rights of other Persons to purchase, the ownership interests of Borrower and its Restricted Subsidiaries in a New Venture Entity, which obligations or rights were created substantially concurrently with the acquisition of such ownership interest in the New Venture Entity;

                (e)  any Lien, Negative Pledge or Right of
        Others on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any Subsidiary of Borrower that holds, directly or indirectly through a holding company or otherwise, a license under any Gaming Law, and in the proceeds thereof; provided that this clause (e) shall apply only so long as the Gaming Laws of the relevant jurisdiction provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (e) shall be of no further effect; and provided further that if at any time Borrower creates or suffers to exist a Lien or Negative Pledge covering such securities in favor of the holder of any other Indebtedness, it will (subject to any approval required under such Gaming Laws) concurrently grant a pari-passu Lien or Negative Pledge likewise covering such securities in favor of the Administrative Agent for the benefit of the Banks;

                (f) Liens on Property acquired or constructed (whether before or after the Closing Date) by Borrower or any of its Restricted Subsidiaries, and in the proceeds thereof, that (i) were in existence at the time of the acquisition or construction of such Property or were created at or within 180 days after such acquisition or construction, (ii) secure (in the case of Liens not in existence at the time of acquisition of the Property) only the unpaid portion of the acquisition or construction price for such Property, or monies borrowed that were used to pay such acquisition or construction price and (iii) do not secure, in the aggregate, Indebtedness (including Capital Lease Obligations) in excess of $50,000,000 outstanding at any time;

                (g)  Liens securing Indebtedness (including
        Capital Lease Obligations) that replaces or refinances Indebtedness secured by Liens permitted under clause (f); provided that (i) such Liens cover the same Property as the Liens securing the Indebtedness replaced or refinanced and (ii) the aggregate Indebtedness secured by all such Liens, when added to the Indebtedness secured by Liens permitted under clause (f), does not exceed $50,000,000 outstanding at any time;

                (h)  Liens, Negative Pledges and Rights of
        Others held by joint venture partners and any assignees thereof, and lenders thereto and any assignees thereof, with respect to the interests of Borrower in that joint venture and the proceeds thereof, provided that such Liens, Negative Pledges and Rights of Others shall secure and relate only the obligations of such joint venture; and
                (i)  Liens, Negative Pledges and Rights of
        Others in favor of counterparties to agreements, and assignees thereof, entered into by Borrower and its Restricted Subsidiaries in the ordinary course of business on the interests of Borrower and its Restricted Subsidiaries under such agreements and the proceeds thereof, provided that such Liens, Negative Pledges and Rights of Others shall secure and relate only restrictions on transfer of the rights of Borrower and its Restricted Subsidiaries to the holders thereof under the relevant agreement.

  provided, that this Section shall not apply to prohibit the creation of a Lien, Negative Pledge or Right of Others to the extent necessary to prevent a License Revocation if (i) no Default or Event of Default then exists which is not curable by creation of the Lien, Negative Pledge or Right of Others and
  (ii) Borrower has notified the Administrative Agent in writing of the necessity to invoke this proviso at least ten Banking Days (or such shorter period as may be necessary in order to comply with a regulation or order of the relevant Gaming Board) in advance.

      6.10 Indebtedness and Contingent Guaranties. Create, incur, assume or suffer to exist any Indebtedness or Contingent
  Guaranty (other than Indebtedness of Restricted Subsidiaries to
  Borrower or another Restricted Subsidiary) if:

           (a) a Default or Event of Default then exists or would result therefrom, or

           (b) after giving effect thereto, the aggregate principal amount (without duplication) of (i) all Indebtedness (other than the Obligations, Subordinated Debt and Commercial Paper Debt) of Borrower and its Restricted Subsidiaries, plus (ii) the amount of all Contingent Guaranties (to the extent that the same are quantified pursuant to the definition thereof) would exceed $500,000,000.

      6.11 Transactions with Affiliates. Enter into any material transaction of any kind with any Affiliate of Borrower other than (a) salary, bonus, employee stock option and other compensation arrangements with directors or officers in the ordinary course of business, (b) transactions that are fully disclosed to the board of directors of Borrower and expressly authorized by a resolution of the board of directors of Borrower which is approved by a majority of the directors not having an interest in the transaction, (c) transactions between or among Borrower and its Restricted Subsidiaries and
  (d) transactions on overall terms, giving effect to all other business arrangements of Borrowers and their Restricted Subsidiaries with that Affiliate, at least as favorable to Borrower or its Restricted Subsidiaries as would be the case in an arm's-length transaction between unrelated parties of equal bargaining power.

      6.12 Tangible Net Worth. Permit Tangible Net Worth, as of the last day of any Fiscal Quarter ending after the Closing Date, to be less than the sum of (a) 85% of Base Net Worth plus
  (b) an amount equal to 50% of the Net Income earned in each Fiscal Quarter ending after November 1, 1995 (with no deduction for a net loss in any such Fiscal Quarter), plus (c) an amount equal to 50% of the aggregate increases in Stockholders' Equity after the Closing Date by reason of the issuance and sale of capital stock by Borrower (including upon any conversion of debt securities of Borrower into such capital stock), minus (d) the aggregate amount, not to exceed $300,000,000, then expended by Borrower in Cash for purchase or redemption of Common Stock after November 1, 1995.

      6.13 Interest Charge Coverage. Permit Interest Charge Coverage, as of the last day of any Fiscal Quarter ending after the Closing Date, to be less than the ratio set forth below opposite the period during which such Fiscal Quarter ends:

                Period                      Ratio

           Closing Date through
             January 31, 1998            2.50 to 1.00

           April 30, 1998 through        2.75 to 1.00
             January 31, 1999

           April 30, 1999 and            3.00 to 1.00
             thereafter

      6.14 Total Debt to EBITDA Ratio. Permit the Total Debt to EBITDA Ratio, as of the last day of any Fiscal Quarter ending after the Closing Date, to be greater than the ratio set forth below opposite the period during which such Fiscal
  Quarter ends:

                Period                      Ratio

           Closing Date through
             January 31, 1998            3.50 to 1.00

           April 30, 1998 through        3.25 to 1.00
             January 31, 1999

           April 30, 1999 and            3.00 to 1.00
             thereafter

      6.15  New Venture Capital Expenditures and Investments.

                (a)  Make, or enter any legally binding
        commitment to make, any New Venture Capital Expenditure or New Venture Investment if the aggregate New Venture Capital Expenditures and New Venture Investments made during the term of this Agreement (or reasonably anticipated to be made with respect to the related New Ventures or, in the case of an addition to or improvement of a Developed Property, with respect to such addition or improvement) will or may be $600,000,000 or more without first obtaining the written consent of the Majority Banks;

                (b)  Make, or enter any legally binding
        commitment to make, any New Venture Capital Expenditure or New Venture Investment with respect to any single New Venture if the aggregate New Venture Capital Expenditures and New Venture Investments which are made, committed to be made, or reasonably anticipated to be made, with respect to such New Venture exceed or are reasonably anticipated to exceed $250,000,000 without first obtaining the written consent of the Majority Banks; or

                (c)  Make, or enter any legally binding
        commitment to make, any New Venture Capital Expenditure if a Default or Event of Default then exists or would result therefrom; provided that this clause (c) shall not prohibit the making of a New Venture Capital Expenditure during the existence of a Default or Event of Default which Borrower became legally bound to make prior to such Default or Event of Default.

      6.16 Investments. Make or suffer to exist any Investment, other than:

                (a)  Investments in existence on the Closing
        Date and disclosed on Schedule 6.16 and extensions or similar reinvestments thereof in each case in an amount not greater than the Investment extended or reinvested;

                (b)  Investments consisting of Cash and Cash
        Equivalents;

                (c)  Investments consisting of advances to
        officers, directors and employees of Borrower and its Subsidiaries for travel, entertainment, relocation and analogous ordinary business purposes;

                (d)  Investments of Borrower in any of its
        Restricted Subsidiaries and Investments of any Restricted
        Subsidiary in Borrower or another Restricted Subsidiary;

                (e) Investments consisting of or evidencing the extension of credit to customers of Borrower and its Subsidiaries in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof;

                (f) Investments received in connection with the settlement of a bona fide dispute with another Person;

                (g) Investments representing all or a portion of the sales price for Property sold to another Person;

                (h)  New Venture Investments that do not violate
        Section 6.15; and

                (i) Investments resulting from the acquisition by Borrower or any of its Restricted Subsidiaries of all or a portion of another Person's ownership interest in a New Venture Entity pursuant to an obligation or right of such Person to sell, or an obligation or right of Borrower or any of its Restricted Subsidiaries to purchase, such ownership interest, which obligation or right was created substantially concurrently with the acquisition of such ownership interest in the New Venture Entity.

           6.17  Significant Subsidiaries.  Permit any
  Restricted Subsidiary that is, as of the Closing Date, a Significant Subsidiary to cease being a Restricted Subsidiary, except pursuant to a Disposition permitted by Section 6.3 or a merger or consolidation permitted by Section 6.4.


                           Article 7
             INFORMATION AND REPORTING REQUIREMENTS


      7.1 Financial and Business Information. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains in force, Borrower shall, unless the Administrative Agent (with the written approval of the Requisite Banks) otherwise consents, deliver to the Administrative Agent and the Banks, at Borrower's sole expense:

                (a) As soon as practicable, and in any event within 60 days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter in any Fiscal Year),
        (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the consolidated statement of operations for each Fiscal Quarter, and its statement of cash flows for the portion of the Fiscal Year ended with such Fiscal Quarter and
        (ii) the consolidating (in accordance with past consolidating practices of Borrower) balance sheets and statements of operations as at and for the portion of the Fiscal Year ended with such Fiscal Quarter, all in reasonable detail. Such financial statements shall be certified by a Senior Officer of Borrower as fairly presenting the financial condition, results of operations and cash flows of Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles (other than footnote disclosures), consistently applied, as at such date and for such periods, subject only to normal year-end accruals and audit adjustments;

                (b) As soon as practicable, and in any event within 60 days after the end of the fourth Fiscal Quarter in a Fiscal Year, a Certificate of a Responsible Official setting forth the Funded Debt Ratio as of the last day of such Fiscal Quarter, and providing reasonable detail as to the calculation thereof, which calculations shall be based on the preliminary unaudited financial statements of Borrower and its Subsidiaries for such Fiscal Quarter;

                (c) As soon as practicable, and in any event within 100 days after the end of each Fiscal Year, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such Fiscal Year and the consolidated statements of operations, shareholders' equity and cash flows, in each case of Borrower and its Subsidiaries for such Fiscal Year and (ii) consolidating (in accordance with past consolidating practices of Borrower) balance sheets and statements of operations, in each case as at and for the Fiscal Year, all in reasonable detail. Such financial statements shall be prepared in accordance with Generally Accepted Accounting Principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report and opinion of Arthur Andersen LLP or other independent public accountants of recognized standing selected by Borrower and reasonably satisfactory to the Requisite Banks, which report and opinion shall be prepared in accordance with generally accepted auditing standards as at such date, and shall not be subject to any qualifications or exceptions as to the scope of the audit nor to any other qualification or exception determined by the Requisite Banks in their good faith business judgment to be adverse to the interests of the Banks. Such accountants' report and opinion shall be accompanied by a certificate stating that, in making the examination pur-suant to generally accepted auditing standards necessary for the certification of such financial statements and such report, such accountants have obtained no knowledge of any Default or, if, in the opinion of such accountants, any such Default shall exist, stating the nature and status of such Default, and stating that such accountants have reviewed Borrower's financial calculations as at the end of such Fiscal Year (which shall accompany such certificate) under Section 6.10 and Sections 6.12 through 6.15, have read such Sections (including the definitions of all defined terms used therein) and that nothing has come to the attention of such accountants in the course of such examination that would cause them to believe that the same were not calculated by Borrower in the manner prescribed by this Agreement;

                (d) As soon as practicable, and in any event within 100 days after the commencement of each Fiscal Year, a budget and projection by Fiscal Quarter for that Fiscal Year and by Fiscal Year for the next four succeeding Fiscal Years, including for the first such Fiscal Year, projected quarterly consolidated balance sheets, statement of operations and statements of cash flow and, for the remaining four Fiscal Years, projected annual consolidated condensed balance sheets and statements of operations and cash flow, of Borrower and its Subsidiaries, all in reasonable detail;

                (e)  Promptly after request by any Creditor,
        copies of any detailed audit reports, management letters or recommendations submitted to the board of directors (or the audit committee of the board of directors) of Borrower by independent accountants in connection with the accounts or books of Borrower or any of its Subsidiaries, or any audit of any of them;

                (f) As soon as practicable, and in any event within 30 days after the end of each Fiscal Quarter, a written report, in form and detail mutually acceptable to Borrower and the Administrative Agent, with a narrative report describing the results of operations of Borrower and its Subsidiaries during such Fiscal Quarter and detailing the status of each New Venture, including the amounts of New Venture Capital Expenditures and New Ventures Investments made, and reasonably anticipated to be made, with respect thereto;

                (g)  Promptly after the same are available,
        copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of Borrower, and copies of all annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the Securi-ties and Exchange Commission under Sections 13 or 15(d) of the Securities Exchange Act of 1934 and not otherwise required to be delivered to the Banks pursuant to other provisions of this Section;

                (h)  Promptly after the same are available,
        copies of the Nevada "Regulation 6.090 Report" and "6-A Report" and copies of any written communication to Borrower or any of its Restricted Subsidiaries from any Gaming Board advising it of a violation of or non-compliance with, any Gaming Law by Borrower or any of its Subsidiaries;

                (i)  Promptly after request by any Creditor,
        copies of any other report or other document that was filed by Borrower or any of its Restricted Subsidiaries with any Governmental Agency;

                (j)  Promptly upon a Senior Officer becoming
        aware, and in any event within five (5) Banking Days after becoming aware, of the occurrence of any (i) "reportable event" (as such term is defined in Section 4043 of ERISA) or (ii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with any Pension Plan or any trust created thereunder, telephonic notice specifying the nature thereof, and, no more than five (5) Banking Days after such telephonic notice, written notice again specifying the nature thereof and specifying what action Borrower or any of its Restricted Subsidiaries is taking or proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto;

                (k) As soon as practicable, and in any event within two Banking Days after a Senior Officer becomes aware of the existence of any condition or event which constitutes a Default, telephonic notice specifying the nature and period of existence thereof, and, no more than two Banking Days after such telephonic notice, written notice again specifying the nature and period of existence thereof and specifying what action Borrower or any of its Restricted Subsidiaries are taking or propose to take with respect thereto;

                (l)  Promptly upon a Senior Officer becoming
        aware that (i) any Person commenced a legal proceeding with respect to a claim against Borrower or any of its Restricted Subsidiaries that is $5,000,000 or more in excess of the amount thereof that is fully covered by insurance, (ii) any creditor or lessor under a written credit agreement or material lease has asserted a default thereunder on the part of Borrower or any of its Restricted Subsidiaries, (iii) any Person commenced a legal proceeding with respect to a claim against Borrower or any of its Restricted Subsidiaries under a contract that is not a credit agreement or material lease in excess of $5,000,000 or which otherwise may reasonably be expected to result in a Material Adverse Effect, (iv) any labor union has notified Borrower of its intent to strike Borrower or any of its Restricted Subsidiaries on a date certain and such strike would involve more than 100 employees of Borrower and its Restricted Subsidiaries, or (v) any Gaming Board has indicated its intent to consider or act upon a License Revocation or a fine or penalty of $1,000,000 or more with respect to Borrower or any of its Restricted Subsidiaries, a written notice describing the pertinent facts relating thereto and what action Borrower or its Restricted Subsidiaries are taking or propose to take with respect thereto; and

                (m)  Such other data and information as from
        time to time may be reasonably requested by any Creditor through the Administrative Agent.

      7.2 Compliance Certificates. So long as any Advance remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstand-ing, Borrower shall deliver to the Administrative Agent and the Banks, at Borrower's sole expense, concurrently with the financial statements required pursuant to Sections 7.1(a) and 7.1(c), a Compliance Certificate signed on Borrower's behalf by a Senior Officer.


                           Article 8
                           CONDITIONS


      8.1 Initial Advances, Etc.. The obligation of each Bank to make the initial Advance to be made by it, the obligation of the Swing Line Bank to make Swing Line Advances and the obligation of the Issuing Bank to issue the initial Letters of Credit, are each subject to the following conditions precedent, each of which shall be satisfied prior to the making of the initial Advances (unless all of the Banks, in their sole and absolute discretion, shall agree otherwise):

                (a)  The Administrative Agent shall have
        received all of the following, each of which shall be originals unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to the Administrative Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless the Administrative Agent otherwise agrees or directs):

                (1) at least one (1) executed counterpart of this Agreement, together with arrangements satisfac-tory to the Administrative Agent for additional executed counterparts, sufficient in number for distribution to the Banks and Borrower;

                (2)  Committed Advance Notes executed by
             Borrower in favor of each Bank, each in a principal amount equal to that Bank's Pro Rata Share;

                (3)  Competitive Advance Notes executed by
             Borrower in favor of each Bank;

                (4)  the Swing Line Documents;

                (5) the Subsidiary Guaranty executed by each Significant Subsidiary;

                (6)  with respect to Borrower and each
             Significant Subsidiary, such documentation as the Administrative Agent may require to establish the due organization, valid existence and good standing of Borrower and each such Subsidiary, its qualification to engage in business in each material jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, certificates of good standing and/or qualification to engage in business, tax clearance certificates, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                (7)  the Opinions of Counsel;

                (8)  a Certificate of a Responsible Official
             certifying that the attached copies of the governing indentures and agreements for the Existing
             Subordinated Debt are true copies;

                (9) such assurances as the Administrative Agent deems appropriate that the relevant Gaming Boards have approved the transactions contemplated by the Loan Documents to the extent that such approval is required by applicable Gaming Laws;

                (10)  evidence that the Existing Syndicated
             Credit Facilities have been or will be at the time the initial Advances are made concurrently paid in full and terminated, and that all Liens securing the Existing Syndicated Credit Facilities are or shall concurrently be terminated;

                (11) a Certificate of a Responsible Official
             signed on Borrower's behalf by a Senior Officer setting forth the Funded Debt Ratio as of the last day of the most recently ended Fiscal Quarter and the Applicable Rating as of the Closing Date;

                (12) a Certificate of a Responsible Official
             signed on Borrower's behalf by a Senior Officer certifying that the conditions specified in Sections 8.1(e) and 8.1(f) have been satisfied; and

                (13) such other assurances, certificates, docu-
             ments, consents or opinions as the Administrative
             Agent reasonably may require.

                (b)  The arrangement fee payable pursuant to
        Section 3.2 shall have been paid.

                (c)  The upfront fees payable pursuant to
        Section 3.3 shall have been paid.

                (d) The reasonable costs and expenses of the Administrative Agent in connection with the preparation of the Loan Documents payable pursuant to Section 11.3, and invoiced to Borrower prior to the Closing Date, shall have been paid.

                (e)  The representations and warranties of
        Borrower contained in Article 4 shall be true and correct.

                (f) Borrower and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and after giving effect to the initial Advance no Default or Event of Default shall have occurred and be continuing.

      8.2  Any Increasing Advance, Etc.   Subject to
  Section 2.6(e), the obligation of each Bank to make any Committed Advance which would increase the aggregate principal amount of the outstanding Committed Advances, the obligation of the Issuing Bank to issue each Letter of Credit, the obligation of the Swing Line Bank to make Swing Line Advances, and the obligation of each Bank to make any Competitive Advance, is subject to the following conditions precedent:

                (a)  except (i) for representations and
        warranties which expressly speak as of a particular date or are no longer true and correct as a result of a change which is not a violation of the Loan Documents and (ii) as disclosed by Borrower and approved in writing by the Requisite Banks, the representations and warranties contained in Article 4 (other than Sections 4.4(a), 4.6 (first sentence), 4.10, 4.17 and, in the case of any Committed Advance the proceeds of which shall be used to directly refinance Commercial Paper Debt, the third sentence of Section 4.6) shall be true and correct on and as of the date of the Advance as though made on that date;

                (b)  there shall not be then pending or
        threatened any action, suit, proceeding or investigation against or affecting Borrower or any of its Restricted Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

                (c) the Administrative Agent shall, in the case of a Committed Advance, have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for loan referred to in the second sentence of
        Section 2.1(c), if applicable) in compliance with
        Article 2 (or, in the proper case, a Request for Letter of Credit); and

                (d)  the Administrative Agent shall have
        received, in form and substance satisfactory to the Administrative Agent, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or Requisite Banks reasonably may require.

      8.3 Any Advance. Subject to Section 2.6(e), the obligation of each Bank to make any Advance (other than an Alternate Base Rate Advance with respect to an Alternate Base Rate Loan which, if made, would not increase the outstanding principal Indebtedness evidenced by the Committed Advance Notes), is subject to the conditions precedent that (a) the representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4(b), 4.11, 4.12 (but only with respect to Events of Default) and 4.14 shall be true and correct in all material respects on the date of such Advance as though made on that date except as disclosed by Borrower and approved in writing by the Requisite Banks, and (b) except as provided for in
  Section 2.1(g), the Administrative Agent shall have timely received a Request for Loan in compliance with Article 2 (or telephonic or other request for loan referred to in the second sentence of Section 2.1(c), if applicable).


                           Article 9
      EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT


      9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor and under any circumstances whatsoever, shall consti-tute an Event of Default:

                (a) Borrower (i) fails to pay any principal on any Committed Advance Note or any Swing Line Advance, or any portion thereof, on the date when due, (ii) fails to make any payment with respect to any Letter of Credit when required by Section 2.4(d), or (iii) fails to pay any principal on any Competitive Advance Note, or any portion thereof, (A) if an Event of Default otherwise then exists, on the date when due or (B) if an Event of Default otherwise does not then exist, within one (1) Banking Day after the date when due; or

                (b) Borrower fails to pay any interest on any of the Notes, or any fees under Sections 3.4, 3.5 or 3.6, or any portion thereof, within five (5) Banking Days after the date when due; or fails to pay any other fee or amount payable to the Banks under any Loan Document, or any por-tion thereof, within five (5) Banking Days after demand therefor; or

                (c)  Borrower fails, immediately upon notice
        from the Administrative Agent, to comply with any of the covenants contained in Sections 6.2, 6.4, 6.5, 6.6, 6.8,
        6.12, 6.13, 6.14, 6.15 and 6.16; or

                (d)  Borrower fails to comply with
        Section 7.1(k) in any respect that is materially adverse to the interests of the Banks; or

                (e)  Borrower, any of its Significant
        Subsidiaries or any other Party fails to perform or observe any other covenant or agreement (not specified in clauses (a), (b), (c) or (d) above) contained in any Loan Document on its part to be performed or observed within ten Banking Days after the giving of notice by the Administrative Agent on behalf of the Requisite Banks of such Default; or

                (f) Any representation or warranty of Borrower or any of its Significant Subsidiaries made in any Loan Document, or in any certificate or other writing delivered by Borrower pursuant to any Loan Document, proves to have been incorrect when made or reaffirmed in any respect that is materially adverse to the interests of the Banks; or

                (g)  Borrower or any of its Significant
        Subsidiaries (i) fails to pay the principal, or any principal installment, of any present or future indebtedness for borrowed money of $25,000,000 or more, or any guaranty of present or future indebtedness for borrowed money of $25,000,000 or more, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed, or suffers any event to occur, in connection with any present or future indebtedness for borrowed money of $25,000,000 or more, or of any guaranty of present or future indebtedness for borrowed money of $25,000,000 or more, if as a result of such failure or sufferance any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due; or

                (h) Any event occurs which gives the holder or holders of any Subordinated Debt (or an agent or trustee on its or their behalf) the right to declare such indebtedness due before the date on which it otherwise would become due, or the right to require the issuer thereof to redeem or purchase, or offer to redeem or purchase, all or any portion of any Subordinated Debt; or

                (i) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Banks or satisfaction in full of all the Obligations ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Banks, is materially adverse to the interests of the Banks; or any Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports in writing to revoke, terminate or rescind same; or

                (j) A final judgment against Borrower or any of its Significant Subsidiaries is entered for the payment of money in excess of $5,000,000 and, absent procurement of a stay of execution, such judgment remains unsatisfied for thirty calendar days after the date of entry of judgment, or in any event later than five (5) days prior to the date of any proposed sale thereunder; or any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty calendar days after its issue or levy; or

                (k)  Borrower or any of its Significant
        Subsidiaries institutes or consents to the institution of any proceeding under a Debtor Relief Law relating to it or to all or any part of its Property, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under a Debtor Relief Law relating to any such Person or to all or any part of its Property is instituted without the consent of that Person and continues undismissed or unstayed for 60 calendar days; or

                (l) The occurrence of an Event of Default (as such term is or may hereafter be specifically defined in any other Loan Document) under any other Loan Document; or

                (m)  Any determination is made by a court of
        competent jurisdiction that any Subordinated Debt is not subordinated in accordance with its terms to the Obligations, provided that for so long as such determination is effectively stayed during any pending appeal the same shall not constitute an Event of Default; or

                (n) Any Pension Plan maintained by Borrower or any of its Restricted Subsidiaries is determined to have a material "accumulated funding deficiency" as that term is defined in Section 302 of ERISA and the result is a Material Adverse Effect; or

                (o) The occurrence of a License Revocation with respect to a license issued by any Governmental Agency of the States of New Jersey or Nevada that continues for five
        (5) calendar days.

      9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of the Creditors provided for elsewhere in this Agreement, or the Loan Documents, or by applicable Law, or in equity, or otherwise:

                (a)  Upon the occurrence, and during the
        continuance, of any Event of Default other than an Event of Default described in Section 9.1(k):

                (1)  the commitment to make Advances and all
             other obligations of the Creditors and all rights of Borrower and any other Parties under the Loan Documents shall be suspended without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all of the Banks or the Requisite Banks (as the case may be, in accordance with Section 11.2) may waive an Event of Default or, without waiving, determine, upon terms and conditions satisfactory to the Banks or Requisite Banks, as the case may be, to reinstate the Commitment and make further Advances, which waiver or determination shall apply equally to, and shall be binding upon, all the Banks; and

                (2)  the Requisite Banks may request the
             Administrative Agent to, and the Administrative Agent thereupon shall, terminate the Commitment, demand that Borrower deposit cash collateral for all Letters of Credit in the amount thereof with the Issuing Bank and/or declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower.

                (b) Upon the occurrence of any Event of Default described in Section 9.1(k):

                (1)  the commitment to make Advances and all
             other obligations of the Creditors and all rights of Borrower and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrower, which are expressly waived by Borrower, except that all the Banks may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to all the Banks, to reinstate the Commitment and make further Advances, which determination shall apply equally to, and shall be binding upon, all the Banks; and

                (2)  the unpaid principal of all Notes, all
             interest accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, present-ment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrower, and Borrower shall be obligated to immediately deposit cash collateral for all Letters of Credit with the Issuing Bank in the amount thereof.

                (c)  Upon the occurrence of any Event of
        Default, the Creditors, or any of them, without notice to (except as expressly provided for in any Loan Document) or demand upon Borrower, which are expressly waived by Borrower (except as to notices expressly provided for in any Loan Document), may proceed (but only with the consent of the Requisite Banks) to protect, exercise and enforce their rights and remedies under the Loan Documents against Borrower and any other Party and such other rights and remedies as are provided by Law or equity.

                (d) The order and manner in which the Banks' rights and remedies are to be exercised shall be deter-mined by the Requisite Banks in their sole discretion, and all payments received by the Creditors, shall be applied first to the costs and expenses (including attorneys' fees and disbursements and the allocated costs of attorneys employed by the Administrative Agent) of the Creditors, and thereafter paid pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's Obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of the Creditors, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such applica-tion (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to the Creditors under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of the Banks hereunder or thereunder or at Law or in equity.


                           Article 10
                    THE ADMINISTRATIVE AGENT


      10.1 Appointment and Authorization. Each Creditor hereby irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof or are reasonably incidental, as determined by the Administrative Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of the Administrative Agent as trustee for any Bank or as representative of any Bank for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, the Administrative Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

      10.2  Administrative Agent and Affiliates.  Bank of
  America (and each successor Administrative Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it was not the Administrative Agent, and the term "Bank" or "Banks" includes Bank of America in its individual capacity. Bank of America (and each successor Administrative Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrower, any Subsidiary thereof, or any Affiliate of Borrower or any Subsidiary thereof, as if it was not the Administrative Agent and without any duty to account therefor to the Banks. Bank of America (and each successor Administrative Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Administrative Agent hereunder, or for any monies received by it in its capacity as a Bank hereunder. The Administrative Agent shall not be deemed to hold a fiduciary relationship with any Bank and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

      10.3 Proportionate Interest in any Collateral. The Administrative Agent, on behalf of all the Banks, shall hold in accordance with the Loan Documents all items of any collateral or interests therein received or held by the Administrative Agent. Subject to the Administrative Agent's and the Banks' rights to reimbursement for their costs and expenses hereunder (including attorneys' fees and disbursements and other professional services and the allocated costs of attorneys employed by the Administrative Agent or a Bank) and subject to the application of payments in accordance with Section 9.2(d), each Bank shall have an interest in the Banks' interest in any collateral or interests therein in the same proportions that the aggregate Obligations owed such Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks.

      10.4 Banks' Credit Decisions. Each Creditor agrees that it has, independently and without reliance upon the Administrative Agent, any other Creditor or the directors, officers, agents, employees or attorneys of any other Creditor, and instead in reliance upon information supplied to it by or on behalf of Borrower and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Creditor also agrees that it shall, independently and without reliance upon any other Creditor or the directors, officers, agents, employees or attorneys of any other Creditor, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

      10.5  Action by Administrative Agent.

           (a) The Administrative Agent, the Issuing Bank and the Swing Line Bank may assume that no Default or Event of Default has occurred and is continuing, unless they have received notice from Borrower stating the nature of the Default or Event of Default or have received notice from a Bank stating the nature of the Default or Event of Default and that such Bank considers the Default or Event of Default to have occurred and to be continuing.

           (b)  The Administrative Agent has only those
  obligations under the Loan Documents as are expressly set forth therein.

           (c) Except for any obligation expressly set forth in the Loan Documents and as long as the Administrative Agent may assume that no Event of Default has occurred and is continuing, the Administrative Agent may, but shall not be required to, exercise its discretion to act or not act, except that the Administrative Agent shall be required to act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 11.2) and those instructions shall be binding upon the Administrative Agent and all the Banks, provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent.

           (d) If the Administrative Agent has received a notice specified in clause (a), the Administrative Agent shall immediately give notice thereof to the Banks and shall act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 11.2), provided that the Administrative Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law or would result, in the reasonable judgment of the Administrative Agent, in substantial risk of liability to the Administrative Agent, and except that if the Requisite Banks (or all the Banks, if required under Section 11.2) fail, for five (5) Banking Days after the receipt of notice from the Administrative Agent, to instruct the Administrative Agent, then the Administrative Agent, in its sole discretion, may act or not act as it deems advisable for the protection of the interests of the Creditors.

           (e) The Administrative Agent shall have no liability to any Creditor for acting, or not acting, as instructed by the Requisite Banks (or all the Banks, if required under Section 11.2), notwithstanding any other provision hereof.

      10.6 Liability of Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, the Administrative Agent and its directors, officers, agents, employees and attorneys:

                (a)  May treat the payee of any Note as the
        holder thereof until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfactory to the Administrative Agent, signed by the payee, and may treat each Bank as the owner of that Bank's interest in the Obligations for all purposes of this Agreement until the Administrative Agent receives notice of the assignment or transfer thereof, in form satisfac-tory to the Administrative Agent, signed by that Bank.

                (b) May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other profes-sionals or experts for Borrower and/or its Subsidiaries or the Banks, and shall not be liable for any action taken or not taken by it in good faith in accordance with any advice of such legal counsel, accountants or other pro-fessionals or experts.

                (c) Shall not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

                (d) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrower or its Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any collateral or the Property, books or records of Borrower or its Subsidiaries.

                (e) Will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any collateral.

                (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

                (g)  Will not incur any liability for any
        arithmetical error in computing any amount paid or payable by Borrower or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Bank under any Loan Document, including, without limitation, principal, interest, commitment fees, Advances and other amounts; provided that, promptly upon discovery of such an error in computation, the Creditors (and, to the extent applicable Borrower and/or its Subsidiaries or Affiliates) shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

      10.7 Indemnification. Each Bank shall, ratably in accor-dance with its Pro Rata Share, indemnify and hold the Administrative Agent, the Arranger and their respective directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements and allocated costs of attorneys employed by the Administrative Agent or the Arranger) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrower to pay the indebtedness represented by the Notes) or any action taken or not taken by it as Administrative Agent and the Arranger thereunder, except such as result from their own gross negligence or willful misconduct. Without limitation on the foregoing, each Bank shall reimburse the Administrative Agent and the Arranger upon demand for that Bank's Pro Rata Share of any out-of-pocket cost or expense incurred by the Administrative Agent or the Arranger in connection with the negotiation, preparation, execution, delivery, amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrower or any other Party is required by Section 11.3 to pay that cost or expense but fails to do so upon demand. Nothing in this Section 10.7 shall entitle the Administrative Agent or the Arranger to recover any amount from the Banks if and to the extent that such amount has theretofore been recovered from Borrower or any of its Subsidiaries, and the Administrative Agent shall promptly refund to the Banks any amount for which it is indemnified for which it later receives duplicative reimbursement.

      10.8 Successor Administrative Agent. The Administrative Agent may, and at the request of the Requisite Banks shall, resign as Administrative Agent upon thirty days notice to the Banks and Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, the Requisite Banks shall appoint from among the Banks a successor administrative agent for the Banks, which successor administrative agent shall be approved by Borrower (and such approval shall not be unreasonably withheld). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Banks and Borrower, a successor administrative agent from among the Banks. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated (except for any liabilities incurred prior to such termination). After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article 10, and Sections 11.3, 11.11 and 11.23, shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If (a) the Administrative Agent has not been paid its agency fees under
  Section 3.6 or has not been reimbursed for any expense reimbursable to it under Section 11.3, in either case for a period of at least one (1) year and (b) no successor administrative agent has accepted appointment as Administrative Agent by the date which is thirty days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Banks appoint a successor administrative agent as provided for above.

      10.9 No Obligations of Borrower. Nothing contained in this Article 10 shall be deemed to impose upon Borrower any obligation in respect of the due and punctual performance by the Administrative Agent of its obligations to the Banks under any provision of this Agreement, and Borrower shall have no liability to any Creditor in respect of any failure by any Creditor to perform any of its obligations to any other Creditor under this Agreement. Without limiting the generality of the foregoing, where any provision of this Agreement relating to the payment of any amounts due and owing under the Loan Documents provides that such payments shall be made by Borrower to the Administrative Agent for the account of any Creditor, Borrower's obligations to the Banks in respect of such payments shall be deemed to be satisfied upon the making of such payments to the Administrative Agent in the manner provided by this Agreement.


                           Article 11
                         MISCELLANEOUS


      11.1 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of the Creditors provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of any Creditor in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of
  Article 8 hereof are inserted for the sole benefit of the Creditors; the same may be waived in whole or in part, with or without terms or conditions, in respect of any Loan without prejudicing the Creditors rights to assert them in whole or in part in respect of any other Loan.

      11.2 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by Borrower or any other Party therefrom, may in any event be effective unless in writing signed by the Requisite Banks (and, in the case of any amendment, modification or supplement of or to any Loan Document to which Borrower is a Party, signed by Borrower and, in the case of any amendment, modification or supplement to Article 10, signed by the Administrative Agent), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all the Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

                (a) To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitment or the Pro Rata Share of any Bank or the amount of any commitment fee payable to any Bank, or any other fee or amount payable to the Creditors under the Loan Documents or to waive an Event of Default consisting of the failure of Borrower to pay when due principal, interest or any commitment fee or letter of credit fee;

                (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note or any installment of any commitment fee or letter of credit fee, or to extend the term of the Commitment (except as set forth in Section 2.12), or to release any Subsidiary from its obligations under the Subsidiary Guaranty (except to the extent expressly permitted by the Loan Documents) or to release the Subsidiary Guaranty;

                (c) To amend the provisions of the definition of "Requisite Banks", Articles 8 or 9 or this Section 11.2 or to amend or waive Section 6.5; or

                (d) To amend any provision of this Agreement that expressly requires the consent or approval of all the Banks.

  Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 11.2 shall apply equally to, and shall be binding upon, all of the Creditors.

      11.3 Costs, Expenses and Taxes. Borrower shall pay within five (5) Banking Days after demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Administrative Agent and the Arranger in connection with the negotiation, preparation, syndication, execution and delivery of the Loan Documents and any amendment thereto or waiver thereof. Borrower shall also pay on demand, accompanied by an invoice therefor, the reasonable costs and expenses of the Creditors in connection with the refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto. The foregoing costs and expenses shall include filing fees, recording fees, title insurance fees, appraisal fees, search fees, and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel (including allocated costs of legal counsel employed by any Creditor), independent public accountants and other outside experts retained by any of the Creditors, whether or not such costs and expenses are incurred or suffered by the Creditors in connection with or during the course of any bankruptcy or insolvency proceedings of Borrower or any Subsidiary thereof. Such costs and expenses shall also include, in the case of any amendment or waiver of any Loan Document requested by Borrower, the administrative costs of the Administrative Agent and the Issuing Bank reasonably attributable thereto. Borrower shall pay any and all documentary and other taxes, excluding, in the case of each Creditor and any Affiliate or Eurodollar Lending Office thereof, (i) taxes imposed on or measured in whole or in part by its net income, gross income or gross receipts or capital and franchise taxes imposed on it, (ii) any withholding taxes or other taxes based on gross income (other than withholding taxes and taxes based on gross income resulting from or attributable to any change in any law, rule or regulation or any change in the interpretation or administration of any law, rule or regulation by any governmental authority) or (iii) any withholding taxes or other taxes based on gross income for any period with respect to which it has failed to provide Borrower with the appropriate form or forms required by Section 11.22, to the extent such forms are then required by applicable Laws, and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify the Creditors from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any such tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to the Creditors under this Section 11.3 shall bear interest from the second Banking Day following the date of demand for payment at the Default Rate.

      11.4 Nature of Banks' Obligations. The obligations of the Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Creditors or any of them pursuant hereto or thereto may, or may be deemed to, make the Creditors a partnership, an association, a joint venture or other entity, either among themselves or with Borrower or any Affiliate of Borrower. Each Bank's obligation to make any Advance pursuant hereto is several and not joint or joint and several, and in the case of the initial Advance only is conditioned upon the performance by all other Banks of their obligations to make initial Advances. A default by any Bank will not increase the Pro Rata Share attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as a majority in interest of the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so. The Administrative Agent agrees that it will use its best efforts either to induce the other Banks to assume the obligations of a Bank in default or to obtain another Bank, reasonably satisfactory to Borrower, to replace such a Bank in default.

      11.5 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by the Creditors, notwithstanding any investigation made by the Creditors or on their behalf.

      11.6 Notices. Except as otherwise expressly provided in the Loan Documents, all notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telegraphed, telecopied or delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telegraph or cable, when delivered to the telegraph company with charges prepaid; if given by telecopier, when sent; or if given by personal delivery, when delivered.

      11.7 Execution of Loan Documents. Unless the Administrative Agent otherwise specifies with respect to any Loan Document, (a) this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument and (b) execution of any such counterpart may be evidenced by a telecopier transmission of the signature of such party. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

      11.8  Binding Effect; Assignment.

           (a) This Agreement and the other Loan Documents to which Borrower is a Party will be binding upon and inure to the benefit of Borrower, the Creditors, and their respective successors and assigns, except that except as permitted in
  Section 6.4, Borrower may not assign its rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Each Bank represents that it is not acquiring its Note with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (subject to any requirement that disposition of such Note must be within the control of such Bank). Any Bank may at any time pledge its Note or any other instrument evidencing its rights as a Bank under this Agreement to a Federal Reserve Bank, but no such pledge shall release that Bank from its obligations hereunder or grant to such Federal Reserve Bank the rights of a Bank hereunder absent foreclosure of such pledge.

           (b) From time to time following the Closing Date, each Bank may assign to one or more Eligible Assignees all or any portion of its Pro Rata Share and its Notes; provided that
  (i) such Eligible Assignee, if not then a Bank or an Affiliate of the assigning Bank having a combined capital and surplus in excess of $100,000,000, shall be approved by each of the Administrative Agent (which approval shall not be unreasonably withheld) and Borrower (which approval may be withheld in the sole discretion of Borrower but will not be required if an Event of Default has occurred and remains continuing),
  (ii) such assignment shall be evidenced by a Commitment Assignment and Acceptance, a copy of which shall be furnished to the Administrative Agent as hereinbelow provided,
  (iii) except in the case of an assignment to an Affiliate of the assigning Bank, to another Bank or of the entire remaining Commitment of the assigning Bank, the assignment shall not assign a Pro Rata Share which is less than $10,000,000, and
  (iv) the effective date of any such assignment shall be as specified in the Commitment Assignment and Acceptance, but not earlier than the date which is five (5) Banking Days after the date the Administrative Agent has received the Commitment Assignment and Acceptance. Upon the effective date of such Commitment Assignment and Acceptance, the Eligible Assignee named therein shall be a Bank for all purposes of this Agreement, with the Pro Rata Share therein set forth and, to the extent of such Pro Rata Share, the assigning Bank shall be released from its further obligations under this Agreement. Borrower agrees that it shall execute and deliver (against delivery by the assigning Bank to Borrower of its Notes) to such assignee Bank, Notes evidencing that assignee Bank's Pro Rata Share, and to the assigning Bank, Notes evidencing the remaining balance Pro Rata Share retained by the assigning Bank.

           (c) By executing and delivering a Commitment Assignment and Acceptance, the Eligible Assignee thereunder acknowledges and agrees that: (i) other than the representation and warranty that it is the legal and beneficial owner of the Pro Rata Share being assigned thereby free and clear of any adverse claim, the assigning Bank has made no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness or sufficiency of this Agreement or any other Loan Document; (ii) the assigning Bank has made no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations;
  (iii) it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Commitment Assignment and Acceptance; (iv) it will, independently and without reliance upon any other Creditor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) it appoints and auth-orizes the Administrative Agent to take such action and to exercise such powers under this Agreement as are delegated to the Administrative Agent by this Agreement; and (vi) it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank.

           (d) The Administrative Agent shall maintain a copy of each Commitment Assignment and Acceptance delivered to it. After receipt of a completed Commitment Assignment and Acceptance executed by any Bank and an Eligible Assignee, and receipt of an assignment fee of $2,500 from such Eligible Assignee, the Administrative Agent shall, promptly following the effective date thereof, provide to Borrower and the Banks a revised Schedule 1.1 giving effect thereto.

           (e)  Each Bank may from time to time grant
  participations in a portion of its Pro Rata Share (with the consent of Borrower which consent shall not be unreasonably withheld) or in any Competitive Advance (without the requirement of such consent), in each case to one or more banks or other financial institutions (including another Bank); provided, however, that (i) such Bank's obligations under this Agreement shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the perfor-mance of such obligations, (iii) the participating banks or other financial institutions shall not be a Bank hereunder for any purpose except, if the participation agreement so provides, for the purposes of Sections 3.7, 3.8, 11.11 and 11.25 but only to the extent that the cost of such benefits to Borrower does not exceed the cost which Borrower would have incurred in respect of such Bank absent the participation, (iv) Borrower and the other Creditors shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, (v) the participation interest shall not restrict an increase in the Commitment, or in the granting Bank's Pro Rata Share, so long as the amount of the participation interest is not affected thereby, and
  (vi) the consent of the holder of such participation interest shall not be required for amendments or waivers of provisions of the Loan Documents other than those which (A) extend the Maturity Date or any other date upon which any payment of money is due to the Banks, (B) reduce the rate of interest on the Notes, any fee or any other monetary amount payable to the Banks, (C) reduce the amount of any installment of principal due under the Notes or (D) change the definition of "Requisite Banks."

           (f) Notwithstanding anything in this Section to the contrary, the rights of the Banks to make assignments of, and grant participations in, their Pro Rata Share of the Commitment shall be subject to the approval of any Gaming Board, to the extent required by applicable Gaming Laws.

      11.9 Right of Setoff. If an Event of Default has occur-red and is continuing, each of the Creditors (but only with the consent of the Requisite Banks) may exercise its rights under
  Article 9 of the Uniform Commercial Code and other applicable Laws and, to the extent permitted by applicable Laws, apply any funds in any deposit account maintained with it by Borrower and/or any Property of Borrower in its possession against the Obligations.

      11.10 Sharing of Setoffs. Each Bank severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrower, or otherwise, receives payment of the Obligations held by it that is ratably more than any other Bank, through any means, receives in pay-ment of the Obligations held by that Bank, then, subject to applicable Laws: (a) The Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such pay-ment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obliga-tions held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obliga-tions held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) Such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immedi-ately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrower or any Person claiming through or succeeding to the rights of Borrower, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the original owner of the Obligations purchased. Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in an Obligation so pur-chased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased.

      11.11 Indemnity by Borrower. Borrower agrees to indem-nify, save and hold harmless the Creditors and the Arranger and their Affiliates, directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against:
  (a) Any and all claims, demands, actions or causes of action (except a claim, demand, action, or cause of action for any amount excluded from the definition of "Taxes" in
  Section 3.12(d)) if the claim, demand, action or cause of action arises out of or relates to any act or omission (or alleged act or omission) of Borrower, its Affiliates or any of its officers, directors or shareholders relating to the Commitment, the use or contemplated use of proceeds of any Loan, or the relationship of Borrower and the Banks under this Agreement; (b) Any administrative or investigative proceeding by any Governmental Agency arising out of or related to a claim, demand, action or cause of action described in clause (a) above; and (c) Any and all liabilities, losses, costs or expenses (including attorneys' fees and the allocated costs of attorneys employed by any Indemnitee and disbursements of such attorneys and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct or for any loss asserted against it by another Indemnitee. If any claim, demand, action or cause of action is asserted against any Indemnitee, such Indemnitee shall promptly notify Borrower, but the failure to so promptly notify Borrower shall not affect Borrower's obligations under this Section unless such failure materially prejudices Borrower's right to participate in the contest of such claim, demand, action or cause of action, as hereinafter provided. Such Indemnitee may (and shall, if requested by Borrower in writing) contest the validity, applicability and amount of such claim, demand, action or cause of action and shall permit Borrower to participate in such contest, provided that unless the Indemnitee reasonably determines that allowing Borrower to control the defense thereof would unreasonably expose such Indemnitee to a liability which Borrower is not capable of repaying, Borrower shall have the right to control the defense thereof using counsel for Borrower reasonably acceptable to the Indemnitee, provided that Borrower shall promptly provide copies of all pleadings to the Indemnitees and shall diligently prosecute the defense of all indemnified claims in good faith. Any Indemnitee that proposes to settle or compromise any claim or proceeding for which Borrower may be liable for payment of indemnity hereunder shall give Borrower written notice of the terms of such proposed settlement or compromise reasonably in advance of settling or compromising such claim or proceeding and shall obtain Borrower's prior consent (which shall not be unreasonably withheld). In connection with any claim, demand, action or cause of action covered by this Section against more than one Indemnitee, all such Indemnitees shall be represented by the same legal counsel (which may be a law firm engaged by the Indemnitees or attorneys employed by an Indemnitee or a combination of the foregoing) selected by the Indemnitees and reasonably acceptable to Borrower; provided, that if such legal counsel determines in good faith that representing all such Indemnitees would or could result in a conflict of interest under Laws or ethical principles applicable to such legal coun-sel or that a defense or counterclaim is available to an Indem-nitee that is not available to all such Indemnitees, then to the extent reasonably necessary to avoid such a conflict of interest or to permit unqualified assertion of such a defense or counterclaim, each Indemnitee shall be entitled to separate representation by legal counsel selected by that Indemnitee and reasonably acceptable to Borrower, with all such legal counsel using reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees; and further provided that the Administrative Agent (as an Indemnitee) shall at all times be entitled to representation by separate legal counsel (which may be a law firm or attorneys employed by the Administrative Agent or a combination of the foregoing). Any obligation or liability of Borrower to any Indemnitee under this Section shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to the Banks.

      11.12 Nonliability of the Banks. Borrower acknowledges and agrees that:

                (a) Any inspections of any Property of Borrower made by or through the Creditors are solely for purposes of administration of this Agreement and Borrower is not entitled to rely upon the same (whether or not such inspections are at the expense of Borrower);

                (b)  By accepting, furnishing or approving
        anything required to be observed, performed, fulfilled or given to the Creditors pursuant to the Loan Documents, none of the Creditors shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance, furnishing or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by the Creditors;

                (c) The relationship between Borrower and the Creditors is, and shall at all times remain, solely that of a borrower and lenders; none of the Creditors shall under any circumstance be construed to be partners or joint venturers of Borrower or its Affiliates; none of the Creditors shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary rela-tionship with Borrower or its Affiliates, or to owe any fiduciary duty to Borrower or its Affiliates; none of the Creditors undertakes or assumes any responsibility or duty to Borrower or its Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrower or its Affiliates of any matter in connection with their Property or the operations of Borrower or its Affiliates; Borrower and its Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by the Creditors in connection with such matters is solely for the protection of the Creditors and neither Borrower nor any other Person is entitled to rely thereon; and

                (d) The Creditors shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrower and/or its Affiliates and Borrower hereby indemnifies and holds the Creditors harmless from any such loss, damage, liability or claim.

      11.13 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrower and the Creditors in connection with the Loans, Letters of Credit and Swing Line Advances, and is made for the sole benefit of Borrower, the Creditors, and the Creditors' successors and assigns, and, subject to Section 6.4 successors to Borrower by permitted merger. Except as provided in Sections 11.8 and 11.11, no other Person shall have any rights of any nature hereunder or by reason hereof.

      11.14 Confidentiality. Each Creditor agrees to hold any confidential information that it may receive from Borrower pursuant to this Agreement in confidence, except for disclo-sure: (a) To Affiliates of that Creditor and to other Creditors; (b) To legal counsel and accountants for Borrower or any Creditor; (c) To other professional advisors to Borrower or any Creditor, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section 11.14 or has notified such professional advisors of the confidentiality of such information; (d) To regulatory officials having jurisdiction over that Creditor; (e) To any Gaming Board having regulatory jurisdiction over Borrower or its Subsidiaries, provided that each Bank agrees to use its best efforts to notify Borrower of any such disclosure unless prohibited by applicable Laws;
  (f) As required by Law or legal process (provided that the relevant Creditor shall endeavor, to the extent it may do so under applicable Law, to give Borrower reasonable prior notice thereof to allow Borrower to seek a protective order) or in connection with any legal proceeding to which that Creditor and Borrower are adverse parties; and (g) To another financial institution in connection with a disposition or proposed disposition to that financial institution of all or part of that Creditor's interests hereunder or a participation interest in its Notes, provided that the recipient has accepted such information subject to a confidentiality agreement substantially similar to this Section. For purposes of the foregoing, "confidential information" shall mean any information respecting Borrower or its Subsidiaries reasonably considered by Borrower to be confidential, other than
  (i) information previously filed with any Governmental Agency and available to the public, (ii) information previously published in any public medium from a source other than, directly or indirectly, that Bank, and (iii) information previously disclosed by Borrower to any Person not associated with Borrower without a confidentiality agreement substantially similar to this Section. Nothing in this Section shall be construed to create or give rise to any fiduciary duty on the part of any Creditor to Borrower.

      11.15 Removal of a Bank. Borrower shall have the right to remove a Bank as a party to this Agreement pursuant to this
  Section in the event that such Bank (a) refuses to consent to an extension of the Reduction Date and the Maturity Date requested by Borrower in accordance with Section 2.12 which has been consented to by Banks holding Pro Rata Share equal to or greater than 80% of the Commitment, or (b) requests compensation under Section 3.7 or Section 3.8 which has not been requested by all other Banks, by written notice to the Administrative Agent and such Bank within 120 days following any such refusal or request, provided that no Default or Event of Default then exists. If Borrower is entitled to remove a Bank pursuant to this Section either:

                (a) The Bank being removed shall within five Banking Days after such notice execute and deliver a Commitment Assignment and Acceptance covering that Bank's Pro Rata Share in favor of one or more Eligible Assignees designated by Borrower and reasonably acceptable to the Administrative Agent, subject to payment of a purchase price by such Eligible Assignee equal to all principal and accrued interest, fees and other amounts payable to such Bank under this Agreement through the date of assignment; or

                (b) Borrower may reduce the Commitment pursuant to Section 2.7 (and, for this purpose, the numerical requirements of such Section shall not apply) by an amount equal to that Bank's Pro Rata Share, pay and provide to such Bank the amount required by clause (a) above and release such Bank from its Pro Rata Share (subject, however, to the requirement that all conditions set forth in Section 8.2 are met as of the date of such reduction and the payment to the other Banks of appropriate fees for the assumption of that Bank's participation in all Letters of Credit and Swing Line Advances then outstanding), in which case the percentage Pro Rata Shares of the remaining Banks shall be ratably increased (but without any increase in the Dollar amount of the Pro Rata Shares of such Banks).

      11.16 Further Assurances. Borrower and its Subsidiaries shall, at their expense and without expense to the Creditors, do, execute and deliver such further acts and documents as any Creditor from time to time reasonably requires for the assuring and confirming unto the Creditors of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document.

      11.17 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the sub-ject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Docu-ment, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of the Creditors in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

      11.18 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of Nevada.

      11.19 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

      11.20 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

      11.21 Time of the Essence. Time is of the essence of the Loan Documents.

      11.22 Foreign Banks and Participants. Each Bank, and each holder of a participation interest herein, that is incorporated under the Laws of a jurisdiction other than the United States of America or any state thereof shall deliver to Borrower (with a copy to the Administrative Agent), within twenty days after the Closing Date (or after accepting an assignment or receiving a participation interest herein pursuant to Section 11.8, if applicable) two duly completed copies, signed by a Responsible Official, of either Form 1001 (relating to such Person and entitling it to a complete exemption from withholding on all payments to be made to such Person by Borrower pursuant to this Agreement) or Form 4224 (relating to all payments to be made to such Person by Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to Borrower and the Administrative Agent that no withholding under the federal income tax laws is required with respect to such Person. Thereafter and from time to time, each such Person shall
  (a) promptly submit to Borrower (with a copy to the Administrative Agent), such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to Borrower and the Administrative Agent of any available exemption from, United States with-holding taxes in respect of all payments to be made to such Person by Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its Eurodollar Lending Office, if any) to avoid any requirement of applicable laws that Borrower make any deduction or withholding for taxes from amounts payable to such Person.

      11.23 Hazardous Material Indemnity. Borrower hereby agrees to indemnify, hold harmless and defend (by counsel reasonably satisfactory to the Administrative Agent) the Creditors and their respective directors, officers, employees, agents, successors and assigns from and against any and all claims, losses, damages, liabilities, fines, penalties, charges, administrative and judicial proceedings and orders, judgments, remedial action requirements, enforcement actions of any kind, and all costs and expenses incurred in connection therewith (including but not limited to reasonable attorneys' fees and the allocated costs of attorneys employed by any of the Creditors, and expenses to the extent that the defense of any such action has not been assumed by Borrower), arising directly or indirectly, in whole or in part, out of (i) the presence on or under any Real Property of any Hazardous Materials, or any releases or discharges of any Hazardous Materials on, under or from any Real Property and (ii) any activity carried on or undertaken on or off any Real Property by Borrower or any of its predecessors in title, whether prior to or during the term of this Agreement, and whether by Borrower or any predecessor in title or any employees, agents, contractors or subcontractors of Borrower or any predecessor in title, or any third persons at any time occupying or present on any Real Property, in connection with the handling, treatment, removal, storage, decontamination, clean-up, transport or disposal of any Hazardous Materials at any time located or present on or under any Real Property. The foregoing indemnity shall further apply to any residual contamination on or under any Real Property, or affecting any natural resources, and to any contamination of any property or natural resources arising in connection with the generation, use, handling, storage, transport or disposal of any such Hazardous Materials, and irrespective of whether any of such activities were or will be undertaken in accordance with applicable Laws, but the foregoing indemnity shall not apply to Hazardous Materials on any Real Property, the presence of which is caused by the Creditors. Borrower hereby acknowledges and agrees that, notwithstanding any other provision of this Agreement or any of the other Loan Documents to the contrary, the obligations of Borrower under this Section shall be unlimited corporate obligations of Borrower and shall not be secured by any deed of trust on any Real Property. No claim giving rise for indemnification under this Section shall be settled without Borrower's prior written consent, which consent shall not be unreasonably withheld or delayed.

      11.24 Gaming Boards. The Creditors agree to cooperate with all Gaming Boards in connection with the administration of their regulatory jurisdiction over Borrower and its Subsidiaries, including the provision of such documents or other information as may be requested by any such Gaming Board relating to Borrower or any of its Subsidiaries or to the Loan Documents.

      11.25  Waiver of Right to Trial by Jury.  EACH SIGNATORY
  TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE SIGNATORIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH SIGNATORY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY SIGNATORY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.


      11.26 Purported Oral Amendments. BORROWER EXPRESSLY ACKNOWLEDGES THAT THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY ONLY BE AMENDED OR MODIFIED, OR THE PROVISIONS HEREOF OR THEREOF WAIVED OR SUPPLEMENTED, BY AN INSTRUMENT IN WRITING THAT COMPLIES WITH SECTION 11.2. BORROWER AGREES THAT IT WILL NOT RELY ON ANY COURSE OF DEALING, COURSE OF PERFORMANCE, OR ORAL OR WRITTEN STATEMENTS BY ANY REPRESENTATIVE OF ANY OF THE CREDITORS THAT DOES NOT COMPLY WITH SECTION 11.2 TO EFFECT AN AMENDMENT, MODIFICATION, WAIVER OR SUPPLEMENT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

  CIRCUS CIRCUS ENTERPRISES, INC.




                           By: __________________________________
                               Glenn Schaeffer, President and
                               Chief Financial Officer


                           Address:

                           Circus Circus Enterprises, Inc.
                           2880 Las Vegas Boulevard South
                           Las Vegas, Nevada 89109

                           Attn:    Glenn Schaeffer, President
                                    and Chief Financial Officer

                           Telecopier:  (702) ___________
                           Telephone:   (702) ___________



                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as Administrative
                           Agent




                           By: __________________________________
                               Peggy A. Fujimoto, Vice President

                           Address:

                           Bank of America National Trust and
                           Savings Association
                           Global Agency #5596
                           1455 Market Street, 13th Floor
                           San Francisco, California 94103

                           Attn: Peggy A. Fujimoto

                           Telecopier:  (415) 436-2700
                           Telephone:   (415) 436-4010



                           BANK OF AMERICA NATIONAL TRUST AND
                           SAVINGS ASSOCIATION, as a Bank




                           By: __________________________________
                               Jon Varnell, Managing Director


                           Address:

                           Bank of America National Trust and
                           Savings Association
                           555 South Flower Street, #3283
                           Los Angeles, California  90071

                           Attn:  Jon Varnell, Managing Director

                           Telecopier:  (213) 228-2641
                           Telephone:   (213) 228-6181


                           With a copy to:

                           Bank of America National Trust and
                           Savings Association
                           555 South Flower Street (LA-5777)
                           Los Angeles, California  90071

                           Attn:  William Newby,
                               Managing Director

                           Telecopier:  (213) 228-3145
                           Telephone:   (213) 228-2438



                           BANK OF AMERICA NEVADA, as a Bank




                           By: __________________________________
                               Judy Crosswhite, Vice President


                           Address:

                           Bank of America Nevada
                           Commercial Banking Division, #2006
                           300 South Fourth Street, 2d Floor
                           Las Vegas, Nevada 89101

                           Attn: Judy Crosswhite

                           Telecopier:  (702) 654-7158
                           Telephone:   (702) 654-7149



                           CANADIAN IMPERIAL BANK OF COMMERCE, as
                           a Co-Agent and a Bank




                           By: __________________________________
                               Paul J. Chakmak, Director


                           Address:

                           CANADIAN IMPERIAL BANK OF COMMERCE
                           350 South Grand Avenue, 26th Floor
                           Los Angeles, California  90071

                           Attn: Mr. Paul J. Chakmak

                           Telecopier:  (213) 346-0157
                           Telephone:   (213) 617-6226


                           CREDIT LYONNAIS CAYMAN ISLAND BRANCH,
                           as Co-Agent and a Bank




                           By: __________________________________
                               Thierry Vincent
                               Authorized Signatory


                           Address:

                           Eurodollar Lending Office
                           Credit Lyonnais Cayman Island Branch
                           c/o Credit Lyonnais
                           515 South Flower Street
                           Los Angeles, California 90071

                           Attn: David Miller

                           Telecopier:  (213) 623-3437
                           Telephone:   (213) 362-5900



                           CREDIT LYONNAIS LOS ANGELES BRANCH, as
                           Co-Agent and a Bank




                           By: __________________________________
                               Thierry Vincent, Vice President


                           Address:

                           Domestic Lending Office
                           Credit Lyonnais Los Angeles Branch
                           515 South Flower Street
                           Los Angeles, California 90071

                           Attn: David Miller

                           Telecopier:  (213) 623-3437
                           Telephone:   (213) 362-5900



                           FIRST INTERSTATE BANK OF NEVADA, N.A.,
                           as Co-Agent and a Bank




                           By: __________________________________
                               Brad Peterson, Vice President


                           Address:

                           First Interstate Bank of Nevada, N.A.
                           Gaming Industry Division
                           3800 Howard Hughes Parkway
                           Las Vegas, Nevada 89109

                           Attn: Brad Peterson

                           Telecopier:  (702) 791-6248
                           Telephone:   (702) 791-6328





                           THE LONG-TERM CREDIT BANK OF JAPAN,
                           LTD., LOS ANGELES AGENCY, as Co-Agent
                           and a Bank




                           By: __________________________________

                               __________________________________
                                 [Printed Name & Title]


                           Address:

                           The Long-Term Credit Bank of Japan,
                           Ltd., Los Angeles Agency
                           444 South Flower Street, Suite 3700
                           Los Angeles, California 90071

                           Attn: Dawn Esser, Vice President or
                                Mark Dirkswager, Vice President

                           Telecopier:  (213) 622-6908
                           Telephone:   (213) 689-6322 or
                                       (213) 689-6332




                           SOCIETE GENERALE, as Co-Agent and a
                           Bank




                           By: __________________________________
                               Donald L. Schubert, Vice President


                           Address:

                           Societe Generale
                           2029 Century Park East, Suite 2900
                           Los Angeles, California 90067

                           Attn: Donald L. Schubert / Jane van
                                 Brussel

                           Telecopier:  (310) 551-1537
                           Telephone:   (310) 788-7104
                                        (310) 788-7106







                           WESTDEUTSCHE LANDESBANK GIROZENTRALE,
                           New York Branch, as a Bank



                           By:__________________________________

                           Title:_______________________________


                           By:__________________________________

                           Title:_______________________________

                           Address for Notices:

                           Westdeutsche Landesbank Girozentrale,
                           New York Branch
                           633 West Fifth Street, Suite 6750
                           Los Angeles, California 90071
                           Attn: R.J. Cruz

                           Telephone: (213) 623-1613
                           Telecopier: (213) 623-4706



                           THE MITSUBISHI TRUST AND BANKING
                           CORP., LOS ANGELES AGENCY, as a Bank



                           By:___________________________________

                           Title: _______________________________

                           Address for Notices:

                           The Mitsubishi Trust and Banking
                           Company
                           801 South Figueroa Street
                           Los Angeles, California  90017
                           Attn: Rex Olson

                           Telephone (213) 896-4658
                           Telecopier (213) 687-4631

                           THE BANK OF NEW YORK, as a Bank



                           By:_________________________________

                           Title:______________________________

                           Address for Notices:

                           The Bank of New York
                           10990 Wilshire Boulevard, Suite 1700
                           Los Angeles, California  90024
                           Attn: Craig J. Rethmeyer

                           Telephone (310) 996-8657
                           Telecopier (310) 996-8667



                           COMMERZBANK AKTIENGESELLSCHAFT, as a
                           Bank



                           By: _________________________________

                           Title: ______________________________

                           By: _________________________________

                           Title: ______________________________

                           Address for Notices:

                           Commerzbank Aktiengesellschaft
                           660 South Figueroa Street, Suite 1450
                           Los Angeles, California  90017
                           Attn: Werner Schmidbauer

                           Telephone: (213) 623-8223
                           Telecopier: (213) 623-0039


                           DEUTSCHE BANK AG, as a Bank



                           By: _________________________________

                           Title: ______________________________

                           Address for Notices:

                           Deutsche Bank AG
                           550 South Hope Street, Suite 1850
                           Los Angeles, California 90071
                           Attn: Ross Howard

                           Telephone: (213) 630-7655
                           Telecopier:  (213) 630-3436




                           THE TOKAI BANK, LTD., LOS ANGELES
                           AGENCY, as a Bank




                           By: __________________________________
                               Masahiko Saito
                               Assistant General Manager


                           Address:

                           The Tokai Bank, Ltd., Los Angeles
                           Agency
                           U.S. Corporate Finance
                           300 South Grand Avenue, 7th Floor
                           Los Angeles, California 90071
                           Attn: Poebus Hon, Vice President

                           Telecopier:  (213) 689-3200
                           Telephone:   (213) 972-8460




                           THE INDUSTRIAL BANK OF JAPAN, LIMITED,
                           LOS ANGELES AGENCY, as a Bank




                           By: __________________________________
                               Masatake Yashiro, General Manager


                           Address:

                           The Industrial Bank of Japan, Limited,
                           Los Angeles Agency
                           350 South Grand Avenue, Suite 1500
                           Los Angeles, California 90071
                           Attn: Steven Bradley, Vice President

                           Telecopier:  (213) 488-9840
                           Telephone:   (213) 893-6443




                           THE SANWA BANK, LIMITED, as a Bank




                           By:_______________________________

                           Title:____________________________


                           Address for Notices:

                           The Sanwa Bank, Limited
                           601 South Figueroa Street
                           Sort W5-4
                           Los Angeles, California 90017
                           Attn: Gill Realon, Vice President

                           Telephone: (213) 896-7974
                           Telecopier: (213) 623-4912


                           THE SUMITOMO BANK, LIMITED, LOS
                           ANGELES BRANCH, as a Bank




                           By: ______________________________

                           Title: ___________________________

                           Address for Notices:

                           The Sumitomo Bank, Limited, Los
                           Angeles Branch
                           777 South Figueroa Street, Suite 2600
                           Los Angeles, California  90017
                           Attn:  Ruthann M. Etz

                           Telephone: (213) 955-0863
                           Telecopier: (213) 623-6832


                           ABN AMRO BANK N.V., SAN FRANCISCO
                           INTERNATIONAL BRANCH, as a Bank

                           By: ABN AMRO North America, Inc., as
                                                          agent



                               By: ___________________________

                               Title: ________________________



                               By: ___________________________

                               Title: ________________________

                           Address for Notices:

                           ABN AMRO Bank N.V., San Francisco
                           International Branch
                           101 California Street, Suite 4550
                           San Francisco, California  94111
                           Attn: Jeffrey French, Vice President

                           Telephone: (415) 984-3703
                           Telecopier: (415) 362-3524




                           BANKERS TRUST COMPANY, as a Bank




                           By: __________________________________

                           Title: _______________________________

                           Address for Notices:

                           Bankers Trust Company
                           300 South Grand Avenue
                           Los Angeles, California 90071
                           Attn: Ed Schweitzer

                           Telephone: (213) 620-8455
                           Telecopier: (213) 620-8484



                           BANQUE NATIONALE DE PARIS, as a Bank




                           By: ________________________________

                           Title: _____________________________

                           Address for Notices:

                           Banque Nationale de Paris
                           725 South Figueroa Street, Suite 2090
                           Los Angeles, California  90017
                           Attn: Janice Ho

                           Telephone: (213) 488-9120
                           Telecopier: (213) 488-9602



                           UNITED STATES NATIONAL BANK OF OREGON,
                           as a Bank




                           By: ________________________________
                           Dale Parshall, Assistant Vice
                           President
                           Address for Notices:

                           National Corporate Banking Division
                           555 South West Oak Street, Suite 400
                           Portland, Oregon 97204
                           Attn: Dale Parshall, A.V.P.
                           Telecopier: (503) 275-5428
                           Telephone:  (503) 275-3476



                           BANK OF HAWAII, as a Bank




                           By: ________________________________

                           Title: _____________________________

                           Address for Notices:

                           Bank of Hawaii
                           1839 S. Alma School Road, Suite 150
                           Mesa, Arizona  85210
                           Attn: Joseph Donalson

                           Telephone (602) 752-8020
                           Telecopier: (602) 752 8007



                           FIRST SECURITY BANK OF UTAH, N.A., as
                           a Bank




                           By: ________________________________

                           Title: _____________________________

                           Address for Notices:

                           First Security Bank of Utah, N.A.
                           15 East 100 South Street, 2d Floor
                           Salt Lake City, Utah 84111
                           Attn: David Williams

                           Telephone: (801) 246-5540
                           Telecopier: (801) 246-5532



                           MIDLANTIC BANK, N.A., as a Bank




                           By: __________________________________
                               Denise D. Killen, Vice President


                           Address for Notices:

                           Midlantic Bank, N.A.
                           6000 Midlantic Drive
                           Mount Laurel, New Jersey 08054
                           Attn: Denise D. Killen

                           Telecopier:  (609) 778-2673
                           Telephone:   (609) 778-2683


                           THE NIPPON CREDIT BANK, LTD., LOS
                           ANGELES AGENCY, as a Bank




                           By: __________________________________

                               __________________________________
                                [Printed Name & Title]


                           Address:

                           The Nippon Credit Bank, Ltd., Los
                           Angeles Agency
                           550 South Hope Street, Suite 2500
                           Los Angeles, California 90071

                           Attn: Jay I. Schwartz, Vice President

                           Telecopier:  (213) 892-0111
                           Telephone:   (213) 243-5722



                           THE SUMITOMO TRUST & BANKING CO.,
                           LTD., LOS ANGELES AGENCY, as a Bank




                           By: ______________________________

                           Title: ___________________________

                           Address for Notices:

                           The Sumitomo Trust & Banking Co.,
                           Ltd., Los Angeles Agency
                           333 South Grand Avenue, Suite 5300
                           Los Angeles, California 90071
                           Attn: Loan Administration Department
                           Telephone: (213) 629-3191
                           Telecopier: (213) 613-1083

                           with a copy to:

                           Karen Ryan
                           Telephone: (213) 229 2125
                           Telecopier: (213) 613 1083


                           THE YASUDA TRUST & BANKING COMPANY,
                           LTD., LOS ANGELES AGENCY, as a Bank




                           By: ________________________________

                           Title: _____________________________

                           Address for Notices:

                           The Yasuda Trust & Banking Company,
                           Ltd., Los Angeles Agency
                           725 South Figueroa Street, Suite 3990
                           Los Angeles, California 90017
                           Attn: Kevin Thang

                           Telephone: (213) 688 4206
                           Telecopier: (213) 488-1695


                          SCHEDULE 1.1

                CIRCUS CIRCUS ENTERPRISES, INC.
                         $1,500,000,000
                SENIOR REVOLVING CREDIT FACILITY
  [Note: The last two decimals of each Pro Rata Share repeat indefinitely]

                                                        Pro Rata
           Bank                          Amount               Share

  Bank of America National          $  205,000,000                 13.66%
   Trust and Savings
   Association

  Bank of America Nevada            $   30,000,000
                                                                    2.00%

  Canadian Imperial Bank of         $  125,000,000                  8.33%
   Commerce

  Credit Lyonnais Cayman Island     $  125,000,000                  8.33%
   Branch and Credit Lyonnais
   Los Angeles Branch

  First Interstate Bank of          $  125,000,000                  8.33%
   Nevada

  The Long-Term Credit Bank         $  125,000,000                  8.33%
   of Japan, Limited

  Societe Generale                  $  125,000,000
                                                                    8.33%

  Westdeutsche Landesbank           $   65,000,000                  4.33%

  Mitsubishi Trust and Banking      $   50,000,000                  3.33%
   Company

  The Bank of New York              $   50,000,000                  3.33%

  Commerzbank AG                    $   50,000,000                  3.33%

  Deutsche Bank                     $   50,000,000                  3.33%

  Tokai Bank                        $   50,000,000                  3.33%

  The Industrial Bank of Japan,
   Limited                          $   35,000,000                  2.33%

  Sanwa Bank, Limited               $   35,000,000                  2.33%

  The Sumitomo Bank, Limited        $   35,000,000                  2.33%

  ABN-AMRO Bank, N.V.               $   25,000,000                  1.66%





                                                        Pro Rata
  Bank                                                Amount            Share

  Bankers Trust Company                       $   25,000,000            1.66%

  Banque Nationale de Paris                   $   25,000,000            1.66%

  United States National                      $   25,000,000            1.66%
   Bank of Oregon

  Bank of Hawaii                              $   20,000,000            1.33%

  First Security Bank of Utah, N.A.           $   20,000,000            1.33%

  Midlantic Bank, N.A.                        $   20,000,000            1.33%

  Nippon Credit Bank, Ltd.                    $   20,000,000            1.33%

  The Sumitomo Trust and Banking
  Company, Ltd., Los Angeles Agency           $   20,000,000            1.33%

  The Yasuda Trust and Banking                $   20,000,000            1.33%
   Company, Ltd.

  _________________________________________________________________________

  TOTAL ALL LENDERS                      $1,500,000,000                100.00%


                          SCHEDULE 4.3
                      Government Approvals


  1. A report of this transaction must be filed with the Nevada State Gaming Control Board within thirty (30) days after the end of the calendar quarter in which the transaction is consummated, pursuant to Regulation 8.130 of the Nevada Gaming Commission and Nevada Gaming Control Board.

  2. A report of this transaction must be filed with the Executive Director of the Mississippi Gaming Commission within thirty (30) days of the transaction, pursuant to Regulation II.I Section 11 of the Mississippi Gaming Commission.


                               SCHEDULE 4.4
                          Restricted Subsidiaries

Name                           Jurisdiction              % Owned by
of Organization                and Form                  Borrower or
                                                         Restricted Subsidiary

Significant Subsidiaries


Circus Circus Casinos, Inc.     Nevada corporation            100% CCEI
Slots-A-Fun, Inc.               Nevada corporation            100% CCEI
Edgewater Hotel Corporation     Nevada corporation            100% CCEI
Colorado Belle Corp.            Nevada corporation            100% CCEI
New Castle Corp.                Nevada corporation            100% CCEI
Ramparts, Inc.                  Nevada corporation            100% CCEI
Circus Circus Mississippi, Inc. Mississippi corporation       100% CCEI
Pinkless, Inc.                  Nevada corporation            100% CCEI
New Way, Inc. ("NWI")*          Nevada corporation            100% MSE
Circus Circus Development Corp. Nevada corporation            100% CCEI
Galleon, Inc.                   Nevada corporation            100% CCEI
M.S.E. Investments, Incorporated ("MSE") Nevada corporation   100% CCEI
Last Chance Investments,
      Incorporated ("LCI")       Nevada corporation           100% CCEI
Goldstrike Investments,
      Incorporated ("GSI")       Nevada corporation           100% CCEI
Diamond Gold, Inc. ("DGI")       Nevada corporation           100% CCEI
Oasis Development Company, Inc. ("ODC") Nevada corporation    100% CCEI
Goldstrike Finance Company, Inc. Nevada corporation           100% CCEI
Railroad Pass Investment Group ("RPIG")  Nevada partnership    70% MSE
                                                               20% LCI
                                                               10% GSI
Jean Development Company  ("JDC")   Nevada partnership         40% MSE
                                                               40% LCI
                                                               20% GSI
Jean Development West ("JDW")       Nevada partnership         40% MSE
                                                               40% LCI
                                                               12% GSI
                                                                8% DGI
Nevada Landing Partnership ("NLP") Illinois partnership        40% MSE
                                                               40% LSI
                                                                5% GSI
                                                               15% DGI
Gold Strike L.V. ("GSLV")           Nevada partnership         39% MSE
                                                               39% LCI
                                                              6.5% GSI
                                                              2.5% DGI
                                                               13% NWI
Name                           Jurisdiction             % Owned by
of Organization                and Form                 Borrower or
                                                        Restricted Subsidiary

Jean Development North ("JDN")      Nevada partnership       38.5% MSE
                                                             38.5% LCI
                                                                5% GSI
                                                                9% DGI
                                                                9% NWI
Lakeview Gaming Partnerships
      Joint Venture                 Nevada partnership        16 % RPIG
                                                              16 % JDC
                                                              16 % JDN
                                                              16 % JDW
                                                              16 % NLP
                                                              16 % GSLV

Restricted Subsidiaries:

Gold Strike Resorts, Inc.           Nevada corporation       100% CCEI
Gold Strike Fuel Company            Nevada partnership       16 % MSE
                                                             16 % LCI
                                                             16 % GSI
                                                             50 % ODC
Jean Fuel Company West              Nevada partnership        40% MSE
                                                              40% LCI
                                                              12% GSI
                                                               8% DGI
Goldstrike Aviation, Incorporated   Nevada corporation       100% CCEI
Circus Circus Missouri, Inc.        Missouri corporation     100% CCEI
Circus Circus Louisiana, Inc. ("CCLI") Louisiana corporation 100% CCEI Circus Circus Louisiana II, Inc. ("CCLII")
                                       Louisiana corporation 100% CCEI
American Entertainment, L.L.C. Louisiana limited liability co.50% CCLI
                                                              50% CCLII
Circus Australia Casino, Inc.       Nevada corporation       100% CCEI
Circus Circus Indiana, Inc.         Indiana corporation      100% CCEI
Pine Hills Development              Mississippi partnership   90% PHDII

Name                           Jurisdiction             % Owned by
of Organization                and Form                 Borrower or
                                                        Restricted Subsidiary

Pine Hills Development II ("PHDII") Mississippi partnership  50.5% MSE
                                                               32% LCI
                                                              7.5% GSI
                                                              2.5% DGI
                                                              7.5% NWI
Gold Strike Resorts, L.L.C.         Indiana limited liability  40% MSE
                                    company                    36% LCI
                                                               10% GSI
                                                                2% DGI
                                                               12% NWI
Scentsational, Inc.                 Nevada corporation        100% CCEI
Racing Boats, Inc.                  Nevada corporation        100% CCEI

Other Interests:

Darling Casino Limited             Australian public company,  50% CCEI
                                   limited by shares
Windsor Casino Limited             Canadian corporation       33 % CCEI

* MSE owns 100% of the common stock of New Way, Inc., and 81% of the non-voting preferred stock of New Way, Inc. A total of 19% of non-voting preferred stock of New Way, Inc., convertible into common stock of CCEI, is owned by five individuals who are affiliated with CCEI.

                           SCHEDULE 4.7
      Existing Liens, Negative Pledges and Rights of Others


None

                          SCHEDULE 4.10
                            Litigation



See description of any litigation disclosed in the Borrower's Form 10-K for the period ending January 31, 1995 and the Forms 10-Q filed through the closing. A third complaint substantially identical to the first and second complaints in the Poulos and Ahern matter (alleging that defendants have engaged in a course of fraudulent and misleading conduct intended to induce persons to play gaming machines by collectively misrepresenting how the gaming machines operate and the extent to which there is an opportunity to win) has also been filed.

                          SCHEDULE 4.19
                       Developed Properties

Circus Circus- Las Vegas
      2880 Las Vegas Boulevard South
      Las Vegas, NV 89109

Circus Circus-Reno
      500 North Sierra Street
      Reno, NV 89503

Slots-A-Fun
      2890 Las Vegas Boulevard South
      Las Vegas, NV 89109

Silver City Casino
      3001 Las Vegas Boulevard South
      Las Vegas, NV 89109

Excalibur Hotel and Casino
      3850 Las Vegas Boulevard South
      Las Vegas, NV 89119

Luxor Hotel and Casino
      3900 Las Vegas Boulevard South
      Las Vegas, NV 89119

Hacienda Resort Hotel and Casino
      3950 Las Vegas Boulevard South
      Las Vegas, NV 89119

Edgewater Hotel and Casino
      2020 South Casino Drive
      Laughlin, NV 89029

Colorado Belle Hotel and Casino
      2100 South Casino Drive
      Laughlin, NV 89029

Circus Circus Casino-Tunica
      11 Casino Center Drive
      Robinsonville, MS 38664



Railroad Pass Hotel and Casino
      2800 South Boulder Highway
      Henderson, NV 89015

Gold Strike Hotel and Gambling Hall
      One Main Street
      Jean, NV 89019

Nevada Landing Hotel and Casino
      One Main Street
      Jean, NV 89019

Gold Strike Auto and Truck Plaza
      One Main Street
      Jean, NV 89019

Nevada Landing Auto Plaza
      One Main Street
      Jean, NV 89019

Grand Victoria Casino
      250 South Grove Avenue
      Elgin, IL 60120

Silver Legacy Resort and Casino
      407 North Virginia Street
      Reno, NV 89501

Casino Windsor and Northern Belle
      105 City Centre
      333 Riverside Drive West
      Windsor, Ontario
      Canada N9A 7C5

                          SCHEDULE 6.16
                       Existing Investments

Neither Borrower nor its Retricted Subsidiaries has any Investments which are not otherwise excluded under Sections 6.16(b) through 6.16(i), except for the following:

Equity Investments (as of October 31, 1995):

      Circus and Eldorado Joint Venture       53,047,000

      Windsor Casino Limited             10,026,000

      Elgin Riverboat Resort             58,448,000

      Victoria Partners                  39,276,000

Loans (as of October 31, 1995):

      Circus and Eldorado Joint Venture       25,957,000






                 [Exhibit A to Loan Agreement]

              COMMITMENT ASSIGNMENT AND ACCEPTANCE


           THIS COMMITMENT ASSIGNMENT AND ACCEPTANCE
  ("Agreement") dated as of ____________, 19__ is made with reference to that certain Loan Agreement dated as of January 29, 1996 (as amended from time to time, the "Loan Agreement") by and among Circus Circus Enterprises, Inc., a Nevada corporation ("Borrower"), the Banks therein named, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch, Credit Lyonnais Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents and Bank of America National Trust and Savings Association, as Administrative Agent for itself and for the Banks and is entered into between the "Assignor" described below, in its capacity as a Bank under the Loan Agreement, and the "Assignee" described below.

           Assignor and Assignee hereby represent, warrant and agree as follows:

           1. Definitions. Capitalized terms defined in the Loan Agreement are used herein with the meanings set forth for such terms in the Loan Agreement. As used in this Agreement, the following capitalized terms shall have the meanings set forth below:

      "Assignee" means ___________________________________.

      "Assigned Pro-Rata Share" means _________________% of the
  Commitment of the Banks under the Loan Agreement which equals
  $__________.

      "Assignor" means _______________________

      "Effective Date" means ___________, 199__, the effective date of this Agreement determined in accordance with
  Section 11.8 of the Loan Agreement.

           2.   Representations and Warranties of the Assignor.
  The Assignor represents and warrants to the Assignee as follows:

                a. As of the date hereof, the Pro-Rata Share of the Assignor is ___________% of the Commitment (without giving effect to assignments thereof which have not yet become effective). The Assignor is the legal and beneficial owner of the Assigned Pro-Rata Share and the Assigned Pro-Rata Share is free and clear of any adverse claim.

                b.   As of the date hereof, the outstanding
  principal balance of Advances made by the Assignor under the Assignor's Note is $____________________.

                c. The Assignor has full power and authority, and has taken all action necessary, to execute and deliver this Agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith; and

                d. This Agreement constitutes the legal, valid and binding obligation of the Assignor.

  The Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance by Borrower of the Obligations, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, or sufficiency of the Loan Agreement or any Loan Document other than as expressly set forth above.

           3.   Representations and Warranties of the Assignee.
  The Assignee hereby represents and warrants to the Assignor as follows:

           (a) The Assignee has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and all other documents required or per-mitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and no governmental authorizations or other authorizations are required in connection therewith;

           (b) This Agreement constitutes the legal, valid and binding obligation of the Assignee;

           (c) The Assignee has independently and without reliance upon the Administrative Agent or Assignor and based on such documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Assignee will, independently and without reliance upon the Administrative Agent or any Bank, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement;

           (d) The Assignee has received copies of such of the Loan Documents delivered pursuant to Section 8.1 of the Loan Agreement as it has requested, together with copies of the most recent financial statements delivered pursuant to Section 7.1 of the Loan Agreement;

           (e) The Assignee will perform in accordance with their respective terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Bank; and

           (f)  The Assignee is an Eligible Assignee.

           4. Assignment. On the terms set forth herein, the Assignor, as of the Effective Date, hereby irrevocably sells, assigns and transfers to the Assignee all of the rights and obligations of the Assignor under the Loan Agreement, the other Loan Documents and the Assignor's Note to the extent of the Assigned Pro-Rata Share, and the Assignee irrevocably accepts such assignment of rights and assumes such obligations from the Assignor on such terms and effective as of the Effective Date. As of the Effective Date, the Assignee shall have the rights and obligations of a "Bank" under the Loan Documents, except to the extent of any arrangements with respect to payments referred to in Section 5 hereof. Assignee hereby appoints and authorizes the Administrative Agent to take such action and to exercise such powers under the Loan Agreement as are delegated to the Administrative Agent by the Loan Agreement.

           5. Payment. On the Effective Date, the Assignee shall pay to the Assignor, in immediately available funds, an amount equal to the purchase price of the Assigned Pro-Rata Share, as agreed between the Assignor and the Assignee pursuant to a letter agreement of even date herewith. Such letter agreement also sets forth the agreement between the Assignor and the Assignee with respect to the amount of interest, fees, and other payments with respect to the Assigned Pro-Rata Share which are to be retained by the Assignor. Assignee shall also pay to the Administrative Agent an assignment fee of $2,500 in accordance with Section 11.8 of the Loan Agreement.

           The Assignor and the Assignee hereby agree that if either receives any payment of interest, principal, fees or any other amount under the Loan Agreement, their respective Notes or any other Loan Documents which is for the account of the other, it shall hold the same in trust for such party to the extent of such party's interest therein and shall promptly pay the same to such party.

           6. Principal, Interest, Fees, etc. Any principal that would be payable and any interest, fees and other amounts that would accrue from and after the Effective Date to or for the account of the Assignor pursuant to the Loan Agreement and the Note shall be payable to or for the account of the Assignor and the Assignee, in accordance with their respective interests as adjusted pursuant to this Agreement.

           7. Notes. The Assignor and the Assignee shall make appropriate arrangements with the Borrower concurrently with the execution and delivery hereof so that a replacement Note is issued to the Assignor and a new Note is issued to the Assignee, in each case in principal amounts reflecting their Pro Rata Shares of the Commitment or their outstanding Advances (as adjusted pursuant to this Agreement).

           8. Further Assurances. Concurrently with the execution of this Agreement, the Assignor shall execute two counterpart original Requests for Registration, in the form of Exhibit A to this Agreement, to be forwarded to the Administrative Agent. The Assignor and the Assignee further agree to execute and deliver such other instruments, and take such other action, as either party may reasonably request in connection with the transactions contemplated by this Agreement, and the Assignor specifically agrees to cause the delivery of (i) two original counterparts of this Agreement and
  (ii) the Request for Registration, to the Administrative Agent for the purpose of registration of the Assignee as a "Bank" pursuant to Section 11.8 of the Loan Agreement.

           9.   Governing Law.  THIS AGREEMENT SHALL BE DEEMED
  TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LOCAL LAWS OF THE STATE OF NEVADA. FOR ANY DISPUTE ARISING IN CONNECTION WITH THIS AGREEMENT, THE ASSIGNEE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEVADA.

           10. Notices. All communications among the parties or notices in connection herewith shall be in writing, hand delivered or sent by registered airmail, postage prepaid, or by telex, telegram or cable, addressed to the appropriate party at its address set forth on the signature pages hereof. All such communications and notices shall be effective upon receipt.

           11. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, that the Assignee shall not assign its rights or obligations without the prior written consent of the Assignor and any purported assignment, absent such consent, shall be void.

           12. Interpretation. The headings of the various sections hereof are for convenience of reference only and shall not affect the meaning or construction of any provision hereof.

           IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officials, officers or agents thereunto duly authorized as of the date first above written.

  "Assignor"

                           _____________________________________


                           By:___________________________________

                              Its:_______________________________

                           Address:  ____________________________
                                    ____________________________
                                    ____________________________
                           Telephone     ____________________________
                           Telecopier____________________________


                           "Assignee"

                           ______________________________________


                           By:___________________________________

                              Its:_______________________________

                           Address: _____________________________
                                   _____________________________
                                   _____________________________
                           Telephone     ____________________________
                           Telecopier____________________________

       Exhibit A to Commitment Assignment and Acceptance

                    REQUEST FOR REGISTRATION


  To: Bank of America National Trust and Savings Association, as
        Administrative Agent, and Circus Circus Enterprises, Inc.


           THIS REQUEST FOR REGISTRATION OF ASSIGNEE is made as of the date of the enclosed Commitment Assignment and Acceptance with reference to that certain Loan Agreement, dated as of January 29, 1996 by and among Circus Circus Enterprises, Inc., the Banks parties thereto, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch, Credit Lyonnais Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Agent for itself and the Banks (as amended as of the date hereof, the "Loan Agreement").

           The Assignor and Assignee described below hereby request that Administrative Agent register the Assignee as a Bank pursuant to Section 11.8 of the Loan Agreement effective as of the Effective Date described in the Commitment Assignment and Acceptance.

           Enclosed with this Request are two counterpart originals of the Commitment Assignment and Acceptance as well as the original Note of Borrower in favor of the Assignor in the principal amount of $______________. The Assignor and Assignee hereby jointly request that Administrative Agent cause Borrower to issue a replacement Note, dated as of the Effective Date, pursuant to Section 11.8 of the Loan Agreement in favor of Assignor in the principal amount of the remainder of its Pro-Rata Share of the Commitment and a new Note in favor of the Assignee in the amount of the Assigned Pro-Rata Share.

           IN WITNESS WHEREOF, the Assignor and Assignee have executed this Request for Registration by their duly authorized officers as of this ___ day of __________, 199__.

  "Assignor"

  _________________________


  By:______________________

         Its: _______________
"Assignee"

  _________________________


  By:______________________

         Its: _______________


          CONSENT OF ADMINISTRATIVE AGENT AND BORROWER

           [When Required Pursuant to Loan Agreement]


  TO: The Assignor and Assignee referred to in the above Request for Registration

      When countersigned by both Borrower and Administrative
  Agent below, this document shall certify that:

      [ ]  [WHEN REQUIRED PURSUANT TO SECTION 11.8(b)(i) OF THE
             Loan Agreement:]

      [1. Borrower has consented, pursuant to the terms of the Loan Documents, to the assignment by the Assignor to the Assignee of the Assigned Pro-Rata Share.]

      [2.] Administrative Agent has registered the Assignee as a Bank under the Loan Agreement, effective as of the Effective Date described above, with a Pro-Rata Share of the Commitment corresponding to the Assigned Pro-Rata Share and has adjusted the registered Pro-Rata Share of the Commitment of the Assignor to reflect the assignment of the Assigned Pro-Rata Share.

  Approved:

  Circus Circus Enterprises,   Bank of America National Trust
  Inc., a Nevada corporation   and Savings Association, as
                               Administrative Agent



  By:______________________    By:___________________________

     Its:__________________       Its:_______________________


                 [Exhibit B to Loan Agreement]

                     COMMITTED ADVANCE NOTE



  $[Pro Rata Share]                            January __, 1996
                                              Las Vegas, Nevada


           FOR VALUE RECEIVED, the undersigned promises to pay to the order of ____________________________________________
  (the "Bank"), the principal amount of ________________________
  __________________________ AND NO/100 DOLLARS
  ($___________________) or such lesser aggregate amount of Committed Advances as may be made by the Bank as part of the Loans pursuant to the Loan Agreement referred to below, together with interest on the principal amount of each Committed Advance made hereunder as part of the Loans and remaining unpaid from time to time from the date of each such Committed Advance until the date of payment in full, payable as hereinafter set forth.

           Reference is made to the Loan Agreement dated as of January 29, 1996, by and among the undersigned, as Borrower, the Banks which are parties thereto, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch, Credit Lyonnais Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Agent for the benefit of the Banks (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Committed Advance Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, remedies, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

           The principal indebtedness evidenced by this Committed Advance Note shall be payable as provided in the Loan
  Agreement and in any event on the Maturity Date.

           Interest shall be payable on the outstanding daily unpaid principal amount of Committed Advances from the date of each such Committed Advance until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Loan Agreement both before and after default and before and after maturity and judgment, with interest on overdue principal and interest to bear interest at the rate set forth in Section 3.9 of the Loan Agreement, to the fullest extent permitted by applicable Law.

           Each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office for the account of the Bank in immediately available funds not later than 11:00 a.m., California local time, on the day of payment (which must be a Banking Day). All payments received after 11:00 a.m., California local time, on any particular Banking Day shall be deemed received on the next succeeding Banking Day. All payments shall be made in lawful money of the United States of America.

           The Bank shall use its best efforts to keep a record of Committed Advances made by it as part of Loans and payments received by it with respect to this Committed Advance Note, and such record shall, subject to Section 10.6(g) of the Loan Agreement, be presumptive evidence of the amounts owing under this Committed Advance Note.

           The undersigned hereby promises to pay all costs and expenses of any rightful holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing or attempting to enforce any of such holder's rights hereunder, including reasonable attorneys' fees and disbursements, whether or not an action is filed in connection therewith.

           The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality, to the fullest extent permitted by applicable Laws.

           This Committed Advance Note shall be delivered to and accepted by the Bank in the State of Nevada, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.


  CIRCUS CIRCUS ENTERPRISES, INC.,
                                a Nevada corporation



                                By: _____________________________

                                Title:___________________________


                                By: _____________________________

                                         Title:___________________________

            SCHEDULE OF COMMITTED ADVANCES AND
                   PAYMENTS OF PRINCIPAL


     Date



     Amount
       of
     Advance


     Interest
     Period



                                       Amount of
        Principal                         Paid


                                                       Unpaid
     Principal
                                                     Balance


                                                                  Notation
                                                                 Made by


     ____________________________________________________________
     ____________________________________________________________
     ___________________________________________________________________
     _____________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________

                 [Exhibit C to Loan Agreement]

                    COMPETITIVE ADVANCE NOTE

  $750,000,000                                January ___, 1996
                                              Las Vegas, Nevada


           FOR VALUE RECEIVED, the undersigned promises to pay to the order of ____________________________________________
  (the "Bank"), the principal amount of Seven Hundred Fifty Million and 00/100 Dollars ($750,000,000) or such lesser aggregate amounts as may be made as Competitive Advances pursuant to the Loan Agreement hereinafter described, payable as hereinafter set forth. The undersigned promises to pay interest on the principal amount hereof remaining unpaid from time to time from the date hereof until the date of payment in full, payable as hereinafter set forth.

           Reference is made to the Loan Agreement dated as of January 29, 1996, among the undersigned, as Borrower, the Banks that are parties thereto, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch, Credit Lyonnais Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Agent (as amended from time to time the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the meanings defined for those terms in the Loan Agreement. This is one of the Competitive Advance Notes referred to in the Loan Agreement, and any holder hereof is entitled to all of the rights, benefits and privileges provided for in the Loan Agreement as originally executed or as it may from time to time be supplemented, modified or amended. The Loan Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events upon the terms and conditions therein specified.

           The principal indebtedness of each Competitive
  Advance evidenced by this Competitive Advance Note shall be payable on the maturity date specified in the Competitive Bid relating to such Competitive Advance.

           Interest shall be payable on the outstanding daily unpaid principal amount of each Competitive Advance hereunder from the date thereof until payment in full and shall accrue and be payable at the rates and on the dates set forth in the Competitive Bid relating to such Competitive Advance, both before and after default and before and after maturity and judgment, with overdue principal and interest to bear interest at the rate set forth in Section 3.9 of the Loan Agreement, to the fullest extent permitted by applicable Laws.

           The amount of each payment hereunder shall be made to the Administrative Agent at the Administrative Agent's Office, for the account of the Bank, in lawful money of the United States of America and in immediately available funds not later than 11:00 A.M., California local time, on the day of payment (which must be a Banking Day). All payments received after 11:00 A.M., California local time, on any Banking Day, shall be deemed received on the next succeeding Banking Day. The Bank shall use its best efforts to keep a record of Competitive Advances made by it and payments of principal with respect to this Competitive Advance Note, and such record shall, subject to Section 10.6(g) of the Loan Agreement, be presumptive evidence of the principal amount owing under this Competitive Advance Note.

           The undersigned hereby promises to pay all costs and expenses of any holder hereof incurred in collecting the undersigned's obligations hereunder or in enforcing any of holder's rights hereunder, including attorneys' fees and dis-bursements (including allocated costs of legal counsel employed by the Administrative Agent or the holder), whether or not an action is filed in connection therewith.

           The undersigned hereby waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other notice or formality to the fullest extent permitted by applicable Laws.

           This Competitive Advance Note shall be delivered to and accepted by the Bank, or by the Administrative Agent on its behalf, in the State of Nevada, and shall be governed by, and construed and enforced in accordance with, the local Laws thereof.

  CIRCUS CIRCUS ENTERPRISES, INC.,
                           a Nevada corporation



                           By ___________________________________

                              Its _______________________________



                           By ___________________________________

                              Its _______________________________


                          SCHEDULE OF
         COMPETITIVE ADVANCES AND PAYMENTS OF PRINCIPAL



     Date

     Amount
       of
     Advance


     Interest
     Period



                                       Amount of
        Principal                         Paid


                                                       Unpaid
     Principal
                                                     Balance


                                                                  Notation
                                                                 Made by


     ____________________________________________________________
     ____________________________________________________________
     ___________________________________________________________
     _____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________
     ____________________________________________________________

                 [Exhibit D to Loan Agreement]

                        COMPETITIVE BID


  Bank of America National Trust and
    Savings Association, as Administrative Agent
  Agency Management Services #5596
  1455 Market Street, 13th Floor
  San Francisco, California 94103

  Attention: _______________________

           Re:  Competitive Bid Rate Loan Quote for
                Circus Circus Enterprises, Inc.

  Dear Ladies and Gentlemen:

           Reference is made to the Loan Agreement dated as of January 29, 1996 (as the same has been amended, modified or extended, the "Agreement"; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement) by and among Circus Circus Enterprises, Inc., a Nevada corporation (the "Borrower"), the Banks that are parties thereto, The Long-Term Credit Bank of Japan, Ltd.,
  Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch, Credit Lyonnais Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Agent.

           In response to the Competitive Bid Request from Borrower dated _______________, 199__, we hereby make the following Competitive Bid on the following terms:

  1.  Quoting Bank:

      _____________________________________________________

  2.  Person to contact at Quoting Bank and telephone number:

      Name:________________________________________________

      Telephone Number:____________________________________

  3.  Borrowing date of proposed Competitive Advance:

      _____________________________________________________

  4. We hereby offer to make Competitive Advances in the following principal amounts, for the following durations and at the following rates [insert only one applicable rate on each line below]:


             Duration of                                    Foreign
Principal    Competitive     Absolute      Eurodollar       Currency
  Amount                  Advance     Rate Bid        Margin Bid      Margin Bid

  $__________   ___________   __________%     ___________%       ___________%

  $__________   ___________   __________%     ___________%       ___________%

  $__________   ___________   __________%     ___________%       ___________%


  provided that the aggregate Maximum Competitive Advance for which this offer may be accepted shall not exceed
  $________________.

           If a Foreign Currency Margin Bid,
  type of foreign currency provided: __________________________.

           We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Agreement, irrevocably obligate(s) us to make the Competitive Advance(s) for which any offer(s) is (are) accepted, in whole or in part.

                               Very truly yours,


                               ____________________________
                               [Name of Bank]

  Date:__________________      By__________________________

                               Name:_______________________

                               Title:______________________


                 [Exhibit F to Loan Agreement]

                     COMPLIANCE CERTIFICATE


  To: BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as
        Administrative Agent

           This Compliance Certificate is delivered with reference to that certain Loan Agreement dated as of January 29, 1996, among Circus Circus Enterprises, Inc., a Nevada corporation ("Borrower"), the Banks therein named, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch, Credit Lyonnais Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Agent (the "Loan Agreement"). Terms defined in the Loan Agreement and not otherwise defined in this Compliance Certificate ("Certificate") shall have the meanings defined for them in the Loan Agreement.

           This Certificate is delivered in accordance with
  Section 7.2 of the Loan Agreement. This Compliance Certificate is delivered with respect to the Fiscal Quarter ended _____________, _____ (the "Test Fiscal Quarter"). Computations indicating compliance with respect to the covenants contained in Sections 6.3, 6.12, 6.13, 6.14 and 6.15 of the Loan Agreement are set forth below:


  Section 6.3 - Dispositions.  The aggregate Net Proceeds of all
  Dispositions made during the term of the Loan Agreement are described as follows:

  Disposition                                      Net Proceeds

  __________________________________________________$____________

  __________________________________________________$____________

  __________________________________________________$____________

  __________________________________________________$____________

  Total ____________________________________________$__________


  Section 6.12 - Tangible Net Worth.  As of the last day of the
  Test Fiscal Quarter, Tangible Net Worth was calculated as follows:

  Actual Net Worth:

      Stockholders' Equity of Borrower
      and its Subsidiaries                     $____________

      minus the aggregate Intangible Assets
      of Borrower and its Subsidiaries        ($___________)

      Equals Tangible Net Worth                $____________

  Required Net Worth:

      85% of Base Net Worth [$782,099,000]    $664,784,150

      plus 50% of Net Income earned in
      each Fiscal Quarter ending after
      November 1, 1995 (with no deduction
      for a net loss in any such Fiscal
      Quarter)                                $______________

      plus (c) an amount equal to 50%
      of the aggregate increases in
      Stockholders' Equity after the
      Closing Date by reason of the
      issuance and sale of capital stock
      by Borrower (including upon any
      conversion of debt securities of
      Borrower into such capital stock)
      minus the aggregate amount, not to
      exceed $300,000,000, then expended
      by Borrower in Cash for purchase or
      redemption of Common Stock
      after November 1, 1995                  $______________

      Equals required Tangible Net Worth      $______________


  Section 6.13 - Interest Charge Coverage. As of the last day of the Test Fiscal Quarter, Interest Charge Coverage was calculated as follows:

  Actual Interest Charge Coverage Ratio:

      (a) Available Cash Flow for the
      fiscal period consisting of the
      Test Fiscal Quarter and the three
      immediately preceding Fiscal Quarters
      (the "Test Period") divided by          $______________

      (b) Interest Charges of Borrower
      and its Restricted Subsidiaries
      during the Test Period                  $______________

      Interest Charge Ratio [(a):(b)]         __________:1.00

  Required Interest Charge Ratio:

      Period                                  Ratio

      Closing Date through
      January 31, 1998                        2.50:1.00

      April 30, 1998 through
      January 31, 1999                        2.75:1.00

      April 30, 1999 and
      thereafter                              3.00:1.00


  Interest Charge Coverage - Component Calculation

      In the calculation set forth above, Available Cash Flow and Interest Charges for the Test Period are calculated as follows:

      Available Cash Flow

           EBITDA for the Test Period              $___________

           minus  federal and state taxes
           on or measured by income for Test
           Period payable by Borrower and its
           Restricted Subsidiaries in Cash
           during the Test Period                  ($__________)

           minus Maintenance Capital Expenditures
           made during the Test Period             ($__________)

           minus to the extent that the same
           exceeded $300,000,000 during the term
           of the Loan Agreement (plus for each
           year for which the term of the Loan
           Agreement is extended, an additional
           $60,000,000), Distributions
           made by Borrower and the Restricted
           Subsidiaries to Persons other than
           Borrower or its Restricted Subsidiaries
           during the Test Period                  ($__________)

           equals Available Cash Flow for the
           Test Period                              $___________

      Interest Charges

           All interest, fees, charges and
           related expenses paid or payable
           (without duplication) for the Test
           Period to a lender in connection
           with borrowed money or the deferred
           purchase price of assets that are
           considered "interest" under Generally
           Accepted Accounting Principles          $___________

           plus the portion of rent paid or
           payable (without duplication) for
           the Test Period under Capital
           Lease Obligations that should be
           treated as interest in accordance
           with Financial Accounting Standards
           Board Statement No. 13                  $____________

           minus interest recorded (but not
           paid or payable) by Borrower or its
           Restricted Subsidiaries on their
           financial statements with respect to
           their share of any interest paid or
           payable by any New Venture Entity
           which is a joint venture with any
           other Person which is not properly
           consolidated with Borrower under
           Generally Accepted Accounting Principles
           to the extent included in interest
           above                                  ($___________)

           equals  Interest Charges for the
           Test Period                             $____________



      In the calculation set forth above, EBITDA for the Test
        Period is calculated as follows:

      EBITDA.

      (a)  Consolidated net income of Borrower
           and its Restricted Subsidiaries
           for the Test Fiscal Quarter ("Net
           Income")*                               $___________

      (b)  plus any extraordinary loss
           reflected in such Net Income*           $___________

      (c)  minus any extraordinary gain
           reflected in such Net Income*           ($_________)

      (d)  plus depreciation, amortization
           and all other non-cash expenses
           for the Test Fiscal Quarter*            $___________

      (e)  plus Interest Expense*

           (i)  all interest, fees, charges
                and related expenses paid or
                payable to a lender in connection
                with borrowed money or the
                deferred purchase price of assets
                that are considered "interest
                expense" under Generally Accepted
                Accounting Principles

                          $_____________________

           (ii) the portion of rent paid or payable
                (without duplication) for the Test
                Fiscal Quarter under Capital Lease
                Obligations that should be treated
                as interest in accordance with
                Financial Accounting Standards Board
                Statement No. 13.

                          $_____________________

           Total Interest Expense = (i)+(ii)=      $____________

      (f)  plus the aggregate amount of
           federal and state taxes on or
           measured by income for the Test
           Fiscal Quarter (whether or not
           payable during the Test Fiscal
           Quarter)*                               $___________

      (g)  minus Net Income recognized by
           any Subsidiary which is not a
           Restricted Subsidiary but not
           received by Borrower or its
           Restricted Subsidiaries in Cash        [$___________]

      (*in each case as determined in accordance with Generally Accepted Accounting Principles and, in the case of items (d), (e) and (f), only to the extent deducted in the determination of Net Income for that period, provided that EBITDA shall in any event exclude pre-opening expenses reasonably determined by Borrower in a manner consistent with the past accounting practices of Borrower.

           equals  EBITDA                          $____________


  Section 6.14 - Total Debt to EBITDA. As of the last day of the Test Fiscal Quarter, the Total Debt to EBITDA Ratio was calculated as follows:

      (a) Average Daily Total Debt as of
      that date (as detailed below) divided by     $____________

      (b) EBITDA for the fiscal period
      consisting of that Test Fiscal Quarter
      and the three immediately preceding
      Fiscal Quarters (from Interest Charge
      Coverage calculation set forth above)        $____________

      Actual Total Debt to EBITDA Ratio [(a):(b)]  ________:1.00

      Required Total Debt to EBITDA Ratio          ________:1.00


  Total Debt - Component Calculation

      Funded Debt as of the last day of
      the Test Fiscal Quarter (without duplication)

           (a) all principal Indebtedness
           of Borrower and its Restricted
           Subsidiaries for borrowed money
           (including debt securities issued
           by Borrower or any of its Restricted
           Subsidiaries) on that date

                          $__________________

           plus (b) the aggregate amount of
           all Capital Lease Obligations of
           Borrower and its Restricted
           Subsidiaries on that date

                          $___________________

           plus (c) obligations in respect of
           letters of credit or other similar
           instruments which support Indebtedness
           of the type described in clause (a) and
           Capital Lease Obligations, to the extent of the amount drawable under such letters of credit or similar instruments

                          $___________________

           equals Funded Debt [(a)+(b)]            $____________

      plus all Contingent Guaranties of
      Borrower or any of its Restricted
      Subsidiaries with respect to
      Indebtedness of Persons                      $____________


      equals  Total Debt                           $____________


  Sections 6.15 - New Venture Capital Expenditures and
  Investments.

      Actual aggregate amount of New Venture Capital
      Expenditures and New Venture Investments
      during the term of the Loan Agreement as
      of the last day of the Test Fiscal Quarter   $____________

      Maximum Permitted                            $600,000,000


  Description of New Venture Capital Expenditures and Investments

      Project                            Amount

      ________________________________   $_______________

      ________________________________   $_______________

      ________________________________   $_______________

      ________________________________   $_______________

           A review of the activities of Borrower and its
  Subsidiaries during the fiscal period covered by this
  Compliance Certificate has been made under the supervision of the undersigned with a view to determining whether during such fiscal period Borrower and its Significant Subsidiaries
  performed and observed all of their respective Obligations.  To the best knowledge of the undersigned, during the fiscal period covered by this Compliance Certificate, all covenants and
  conditions have been so performed and observed and no Default or Event of Default has occurred and is continuing, with the exceptions set forth below in response to which Borrowers have taken or propose to take the following actions (if none, so state).
  ________________________________________________________________________
___________________________________________________________________________
_____________________________________________________________________________

           Borrower certifies that the calculations made and the information contained herein are derived from the books and records of Borrower and that each and every matter contained herein correctly reflects those books and records.

           To the best knowledge of the undersigned no event or
  circumstance has occurred that constitutes a Material Adverse
  Effect since the date of the most recent Compliance Certificate was executed and delivered, with the exceptions set forth below
  (if none, so state).
  _________________________________________________________________________
____________________________________________________________________________
___________________________________________________________________________

                             CIRCUS CIRCUS ENTERPRISES, INC., a
                             Nevada corporation


                             By:______________________________

                                ______________________________
                                   Printed Name and Title

                [Exhibit G-1 to Loan Agreement]


                       OPINION OF COUNSEL


                [Exhibit G-2 to Loan Agreement]


                       OPINION OF COUNSEL


                 [Exhibit H to Loan Agreement]

                  REQUEST FOR LETTER OF CREDIT


      1. This REQUEST FOR LETTER OF CREDIT is executed and delivered by Circus Circus Enterprises, Inc., a Nevada corporation ("Borrower"), to Bank of America National Trust and Savings Association, as the Administrative Agent ("Administrative Agent") pursuant to that certain Loan Agreement (as amended, modified or extended, the "Agreement") dated as of January 29, 1996, among Borrower, the Banks that are parties thereto, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch, Credit Lyonnais Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents, and Administrative Agent. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

      2. Borrower hereby requests that the Issuing Bank issue a Letter of Credit as follows:

           (a)  Amount of Letter of Credit: $_______________.

           (b)  Date of Issuance: ________________, 19__.

           (c)  Type of Letter of Credit (Check one box only):

                     Commercial Letter of Credit

                     Standby Letter of Credit

           (d)  Beneficiary under Letter of Credit:

                     Name:  _______________________________

                     Address:  ____________________________

                               ____________________________

                               ____________________________

           (e)  Expiry Date:  __________________, 19__.


           (f)  Purpose of Letter of Credit:
                  _____________________________________________

                ____________________________________________.

           (g)  Additional Information/Terms: ______________

                ____________________________________________.

      3. The requested Letter of Credit is (check one box only):

                a new Letter of Credit in addition to Letters of
                  Credit already outstanding.

                a supplement, modification, amendment, renewal,
                  or extension to or of the following outstanding
                  Letter(s) of Credit:  [identify]

      4. In connection with the issuance of the Letter of Credit requested herein, Borrower represents, warrants and certifies to the Banks that:

           (a) Now and as of the date of the issuance of the requested Letter of Credit, except (i) for representations and warranties which expressly speak as of a particular date or which are no longer true and correct as a result of a change permitted by the Agreement or (ii) as dis-closed by Borrower and approved in writing by the Requisite Banks, each representation and warranty made by Borrower in Article 4 of the Agreement (other than Sections 4.4(a), 4.6 (first sentence), 4.10 and 4.17) will be true and correct, both immediately before such Letter of Credit is issued and after giving effect to such Letter of Credit, as though such representations and warranties were made on and as of the date of such Letter of Credit;

           (b) There is not any action, suit, proceeding or investigation pending as to which Borrower or the Restricted Subsidiaries have been served or received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of the Restricted Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect;

           (c) Now and as of the date of the requested Letter of Credit, no Default or Event of Default presently exists or will have occurred and be continuing as a result of the issuance of the Letter of Credit.

      5. Attached hereto is an Application for Letter of Credit on the form provided to Borrower by the Issuing Bank.

      6. This Request for Letter of Credit is executed on __________, 19___, by a Responsible Official of Borrower. The undersigned, in such capacity, hereby certifies each and every matter contained herein to be true and correct.


                          CIRCUS CIRCUS ENTERPRISES, INC., a
                            Nevada corporation


                          By:___________________________

                            Title:________________________

                 [Exhibit I to Loan Agreement]

                        REQUEST FOR LOAN


           1. This Request for Loan is executed and delivered by Circus Circus Enterprises, Inc., a Nevada corporation ("Borrower"), to Bank of America National Trust and Savings Association, as the Administrative Agent ("Administrative Agent") pursuant to that certain Loan Agreement (as amended, modified or extended, the "Agreement") dated as of January 29, 1996, among Borrower, the Banks that are parties thereto, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch, Credit Lyonnais Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents, and Administrative Agent. Any terms used herein and not defined herein shall have the meanings defined in the Agreement.

           2. Borrower hereby requests that the Banks make a Committed Loan pursuant to the Agreement as follows:

      (a)  AMOUNT OF REQUESTED COMMITTED LOAN:
           $_________________________

      (b)  FUNDING DATE OF COMMITTED LOAN:
           __________________________

      (c)  INTEREST PERIOD OF COMMITTED LOAN ENDS
           __________________________

      (d)  TYPE OF COMMITTED LOAN (Check one box only):

           /__/      ALTERNATE BASE RATE

           /__/ EURODOLLAR RATE FOR AN INTEREST PERIOD OF
             ________ MONTHS

           3. In connection with the request, Borrower certifies that:

           (a) If this Request for Loan is for a Committed Loan which will increase the principal amount outstanding under the Notes, now and as of the date of the requested Committed Loan, except (i) for representations and warranties which speak as of a particular date or are no longer true and correct as a result of a change which is permitted by the Loan Agreement and (ii) as disclosed by Borrower and approved in writing by the Requisite Banks, each representation and warranty made by Borrower in
        Article 4 of the Agreement (other than Sections 4.4(a),
        4.6 (first sentence), 4.10, 4.17 and, in the case of any Committed Advance the proceeds of which shall be used to directly refinance Commercial Paper Debt, the third sentence of Section 4.6) will be true and correct, both immediately before and after giving effect to such Committed Loan, as though such representations and warranties were made on and as of that date; and

                (b) There is not any action, suit, proceeding or investigation pending as to which Borrower or its Restricted Subsidiaries have been served or received notice or, to the best knowledge of Borrower, threatened against or affecting Borrower or any of its Restricted Subsidiaries or any Property of any of them before any Governmental Agency that constitutes a Material Adverse Effect.

           4. This Request is executed on _________________ on behalf of Borrower.



                          CIRCUS CIRCUS ENTERPRISES, INC., a
                            Nevada corporation


                          By:___________________________

                            Title:________________________

                 [Exhibit J to Loan Agreement]

                      SUBSIDIARY GUARANTY


           This SUBSIDIARY GUARANTY ("Subsidiary Guaranty") dated as of January 29, 1996, is made by each of the corporations and partnerships listed on the signature pages hereto, together with each other Person who may become a party hereto pursuant to Section 18 of this Subsidiary Guaranty (each a "Guarantor" and collectively "Guarantors"), jointly and severally in favor of Bank of America National Trust and Savings Association, as Administrative Agent, and the Banks that are party to the Loan Agreement referred to below (referred to herein collectively and individually, with their successors and assigns, as "Lender"), with reference to the following facts:

                            RECITALS

           A. Pursuant to that certain Loan Agreement of even date herewith entered into among Circus Circus Enterprises, Inc., a Nevada corporation ("Borrower"), the Banks therein named, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch, Credit Lyonnais, Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents, and Bank of America National Trust and Savings Association, as Administrative Agent (said Loan Agreement, as it may hereafter be amended, extended, renewed, supplemented, or otherwise modified from time to time, being the "Loan Agreement"), the Banks are making certain credit facilities available to Borrower.

           B. As a condition to the availability of such credit facilities, Guarantors are required to enter into this Subsidiary Guaranty and to guaranty the Guarantied Obligations as hereinafter provided.

           C. Guarantors expect to realize direct and indirect benefits as the result of the availability of the aforemen-tioned credit facilities to Borrower, as the result of financial or business support which will be provided to the Guarantors by Borrower.

                           AGREEMENT

           NOW, THEREFORE, in order to induce Lender to extend the aforementioned credit facilities, and for other good and valuable consideration, the receipt and adequacy of which hereby are acknowledged, Guarantors hereby represent, warrant, covenant, agree and guaranty as follows:

           1. Definitions. This Subsidiary Guaranty is the Subsidiary Guaranty referred to in the Loan Agreement and is one of the Loan Documents. Terms defined in the Loan Agreement and not otherwise defined in this Subsidiary Guaranty shall have the meanings given those terms in the Loan Agreement when used herein and such definitions are incorporated herein as though set forth in full. In addition, as used herein, the following terms shall have the meanings respectively set forth after each:

           "Guarantied Obligations" means all Obligations of Borrower or any Party at any time and from time to time owed to Lender under one or more of the Loan Documents (but not including Obligations owed to Lender under this Subsidiary Guaranty), whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obliga-tions of performance as well as obligations of payment, and including interest that accrues after the commencement of any bankruptcy or insolvency proceeding by or against Borrower, any Guarantor or any other Person.

           "Guarantors" means the Significant Subsidiaries of Borrower that are parties hereto as indicated on the signature pages hereof, or that become parties hereto as provided in Section 18 hereof, and each of them, and any one or more of them, jointly and severally.

           "Lender" means the Administrative Agent (acting as the Administrative Agent and/or on behalf of the Banks), and the Banks, and each of them, and any one or more of them, together with their successors and assigns. Subject to the terms of the Loan Agreement, any right, remedy, privilege or power of Lender may be exercised by the Administrative Agent, or by the Requisite Banks, or by any Bank acting with the consent of the Requisite Banks.

           "Subsidiary Guaranty" means this Subsidiary
             Guaranty, and any extensions, modifications, renewals, restatements, reaffirmations, supple-ments or amendments hereof, including, without limitation, any documents or agreements by which additional Guarantors become party hereto.

           2. Guaranty of Guarantied Obligations. Guarantors hereby, jointly and severally, irrevocably, unconditionally guaranty and promise to pay and perform on demand the Guarantied Obligations and each and every one of them, includ-ing all amendments, modifications, supplements, renewals or extensions of any of them, whether such amendments, modifica-tions, supplements, renewals or extensions are evidenced by new or additional instruments, documents or agreements or change the rate of interest on any Guarantied Obligation or the security therefor, or otherwise.

           3. Nature of Guaranty. This Subsidiary Guaranty is irrevocable and continuing in nature and relates to any Guarantied Obligations now existing or hereafter arising. This
  Subsidiary Guaranty is a guaranty of prompt and punctual pay-ment and performance and is not merely a guaranty of collection.

           4. Relationship to Other Agreements. Nothing herein shall in any way modify or limit the effect of terms or conditions set forth in any other document, instrument or agreement executed by any Guarantor or in connection with the Guarantied Obligations, but each and every term and condition hereof shall be in addition thereto. All provisions contained in the Loan Agreement or any other Loan Document that apply to Loan Documents generally are fully applicable to this Subsidiary Guaranty and are incorporated herein by this reference.

           5. Subordination of Indebtedness of Borrower to Guarantors to the Guarantied Obligations. To the fullest extent it is permitted to do so under the indentures governing the Existing Subordinated Debt as in effect on the Closing Date and under Gaming Laws, each Guarantor agrees that:

                (a) Any indebtedness of Borrower now or here-after owed to any Guarantor hereby is subordinated to the Guarantied Obligations.

                (b) If Lender so requests, upon the occurrence and during the continuance of any Event of Default, any such indebtedness of Borrower now or hereafter owed to any Guarantor shall be collected, enforced and received by such Guarantor as trustee for Lender and shall be paid over to Lender in kind on account of the Guarantied Obligations, but without reducing or affecting in any manner the obligations of such Guarantor under the other provisions of this Subsidiary Guaranty.

                (c) Should such Guarantor fail to collect or enforce any such indebtedness of Borrower now or hereafter owed to such Guarantor and pay the proceeds thereof to Lender in accordance with Section 5(b) hereof, Lender as such Guarantor's attorney-in-fact may do such acts and sign such documents in such Guarantor's name as Lender considers necessary or desirable to effect such collection, enforcement and/or payment.

           6. Statutes of Limitations and Other Laws. Until the Guarantied Obligations shall have been paid and performed in full, all the rights, privileges, powers and remedies granted to Lender hereunder shall continue to exist and may be exercised by Lender at any time and from time to time irres-pective of the fact that any of the Guarantied Obligations may have become barred by any statute of limitations. Each Guarantor expressly waives the benefit of any and all statutes of limitation, and any and all Laws providing for exemption of property from execution or for evaluation and appraisal upon foreclosure, to the maximum extent permitted by applicable Laws.

           7. Waivers and Consents. Each Guarantor acknowl-edges that the obligations undertaken herein involve the guar-anty of obligations of Persons other than such Guarantor and, in full recognition of that fact, consents and agrees that Lender may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continu-ing effectiveness hereof: (a) supplement, modify, amend, extend, renew or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof, including any increase or decrease of the rate(s) of interest thereon; (b) supplement, modify, amend or waive, or enter into or give any agreement, approval or consent with respect to, the Guarantied Obligations or any part thereof, or any of the Loan Documents to which such Guarantor is not a party or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder; (c) accept new or additional instruments, documents or agreements in exchange for or relative to any of the Loan Documents or the Guarantied Obligations or any part thereof;
  (d) accept partial payments on the Guarantied Obligations;
  (e) receive and hold additional security or guaranties for the Guarantied Obligations or any part thereof; (f) release, reconvey, terminate, waive, abandon, fail to perfect, subordinate, exchange, substitute, transfer and/or enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Lender in its sole and absolute discretion may determine; (g) release any Person from any personal liability with respect to the Guarantied Obligations or any part thereof; (h) settle, release on terms satisfactory to Lender or by operation of applicable Laws or otherwise liquidate or enforce any Guarantied Obligations and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and/or (i) consent to the merger, change or any other restruc-turing or termination of the corporate existence of Borrower, any Guarantor or any other Person, and correspondingly restructure the Guarantied Obligations, and any such merger, change, restructuring or termination shall not affect the liability of any Guarantor or the continuing effectiveness hereof, or the enforceability hereof with respect to all or any part of the Guarantied Obligations.

           Upon the occurrence and during the continuance of any Event of Default, Lender may enforce this Subsidiary Guaranty independently as to each Guarantor and independently of any other remedy or security Lender at any time may have or hold in connection with the Guarantied Obligations. Each Guarantor expressly waives any right to require Lender to marshal assets in favor of Borrower, and agrees that Lender may proceed against Borrower, or upon or against any security or remedy, before proceeding to enforce this Subsidiary Guaranty, in such order as it shall determine in its sole and absolute discre-tion. Lender may file a separate action or actions against Borrower and/or any Guarantor without respect to whether action is brought or prosecuted with respect to any security or against any other Person, or whether any other Person is joined in any such action or actions. Guarantors agree that Lender and Borrower and any Affiliates of Borrower may deal with each other in connection with the Guarantied Obligations or other-wise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Subsidiary Guaranty. Lender's rights hereunder shall be reinstated and revived, and the enforceability of this Subsidiary Guaranty shall continue, with respect to any amount at any time paid on account of the Guarantied Obligations which thereafter shall be required to be restored or returned by Lender upon the bankruptcy, insolvency or reorganization of Borrower or any other Person, or otherwise, all as though such amount had not been paid. The rights of Lender created or granted herein and the enforceability of this Subsidiary Guaranty with respect to Guarantors at all times shall remain effective to guaranty the full amount of all the Guarantied Obligations even though the Guarantied Obligations, or any part thereof, or any security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against Borrower or any other guarantor or surety and whether or not Borrower shall have any personal liability with respect thereto. Each Guarantor expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of Borrower with respect to the Guarantied Obligations, (b) the unenforceability or invalidity of any security or guaranty for the Guarantied Obligations or the lack of perfection or continuing perfection or failure of priority of any security for the Guarantied Obligations,
  (c) the cessation for any cause whatsoever of the liability of Borrower (other than by reason of the full payment and performance of all Guarantied Obligations), (d) any failure of Lender to marshal assets in favor of Borrower or any other Person, (e) except as otherwise required by Law or as provided in this Subsidiary Guaranty, any failure of Lender to give notice of sale or other disposition of collateral to such Guarantor or any other Person or any defect in any notice that may be given in connection with any sale or disposition of collateral, (f) except as otherwise required by Law or as provided in this Subsidiary Guaranty, any failure of Lender to comply with applicable Laws in connection with the sale or other disposition of any collateral or other security for any Guarantied Obligation, including without limitation, any failure of Lender to conduct a commercially reasonable sale or other disposition of any collateral or other security for any Guarantied Obligation, (g) any act or omission of Lender or others that directly or indirectly results in or aids the discharge or release of Borrower or the Guarantied Obligations or any security or guaranty therefor by operation of law or otherwise, (h) any Law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Lender to file or enforce a claim in any bankruptcy or other proceeding with respect to any Person, (j) the election by Lender, in any bankruptcy proceeding of any Person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any Lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under
  Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any Person,
  (n) the avoidance of any Lien in favor of Lender for any reason, (o) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any Person, including any discharge of, or bar or stay against collecting, all or any of the Guarantied Obligations (or any interest thereon) in or as a result of any such proceeding, (p) to the extent permitted in paragraph 40.495(4) of the Nevada Revised Statutes ("NRS"), the benefits of the one-action rule under NRS Section 40.430, or
  (q) any action taken by Lender that is authorized by this Section or any other provision of any Loan Document. Each Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obli-gations (except as otherwise provided in the Loan Documents), and all notices of acceptance of this Subsidiary Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

           8.   Condition of Borrower and its Subsidiaries.
  Each Guarantor represents and warrants to Lender that each Guarantor has established adequate means of obtaining from Borrower and its Subsidiaries, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties, and each Guarantor now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of Borrower and its Subsidiaries and their Properties. Each Guarantor hereby expressly waives and relinquishes any duty on the part of Lender (should any such duty exist) to disclose to any Guarantor any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of Borrower or its Subsidiaries or their Properties, whether now known or hereafter known by Lender during the life of this Subsidiary Guaranty. With respect to any of the Guarantied Obligations, Lender need not inquire into the powers of Borrower or any Subsidiaries thereof or the officers or employees acting or purporting to act on their behalf, and all Guarantied Oblig-ations made or created in good faith reliance upon the pro-fessed exercise of such powers shall be secured hereby.

           9. Liens on Real Property. In the event that all or any part of the Guarantied Obligations at any time are secured by any one or more deeds of trust or mortgages or other instruments creating or granting Liens on any interests in real Property, each Guarantor authorizes Lender, upon the occurrence of and during the continuance of any Event of Default, at its sole option, without notice or demand and without affecting any Guarantied Obligations of any Guarantor, the enforceability of this Subsidiary Guaranty, or the validity or enforceability of any Liens of Lender on any collateral, to foreclose any or all of such deeds of trust or mortgages or other instruments by judicial or nonjudicial sale. Each Guarantor expressly waives any defenses to the enforcement of this Subsidiary Guaranty or any rights of Lender created or granted hereby or to the recovery by Lender against Borrower, any Guarantor or any other Person liable therefor of any deficiency after a judicial or nonjudicial foreclosure or sale, even though such a foreclosure or sale may impair the subrogation rights of any Guarantor or may preclude any Guarantor from obtaining reimbursement or contribution from Borrower. Each Guarantor expressly waives any defenses or benefits that may be derived from California Code of Civil Procedure 580a, 580b, 580d or 726, or comparable provisions of the Laws of any other jurisdiction, including, without limitation, NRS Section 40.430 and judicial decisions relating thereto, and NRS Sections 40.451, 40.455,
  40.457 and 40.459, and all other suretyship defenses it otherwise might or would have under California Law or other applicable Law. Each Guarantor expressly waives any right to receive notice of any judicial or nonjudicial foreclosure or sale of any real Property or interest therein subject to any such deeds of trust or mortgages or other instruments and any Guarantor's or any other Person's failure to receive any such notice shall not impair or affect Guarantors' Obligations or the enforceability of this Subsidiary Guaranty or any rights of Lender created or granted hereby.

           10. Waiver of Rights of Subrogation. Notwith-standing anything to the contrary elsewhere contained herein or in any other Loan Document to which any Guarantor is a Party, Guarantors hereby expressly waive with respect to Borrower and its successors and assigns (including any surety) and any other Person which is directly or indirectly a creditor of Borrower or any surety for Borrower, any and all rights at Law or in equity to subrogation, reimbursement, to exoneration, to con-tribution (except as specifically provided in Section 11 below), to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker, and which Guarantors may have or hereafter acquire against Borrower or any other such Person in connection with or as a result of Guarantors' execution, delivery and/or performance of this Subsidiary Guaranty or any other Loan Document to which any Guarantor is a party. Guarantors agree that they shall not have or assert any such rights against Borrower or their successors and assigns or any other Person (including any surety) which is directly or indirectly a creditor of Borrower or any surety for Borrower, either directly or as an attempted setoff to any action commenced against Guarantors by Borrower (as borrower or in any other capacity), Lender or any other such Person. Guarantors hereby acknowledge and agree that this waiver is intended to benefit Borrower and Lender and shall not limit or otherwise affect Guarantors' liability hereunder, under any other Loan Document to which any Guarantor is a party, or the enforceability hereof or thereof.

           11. Right of Contribution. Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of all payments made hereunder, provided that the Guarantied Obligations are then satisfied, such Guarantor shall be entitled to seek and receive contribu-tion from and against any other Guarantor hereunder who has not paid its proportionate share of all such payments. The provi-sions of this Section 11 shall in no respect limit the obliga-tions and liabilities of any Guarantor to Lender, and, subject to the provisions of Section 17 below, each Guarantor shall remain liable to Lender for the full amount guaranteed by such Guarantor hereunder. The "proportionate share" of any Guarantor shall be a fraction (which shall in no event exceed 1.00) the numerator of which is the excess, if any, of the fair value of the assets of such Guarantor over a fair estimate of the liabilities of Guarantor and the denominator of which is the excess (but not less than $1.00) of the fair value of the aggregate assets (without duplication) of all Guarantors over a fair estimate of the aggregate liabilities (without duplica-tion) of all Guarantors. All relevant calculations shall be made as of the date such Guarantor became a Guarantor.

           12. Waiver of Discharge. Without limiting the generality of the foregoing and to the extent otherwise applicable, each Guarantor hereby waives discharge under NRS
  Section 104.3605 by waiving all defenses based on suretyship or impairment of collateral.

           13. Understandings With Respect to Waivers and Consents. Each Guarantor warrants and agrees that each of the waivers and consents set forth herein are made with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights which Guarantor otherwise may have against Borrower, Lender or others, or against any collateral, and that, under the circumstances, the waivers and consents herein given are reasonable and not contrary to public policy or Law. Each Guarantor acknowledges that it has either consulted with legal counsel regarding the effect of this Subsidiary Guaranty and the waivers and consents set forth herein, or has made an informed decision not to do so. If this Subsidiary Guaranty or any of the waivers or consents herein are determined to be unenforceable under or in violation of applicable Law, this Subsidiary Guaranty and such waivers and consents shall be effective to the maximum extent permitted by Law.

           14. Representations and Warranties. Each Guarantor hereby makes each and every representation and warranty applicable to such Guarantor set forth in Article 4 of the Loan
  Agreement as if set forth in full herein.

           15. Costs and Expenses. Each Guarantor agrees to pay to Lender all costs and expenses (including, without limi-tation, reasonable attorneys' fees and disbursements) incurred by Lender in the enforcement or attempted enforcement of this Subsidiary Guaranty, whether or not an action is filed in connection therewith, and in connection with any waiver or amendment of any term or provision hereof. All advances, charges, costs and expenses, including reasonable attorneys' fees and disbursements (including the reasonably allocated cost of legal counsel employed by Lender), incurred or paid by Lender in exercising any right, privilege, power or remedy conferred by this Subsidiary Guaranty, or in the enforcement or attempted enforcement thereof, shall be subject hereto and shall become a part of the Guarantied Obligations and shall be paid to Lender by each Guarantor, immediately upon demand, together with interest thereon at the rate(s) provided for under the Loan Agreement.

           16.  Construction of this Guaranty.  This Subsidiary
  Guaranty is intended to give rise to absolute and unconditional obligations on the part of each Guarantor; hence, in any construction hereof, this Subsidiary Guaranty shall be construed strictly in favor of Lender in order to accomplish its stated purpose.

           17. Liability. Notwithstanding anything to the contrary elsewhere contained herein or in any Loan Document to which any Guarantor is a Party, the aggregate liability of all Guarantors hereunder for payment and performance of the Guarantied Obligations shall not exceed an amount which, in the aggregate, is $1.00 less than that amount which if so paid or performed would constitute or result in a "fraudulent transfer", "fraudulent conveyance", or terms of similar import, under applicable state or federal Law, including without limitation, Section 548 of the United States Bankruptcy Code. The liability of each Guarantor hereunder is independent of any other guaranties at any time in effect with respect to all or any part of the Guarantied Obligations, and each Guarantor's liability hereunder may be enforced regardless of the existence of any such guaranties. Any termination by or release of any guarantor in whole or in part (whether it be another Guarantor under this instrument or not) shall not affect the continuing liability of any Guarantor hereunder, and no notice of any such termination or release shall be required. The execution hereof by each Guarantor is not founded upon an expectation or understanding that there will be any other guarantor of the Guarantied Obligations.

           18.  Joinder.  Any other Person may become a
  Guarantor under and become bound by the terms and conditions of this Subsidiary Guaranty by executing and delivering to Lender an Instrument of Joinder substantially in the form attached hereto as Exhibit A, accompanied by such documentation as Lender may require to establish the due organization, valid existence and good standing of such Person, its qualification to engage in business in each material jurisdiction in which it is required to be so qualified, its authority to execute, deliver and perform this Subsidiary Guaranty, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf.

           19. Release of Guarantors. If any Guarantor is sold, transferred or otherwise disposed of after the Closing Date in a transaction which does not violate the Loan Agreement, the Administrative Agent shall, promptly following request therefor by Borrower, release such Guarantor from this Guaranty and shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required to evidence or document the release of Lender's rights arising under this Subsidiary Guaranty with respect to such Guarantor at the sole expense of such Guarantor. This Subsidiary Guaranty and all Obligations of Guarantors hereunder shall also be released when all Obligations of each Party to any Loan Document have been paid in full in Cash or otherwise performed in full and when no portion of the Commitment remains outstanding. Upon such release of any or all such Guarantors' Obligations hereunder, Administrative Agent shall endorse, execute, deliver, record and file all instruments and documents, and do all other acts and things, reasonably required to evidence or document the release of Lender's rights arising under this Subsidiary Guaranty, all as reasonably requested by, and at the sole expense of, Guarantors.

           20. WAIVER OF JURY TRIAL. EACH GUARANTOR AND LENDER EXPRESSLY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS SUBSIDIARY GUARANTY, THE LOAN AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEM-PLATED HEREBY OR THEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GUARANTOR AND LENDER AGREE THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSIDIARY GUARANTY, THE LOAN AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSIDIARY GUARANTY, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

           21.  THIS SUBSIDIARY GUARANTY SHALL BE GOVERNED BY,
  AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE
  LOCAL LAWS OF THE STATE OF NEVADA.

           IN WITNESS WHEREOF, each Guarantor has executed this Subsidiary Guaranty by its duly authorized officer as of the date first written above.

  "Guarantors"

                         CIRCUS CIRCUS CASINOS, INC., a Nevada
                         corporation


                         By: __________________________________

                         Title: _______________________________


                         SLOTS-A-FUN, INC., a Nevada corporation


                         By: __________________________________

                         Title: _______________________________


                         EDGEWATER HOTEL CORPORATION, a Nevada
                         corporation


                         By: __________________________________

                         Title: _______________________________


                         COLORADO BELLE CORP., a Nevada
                         corporation


                         By: __________________________________

                         Title: _______________________________


                         NEW CASTLE CORP., a Nevada corporation


                         By: __________________________________

                         Title: _______________________________



                         RAMPARTS, INC., a Nevada corporation


                         By: __________________________________

                         Title: _______________________________


                         CIRCUS CIRCUS MISSISSIPPI, INC., a
                         Mississippi corporation


                         By: __________________________________

                         Title: _______________________________


                         PINKLESS, INC., a Nevada corporation


                         By: __________________________________

                         Title: _______________________________


                         NEW WAY, INC., a Nevada Corporation


                         By: __________________________________

                         Title: _______________________________


                         CIRCUS CIRCUS DEVELOPMENT CORP., a
                         Nevada corporation


                         By: __________________________________

                         Title: _______________________________


                         GALLEON, INC., a Nevada corporation


                         By: __________________________________

                         Title: _______________________________


                         M.S.E. INVESTMENTS, INCORPORATED, a
                         Nevada corporation


                         By: __________________________________

                         Title: _______________________________


                         LAST CHANCE INVESTMENTS, INCORPORATED, a
                         Nevada corporation


                         By: __________________________________

                         Title: _______________________________


                         GOLDSTRIKE INVESTMENTS, INCORPORATED, a
                         Nevada corporation


                         By: __________________________________

                         Title: _______________________________


                         DIAMOND GOLD, INC., a Nevada corporation


                         By: __________________________________

                         Title: _______________________________


                         OASIS DEVELOPMENT COMPANY, INC., a
                         Nevada corporation


                         By: __________________________________

                         Title: _______________________________


                         GOLDSTRIKE FINANCE COMPANY, INC., a
                         Nevada corporation


                         By: __________________________________

                         Title: _______________________________


                         RAILROAD PASS INVESTMENT GROUP, a Nevada partnership

                         By:  M.S.E. INVESTMENTS, INCORPORATED
                         Its:  general partner


                          By: _____________________________

                          Title: __________________________


                         JEAN DEVELOPMENT COMPANY, a Nevada
                         partnership

                         By:  M.S.E. INVESTMENTS, INCORPORATED
                         Its:  general partner


                          By: _____________________________

                          Title: __________________________


                         JEAN DEVELOPMENT WEST, a Nevada
                         partnership

                         By:  M.S.E. INVESTMENTS, INCORPORATED
                         Its:  general partner


                          By: _____________________________

                          Title: __________________________


                         NEVADA LANDING PARTNERSHIP, an Illinois
                         partnership

                         By:  M.S.E. INVESTMENTS, INCORPORATED
                         Its:  general partner


                          By: _____________________________

                          Title: __________________________


                         GOLD STRIKE L.V., a Nevada partnership

                         By:  M.S.E. INVESTMENTS, INCORPORATED
                         Its:  general partner


                          By: _____________________________

                          Title: __________________________


                         JEAN DEVELOPMENT NORTH, a Nevada
                         partnership

                         By:  M.S.E. INVESTMENTS, INCORPORATED
                         Its:  general partner


                          By: _____________________________

                          Title: __________________________


                         LAKEVIEW GAMING PARTNERSHIPS JOINT
                         VENTURE, a Nevada partnership

                         By:  RAILROAD PASS INVESTMENT GROUP
                         Its:  general partner


                          By: M.S.E. INVESTMENTS,
                                    INCORPORATED

                          Its: general partner


                               By: ______________________

                               Title: ___________________


  Address for Guarantors:

                         2880 Las Vegas Boulevard South
                         Las Vegas, Nevada

                         Telecopier:  (702) 791-0310
                         Telephone:   (702) 794-3806

                           EXHIBIT A
                               TO
                      SUBSIDIARY GUARANTY

                     INSTRUMENT OF JOINDER


           THIS INSTRUMENT OF JOINDER ("Joinder") is executed as of _________________, 19___, by ______________________________,
  a ___________________________ ("Joining Party"), and delivered to Bank of America National Trust and Savings Association, as Administrative Agent, pursuant to the Subsidiary Guaranty dated as of January 29, 1996 made by Circus Circus Casinos, Inc., Slots-A-Fun, Inc., Edgewater Hotel Corporation, Colorado Belle Corp., New Castle Corp., Ramparts, Inc., Circus Circus Mississippi, Inc., Pinkless, Inc., New Way, Inc., Circus Circus Development Corp., Galleon, Inc., M.S.E. Investments, Incorporated, Last Chance Investments, Incorporated, Goldstrike Investments, Incorporated, Diamond Gold, Inc., Oasis Development Company, Inc., Goldstrike Finance Company, Inc., Railroad Pass Investment Group, Jean Development Company, Jean Development West, Nevada Landing Partnership, Gold Strike L.V., Jean Development North, Lakeview Gaming Partnerships Joint Venture, (each a "Guarantor" collectively "Guarantors") in favor of the Administrative Agent and the Banks (the "Guaranty"). Terms used but not defined in this Joinder shall have the meanings defined for those terms in the Guaranty.

                            RECITALS

           (a) The Guaranty was made by the Guarantors in favor of the Administrative Agent for the benefit of the Banks that are parties to that certain Loan Agreement dated as of January 29, 1996, by and among Circus Circus Enterprises, Inc., a Nevada corporation, ("Borrower"), the Banks which are parties thereto, The Long-Term Credit Bank of Japan, Ltd., Los Angeles Agency, First Interstate Bank of Nevada, N.A., Societe Generale, Credit Lyonnais Los Angeles Branch, Credit Lyonnais Cayman Island Branch and Canadian Imperial Bank of Commerce, as Co-Agents, and Bank of America National Trust and Savings Association, as the Administrative Agent for the Banks.

           (b)  Joining Party has become a Significant
  Subsidiary of Borrower, and as such is required pursuant to
  Section 5.10 of the Loan Agreement to become a Guarantor.

           (c) Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Loan Agreement.

  NOW THEREFORE, Joining Party agrees as follows:

                           AGREEMENT

           (1) By this Joinder, Joining Party becomes a "Guarantor" under and pursuant to Section 18 of the Guaranty. Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Guaranty with respect to all Guaranteed Obligations of Borrower as defined in the Guaranty heretofore and hereafter incurred under the Loan Documents, and will be bound by all terms, conditions, and duties applicable to a Guarantor under the Guaranty.

           (2)  The effective date of this Joinder is _________.
  199___.

  "Joining Party"

                                _________________________________
                                a _________________________



                                By:_____________________________

                                Title:___________________________




  ACKNOWLEDGED:

  BANK OF AMERICA NATIONAL TRUST
  AND SAVINGS ASSOCIATION,
  as Administrative Agent



  By:__________________________

  Title:_______________________